UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2018

CONCRETE PUMPING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38166	83-1779605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6461 Downing Street

Denver, Colorado 80229

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 289-7497

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) to the Current Report on Form 8-K of Concrete Pumping Holdings, Inc. (the “Company,” “we,” “us,” and “our”), originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 10, 2018 (the “Original Form 8-K”), is being filed solely to amend and restate in their entirety Items 2.01 and 9.01 in the Original Form 8-K.  No other changes have been made to the Original Form 8-K.  References to “this Current Report on Form 8-K” are to the Original Form 8-K as amended by this Amendment.

Introductory Note

On December 6, 2018 (the “Closing Date”), the Company consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 7, 2018 (the “Merger Agreement”), by and among the Company, Industrea Acquisition Corp., a Delaware corporation (“Industrea”), the private operating company formerly named Concrete Pumping Holdings, Inc., a Delaware corporation (“CPH”), and certain subsidiaries of the Company, pursuant to which (a) Concrete Pumping Merger Sub Inc., a Delaware corporation and a wholly owned indirect subsidiary of the Company (“Concrete Merger Sub”), merged with and into CPH, with CPH surviving the merger as a wholly owned indirect subsidiary of the Company (the “CPH Merger”), and (b) a wholly owned direct subsidiary of the Company merged with and into Industrea, with Industrea surviving the merger as a wholly owned subsidiary of the Company (the “Industrea Merger”). The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

The Business Combination was completed on December 6, 2018. In connection with the Closing, the Company changed its name from Concrete Pumping Holdings Acquisition Corp. to Concrete Pumping Holdings, Inc.

Under the Merger Agreement, the Company indirectly acquired CPH for aggregate consideration of approximately $182.5 million in cash (excluding amounts deposited in escrow at Closing) and 13,947,323 shares of Company common stock (valued at $10.20 per share) that were issued in exchange for shares of CPH’s capital stock prior to the consummation of the CPH Merger pursuant to the Non-Management Rollover Agreement and that certain Management Rollover Agreement, dated September 7, 2018, by and among the Company, Industrea and members of CPH management party thereto (the “Management Rollover Agreement”). In addition, 2,783,479 CPH options were converted into options of the Company, and pursuant to the Industrea Merger, all of the issued and outstanding shares of Industrea common stock were exchanged on a one-for-one basis for shares of Company common stock, and all of the outstanding warrants to purchase Industrea common stock are exercisable for an equal number of shares of Company common stock on the existing terms and conditions of such warrants.

In addition, immediately prior to the Closing, (i) pursuant to that certain subscription agreement (the “Argand Subscription Agreement”), dated as of September 7, 2018, by and among the Company, Industrea and the Argand Investor, Industrea issued to the Argand Investor an aggregate of 5,333,333 shares of Industrea common stock for $10.20 per share, for an aggregate cash purchase price of $54.4 million, plus an additional 2,450,980 shares of Industrea common stock at $10.20 per share, for an aggregate cash purchase price of $25.0 million to offset redemptions of Industrea’s public shares in connection with the Business Combination (“Redemptions”); and (ii) pursuant to that certain subscription agreement (the “Common Stock Subscription Agreement”), dated as of September 7, 2018, Industrea issued to an accredited investor (the “Common Investor”) an aggregate of 1,715,686 shares of Industrea common stock at a price of $10.20 per share, for an aggregate cash purchase price of $17.5 million, plus an aggregate of 190,632 additional shares of Industrea common stock the (“Utilization Fee Shares”) as consideration for such investor’s agreement to purchase Industrea common stock. The shares of Industrea common stock issued to the Argand Investor and the Common Investor were exchanged on a one-for-one basis for shares of Company common stock at the Closing.

Pursuant to the Non-Management Rollover Agreement and the Common Stock Subscription Agreement, immediately prior to the Closing the Sponsor surrendered to the Company for cancellation for no consideration an aggregate of 1,202,925 shares of Industrea common stock.

2

In addition, on the Closing Date, pursuant to that certain subscription agreement, dated as of September 7, 2018 (the “Preferred Stock Subscription Agreement” and collectively with the Argand Subscription Agreement and the Common Stock Subscription Agreement, the “Subscription Agreements”), by and between the Company and Nuveen Alternatives Advisors, LLC (“Nuveen”), the Company issued to Nuveen 2,450,980 shares of the Company’s Series A Zero-Dividend Convertible Perpetual Preferred Stock (“Series A Preferred Stock”) at a price of $10.20 per share, for an aggregate cash purchase price of $25.0 million.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above and in Item 2.01 “Completion of Acquisition or Disposition of Assets” in the Original Form 8-K is incorporated into this Item 2.01 by reference.

Cautionary Note Regarding Forward-Looking Statements

The Company makes and incorporates by reference forward-looking statements in this Current Report on Form 8-K. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the post-combination company following the Business Combination;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and the Company’s management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the inability to maintain the listing of the Company common stock and warrants on the Nasdaq Stock Market (“Nasdaq”);

•	the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	changes in applicable laws or regulations;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties included or incorporated by reference in this Current Report on Form 8-K, including those set forth in the “Risk Factors” section in the proxy statement/prospectus included in the Company’s registration statement on Form S-4 (File No. 333-227259), as amended and supplemented, originally filed with the SEC on September 10, 2018 (as amended and supplemented, the “proxy statement/prospectus”), which is incorporated herein by reference.

3

Business

The business of Industrea prior to the Business Combination is described in the proxy statement/prospectus in the section entitled “Information About Industrea,” which is incorporated herein by reference.

Information about CPH

CPH Business Overview

CPH is a leading provider of concrete pumping services in the highly fragmented U.S. and U.K. markets based on fleet size, operating under the only established, national brands in both markets (Brundage-Bone and Camfaud, respectively). Concrete pumping is a highly specialized method of concrete placement that requires highly-skilled operators to position a truck-mounted fully-articulating boom for precise delivery of ready-mix concrete from mixer trucks to placing crews on a job site. CPH’s large fleet of specialized pumping equipment and highly-trained operators position CPH to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. CPH operates a fee-based revenue model with no bonding requirements.

Brundage-Bone was founded in 1983 by Jack Brundage and Dale Bone in Denver, Colorado. The co-founders, who set out to build the leading concrete pumping services company in the U.S., entered the Dallas market in 1984 and subsequently executed CPH’s first strategic acquisition in Seattle in 1986. Since its founding, CPH has completed more than 45 acquisitions expanding throughout the U.S., and in November 2016, CPH entered the U.K. market. Today, CPH is the number one player in every region it serves and is more than four times larger than the next competitor in the U.S. and approximately ten times larger than the next competitor in the U.K. based on fleet size. CPH’s industry includes approximately 1,000 regionally focused companies, many of which we believe are undercapitalized, utilize aged equipment and operate only smaller and significantly fewer boom pumps. In a typical market, CPH competes with only one or two other concrete pumping companies that can perform the larger and more complex projects that CPH can perform.

As the only nationally-scaled provider of concrete pumping in the U.S. and U.K. with 35-years of experience, CPH has the most comprehensive fleet and highly-skilled operators to provide quality service and is especially suited to support large and technically complex construction projects. CPH’s fleet’s size and breadth of operating capabilities allow CPH to target such larger and more complex jobs (which generally command higher price points) compared to smaller competitors with more limited fleet and operator resources, and also allows CPH to pursue multiple large projects concurrently. CPH has actively positioned its business towards commercial and infrastructure construction projects, while continuing to pursue profitable residential opportunities. CPH serves a large base of more than 8,000 customers with low customer concentration; CPH’s top 10 customers represented less than 10% of revenue in the fiscal year ended October 31, 2018. CPH is able to leverage its scale to move assets across the U.S. and the U.K. depending on which regions show stronger market conditions.

CPH’s fleet is operated by approximately 657 experienced employees as of October 31, 2018, each of whom is required to complete rigorous training and safety programs. As of October 31, 2018, CPH’s fleet of 945 total pieces of equipment consisted of 620 boom pumps, ranging in size from 17 to 65 meters, 57 placing booms, 16 telebelts and 252 stationary pumps and other specialized concrete placing equipment. CPH maintains the flexibility to move assets between branches depending on market conditions. CPH performs substantially all of its repair and maintenance work in-house through a staff of 92 mechanics so as to maximize fleet availability and performance levels. CPH operators are paid on an hourly basis and only when they are deployed on jobs, demonstrating CPH’s commitment to comprehensive and disciplined labor cost management. We estimate that 70% of CPH’s total costs are variable.

4

CPH is also the leading provider of concrete waste management services in the U.S. market based on fleet size, operating under the only established, national brand (Eco-Pan). After concrete is used at a construction site, the ready-mix trucks, concrete pump trucks and other equipment are required to be washed out to remove the remaining concrete before it hardens. U.S. federal and state environmental regulations regulate the safe and environmentally compliant disposal of this concrete waste (“washout”). CPH provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout, branded Eco-Pan, which is highly complementary to CPH’s core concrete pumping service. Eco-Pan provides a route-based solution that operates from 13 locations in the U.S. as of October 31, 2018, providing watertight pans to be used to collect concrete washout. Eco-Pan’s growth has been supported by heightened environmental regulations, potentially severe penalties on contractors who do not comply, and high costs associated with traditional labor-intensive concrete washout methods. CPH leverages its existing Brundage-Bone and Camfaud customers to cross-sell Eco-Pan as a value-added, cost-effective, regulatory-compliant solution to properly manage environmental issues caused by concrete.

For the fiscal year ended October 31, 2018, CPH generated revenues of $243.2 million and net income of $28.4 million.

CPH’s key service segments are summarized below:

U.S. Concrete Pumping — Brundage-Bone:   CPH provides concrete pumping services in the U.S. with a fleet of 584 equipment units from a diversified footprint of 80 locations across 22 states as of October 31, 2018 and operates under the brand Brundage-Bone. CPH provides operated concrete pumping services, for which CPH bills customers on a negotiated time and volume basis based on the duration of the job and yards of concrete pumped. Additional charges (such as a fuel surcharge and travel costs) are frequently added based on the local market competitive environment and specific project requirements. Typically, CPH sends a single operator with each concrete pump. CPH does not take ownership of the concrete and thus has minimal inventory or product liability risk. CPH typically does not engage in fixed-bid work or have surety bonding requirements. CPH operates a daily fee-based revenue model regardless of project completion. Brundage-Bone is a leading provider of concrete pumping services in the U.S. based on fleet size and the only competitor with a multi-regional footprint in a highly fragmented industry. CPH’s large fleet of specialized pumping equipment and highly-trained operators position CPH to deliver concrete placement solutions that we believe facilitate substantial labor cost savings to its customers, shorten concrete placement times, enhance worksite safety and improve construction quality. CPH has actively positioned the Brundage-Bone business towards commercial and infrastructure construction projects, while continuing to pursue profitable residential opportunities.

U.K. Concrete Pumping — Camfaud:   On November 17, 2016, CPH formed Oxford Pumping Holdings Ltd. to complete the stock acquisitions of two concrete pumping companies in the U.K.: Camfaud Concrete Pumps Limited, and Premier Concrete Pumping Limited, which each also owned 50% of the stock of South Coast Concrete Pumping Limited (together, the “Oxford Acquisitions”). Oxford Pumping Holdings Ltd. was a wholly-owned subsidiary of Brundage-Bone Concrete Pumping, Inc., which in turn is wholly owned by Concrete Pumping Intermediate Holdings, LLC. Following an internal restructuring, Oxford Pumping Holdings Ltd. changed its name to Camfaud Group Limited on April 3, 2018. CPH operates its business in the U.K. under the “Camfaud” brand name. Camfaud operates both a fixed and a mobile fleet. The fixed fleet business entails either (1) utilizing static line pumps with an accompanied operator, or (2) renting out the equipment on a long-term basis without an operator. Mobile equipment is charged to customers under a minimum hire rate (typically five to eight hours). The business model is similar to pumping in the U.S. In the U.K., CPH, under the Camfaud brand name, provides concrete pumping services with a fleet of 361 equipment units from 28 locations as of October 31, 2018. On July 3, 2017, CPH completed the stock acquisition of the U.K.-based company Reilly Concrete Pumping Ltd. (“Reilly”). The Reilly acquisition provides CPH with a more comprehensive footprint across the U.K., allowing the company to provide its diverse customer base with a truly national service offering on major infrastructure and commercial projects. Reilly’s mobile pump fleet totaled 45 pumps as of October 31, 2018.

5

Concrete Waste Management Services — Eco-Pan:   Eco-Pan was founded in 1999 and was acquired by CPH in 2014. Eco-Pan’s services help its customers to comply with environmental regulations, avoid fines and reduce their compliance costs. Eco-Pan is a route-based solution that operates 60 trucks and more than 5,200 custom metal pans to construction sites from 13 locations in the U.S. as of October 31, 2018. Eco-Pan charges a round-trip delivery fee and weekly or monthly rental rate for its pans, which provides a turn-key solution to the customer compared to the alternative of bagging the waste concrete, pouring it into an on-site lined pit, or disposing of it into trash dumpsters and arranging for a pick-up. Eco-Pan delivers watertight pans to job sites to collect concrete washwater, and picks up the pans to deliver to recycling centers, passing disposal fees onto the customer. To the extent that pans are held at the job site for an extended number of days or irregular waste is found in the pan, Eco-Pan charges incremental fees. Eco-Pan’s trucks are designed to allow for the pick-up and re-delivery of multiple pans, leading to significant incremental efficiencies as “route densities” increase. We believe that Eco-Pan is highly complementary to Brundage-Bone, as customers’ decision makers for purchasing concrete pumping services also typically handle the disposal of waste concrete. Currently, Eco-Pan operates in 12 of the 22 major markets that Brundage-Bone serves, providing additional growth opportunities from rolling out Eco-Pan in the other Brundage-Bone geographies. We also believe that cross-selling of Eco-Pan services to Brundage-Bone’s customers is a substantial revenue growth opportunity for the combined company. The combination of the two businesses also presents the opportunity for cost-saving synergies, as in some cases the Brundage-Bone and Eco-Pan fleets can be co-located at the same facilities, serviced by a common set of mechanics, administered by the same office staff and marketed by the same salespeople, while increasing “route densities” for pan pick-ups and deliveries.

CPH Industry Overview

Industry Overview — Concrete Pumping

There are two primary methods of placing concrete when direct pouring (“tail-gating”) is not an option: traditional methods (such as using wheelbarrows and cranes and buckets) and concrete pumping. Traditional methods are both labor-intensive and time-intensive, requiring loading materials into containers, hauling the containers to the appropriate location and subsequently returning the containers to the concrete mixer to be re-filled. Concrete pumping, by contrast, provides a safer, more cost-effective and more time-efficient concrete placement solution, in which concrete is continuously pressure pumped through a boom and hose directly to the specified area. Except where direct pouring is feasible (such as for highways and level sites where a ready-mix truck can park within approximately 15 feet of the concrete installation), concrete pumping continues to be the method of choice over traditional concrete placement methods, as it lowers construction costs, shortens job times, allows for better access to challenging pour locations and enhances worksite safety. A concrete pump can empty a ready-mix concrete truck in as little as four minutes and has the technical capability of being able to place concrete at distances of up to 1,000 feet vertically and 4,000 feet horizontally. By contrast, traditional methods such as using wheelbarrows are more labor and time intensive with up to 200 wheelbarrow loads required to empty a ready-mix truck. Given this ability, concrete pumping is the placement method of choice for technical jobs or when concrete must be placed in harder-to-reach areas, including multi-story commercial and residential projects as well as infrastructure projects such as tunnels and bridges.

6

Advantages of Concrete Pumping

Concrete pumping represents only approximately 1-2% of overall project cost for medium and large jobs but is highly critical due to the highly-perishable nature of concrete, which has only an approximate 90-minute life before hardening. During this time, concrete must be transported from the concrete plant to the worksite before it starts to harden. Concrete can represent as much as 10-12% of total construction project cost, and the cost of concrete has steadily increased over the last several years in the U.S. A wasted batch of concrete is costly to the contractor, who must often work under a fixed budget and tight timeline. These dynamics make customers relatively price-inelastic with regards to concrete pumping services. Concrete pumping helps its contractor customers avoid the potentially costly headaches associated with traditional methods of concrete placement. Concrete pumping enables greater speed and efficiency, ability to access hard to reach areas, increased safety, enhanced consistency of the concrete pour, and less labor intensity as compared to alternatives.

7

Comparing Concrete Pumping to Other Methods of Concrete Placement

Speed and Efficiency
Wheelbarrow
Crane & Bucket
Tailgating
Pumping
Slow
Fast
Access / precision of placement
Tailgating
Crane & Bucket
Wheelbarrow
Pumping
Low
High
Safety
Wheelbarrow
Crane & Bucket
Tailgating
Pumping
Low
High
Consistent placement
Wheelbarrow
Crane & Bucket
Tailgating
Pumping
Low
High
Labor intensity
Wheelbarrow
Crane & Bucket
Tailgating
Pumping
High
Low

Concrete pumping is typically used for foundations, walls and floors of buildings. In particular, concrete pumping is well-suited for:

•	Multi-story buildings: Buildings above grade cannot use tail-gating to pour concrete, and wheelbarrows and crane and bucket pouring are more labor-intensive and time-intensive;

•	Urban construction or areas with limited space: Concrete pumping requires less space and the equipment can be located farther from the construction site than tail-gating;

•	Projects with rapid turnaround times: Concrete pumping is faster than other placement methods as concrete pumps are capable of placing over 200 cubic yards of concrete per hour, emptying an entire ready-mix truck in as little as four minutes (similar time as tail-gating), as compared to 45 minutes needed to unload a truck using a crane and bucket; and

•	Large scale projects: Larger commercial, multi-family and public projects such as tunnels and bridges often use pumping to move large amounts of concrete in a shorter time compared to tail-gating, and are often constrained in smaller footprints which make it more difficult to place concrete in the middle of the site using traditional methods.

8

Common Applications for Concrete Placement Methods

Selecting a Concrete Pumping Provider

Customers consider equipment availability, service reliability, technical expertise and safety to be key purchasing criteria when choosing a concrete pumping provider. Price is a lower level consideration given that the cost of pumping is typically only 1-2% of total project costs of medium and larger jobs, whereas the value in terms of labor saved, accurate placement, and enhanced safety is relatively high. Equipment availability is important as contractors want to avoid having to hire several companies if the project requires several pump types or specialty equipment. For more complex commercial or infrastructure jobs, contractors place a premium on concrete pumpers who can provide specialized equipment. Furthermore, contractors value technical expertise and a commitment to safety, as these factors influence the perception of reliability, which is critical to ensuring on-time projects and avoiding worksite incidents. Contractors cannot afford to hire an inexperienced operator who could potentially risk the job timeline. Concrete pumping companies can therefore differentiate themselves by offering a wide range of equipment, reliable, high-quality service and a high degree of safety and compliance.

Competition

The concrete pumping industry is highly fragmented. We believe there are approximately 1,000 industry participants in the United States, operating an average of seven pumps each, with few competitors having a multi-regional presence and no other competitor having a national presence.

Due to servicing requirements and equipment transportation costs, most competition is at the local level. We estimate that approximately 65-75% of the U.S. market is served by small, local providers. CPH is the largest multi-regional concrete pumping provider in the U.S. based on fleet size, serving 22 states as of October 31, 2018. We believe the next largest competitor has operations in four states. National and regional service providers such as CPH enjoy competitive advantages over smaller, independent providers, which do not have the financial resources to maintain and support a diverse equipment fleet.

We estimate that CPH is more than four times the size of its next largest competitor in the U.S., by fleet size. CPH has the largest and most diversified fleet in the industry, which increases availability and provides contractors assurance that CPH will have the equipment they require when they need it. While CPH has 469 boom pumps in the United States as of October 31, 2018, we believe the average local competitor has a fleet size of 5-10 pumps and regional competitors have an average 50-60 pumps each. Relative to the U.S., the U.K. has a higher proportion of regional players. CPH is the leader in every city and region of the U.K. and is approximately ten times larger than its next largest competitor, by fleet size.

9

Concrete Pumping Demand Growth in the U.S. and U.K.

The attractive price-value proposition of concrete pumping has played a key role in the growing penetration of the concrete pumping industry. We believe that concrete pumping services typically represent only approximately 1-2% of total project cost for medium to large construction jobs. Notwithstanding the low cost of concrete pumping, these services are deemed critical due to the highly perishable life of concrete (typically approximately 90 minutes) and the high cost that concrete can represent of total project costs (as much as 10-12% of total project cost). We believe that most concrete pumping customers are therefore relatively price inelastic with regard to finding a reliable method to execute on their concrete placement requirements.

We believe that concrete pumping is estimated to represent 34% of total concrete placed in both the U.S. and U.K. This level of U.S. penetration is up from approximately 20% in 2000, but still meaningfully below estimated penetration levels of Continental Europe and the Middle East. We believe that the share of concrete pumping will continue to grow over the next decade. Growth in concrete pumping is expected to grow in the future and to be driven by several factors including commercial construction increasingly occurring in space constrained, urban areas (meaning less access for concrete trucks), residential developers building houses closer together to meet growing housing demand, urbanization trends continuing, construction labor costs continuing to increase as demand for skilled labor grows (which benefits concrete pumping given it is less labor-intensive than traditional concrete placement methods), and an increasing focus on worksite safety.

Concrete Placement by Method

Demand for concrete pumping is expected to continue to grow in both the U.S. and U.K. markets. Expenditures for concrete pumping are expected to grow by approximately 7% annually through 2021 in the U.S., and by approximately 2% annually through 2021 in the U.K., according to our projections. U.S. demand growth for concrete pumping is expected to be driven by positive trends in commercial, residential and infrastructure construction, as well as increases in penetration of concrete pumping as a percentage of overall concrete placement. Potential upside to forecasted growth of concrete pumping in the U.S. may result from U.S. tax reform and a potential infrastructure investment program. Growth of concrete pumping in the U.K. is expected to be supported by potential U.K. infrastructure investment programs including multiple phases of the $77 billion High-Speed Rail 2 project.

10

Pumped Concrete Demand in the U.S. and U.K.

Industry Overview — Concrete Waste Management Services

After concrete is used at a construction site, the ready-mix trucks, concrete pump trucks and other equipment must be washed out to remove the remaining concrete before it hardens. Concrete washout water (or “washwater”) is a slurry that contains toxic metals, is highly caustic and corrosive and contains elevated pH levels near 12 (compared to water at 7). Washwater can be harmful for wildlife, inhibit plant growth and contaminate groundwater. If not properly disposed of, washwater can percolate down through the soil, altering soil chemistry, and run off the construction site to adjoining roadside storm drains that discharge to rivers, lakes, or inlets. The U.S. Environmental Protection Agency (“EPA”) provides regulations for construction storm water management in the U.S. as regulated by the Clean Water Act and the Safe Drinking Water Act. The EPA ensures compliance with national regulations via on-site compliance monitoring, including on-site inspections and investigations of permits, off-site compliance monitoring such as data collection, program coordination and oversight, and support and solutions for overburdened communities. The EPA mandates that construction sites collect and retain all the concrete washwater and solids in leakproof containers to prevent the caustic material from contaminating ground or surface water. While EPA regulations serve as a national standard, states are ultimately responsible for enforcement within their borders, and many states have more stringent regulations than the EPA standard. For example, California, Washington, Oregon and Colorado have strict regulations requiring washout storage containers to be inspected prior to use, while Arizona, Florida and Texas hold the contractor responsible for daily inspections of the waste storage vicinity. Regulatory authorities can impose severe fines of up to $250,000 on contractors that do not comply. Environmental enforcement has increased significantly over the last decade, posing a major challenge for construction contractors.

As regulations and the density of construction projects increase, we believe contractors and builders are increasingly looking for waste management service providers who can provide turnkey solutions that manage washout collection and disposal. Larger builders and contractors are typically earlier adopters of such turnkey solutions, increasing awareness for mid-tier and local contractors who see the solutions working on-site.

Schedule of Permit Violations of the Clean Water Act

Source: U.S. Environmental Protection Agency.

11

Options for Concrete Washwater Containment

Concrete washout management services allow contractors to outsource the management of concrete waste. In addition to regulatory considerations, washout management services enable contractors to more effectively allocate their workforce to higher priority activities on the job site, alleviating the increasing labor costs which have hindered the construction industry. We believe that washout management services, including Eco-Pan’s offering, currently collect an estimated 10-15% of concrete washout volume generated in the U.S. Alternative solutions include self-managed washout pits (an estimated 38% of the market), washout roll-off bins (an estimated 31% of the market), dumpsters, vinyl and hay bale pits, plastic pits, or no solution (e.g. illegal dumping). These alternatives are typically less mobile, messier, and are often not leak-proof.

Methods of Concrete Washout Management

We believe that CPH’s proprietary Eco-Pan washout pans comprise a unique, disruptive washout management solution. Eco-Pan is a route-based, full-service, leak-proof system that allows for regulatory-compliant and cost-effective capture and recycling of concrete washwater. Eco-Pan delivers watertight and sealable metal pans to job sites where contractors use the pans to collect concrete waste, then Eco-Pan picks up the filled pans and delivers the washwater to authorized recycling facilities. Relative to Eco-Pan, alternatives may result in a higher risk of overflowing, thereby risking fines for contractors operating the site, require more labor to manage, require a larger footprint or lack on-site mobility.

Selecting a Concrete Washwater Containment Provider

We believe that the key factors driving a contractor’s decision in selecting a concrete washwater containment solution include: a desire for a simple concrete waste management solution, a requirement to meet environmental regulations and avoid penalties, a reasonable price-value proposition (though price is not the main deciding factor), a small physical footprint, convenient scheduling and a clean worksite to promote efficiency and safety.

12

Key Customer Decision-making Factors — Concrete Washout Management

We believe Eco-Pan ranks high on all of customers’ key decision-making criteria above, on the basis of Eco-Pan’s full-service, leak-proof system that allows for regulatory-compliant and cost-effective capture and recycling of concrete washwater. Eco-Pan further requires a small physical footprint (particularly as compared to traditional alternatives such as washout pits) and offers customers convenient and frequent delivery and pick-up times. The level of convenience offered to Eco-Pan customers is further supported by the route-density Eco-Pan is able to achieve as the only national scaled player in the market.

Eco-Pan Key Benefits To Customers

Key Benefits

- ✓ Eliminates costly labor for setup, maintenance and destruction of legacy alternatives
- ✓ Avoids fines related to non-compliance of regulations
- ✓ Environmentally friendly and removes the risk of accidental spills and leaks
- ✓ Can schedule delivery / pick-up any day and time the client requires, even same day
- ✓ Pans have a small footprint relative to alternatives and are also mobile, which is crucial on jobsites since space is at a premium

13

CPH Competitive Strengths

Market Leader in the U.S. and U.K.

CPH is the #1 concrete pumping provider in every region it serves, and is more than four times larger than its next competitor in the U.S. (with approximately 10% market share) and approximately ten times larger than its next competitor in the U.K (with approximately 34% market share). Most of CPH’s competitors only serve local areas and lack breadth of equipment. Few regional competitors serve more than two states or markets, whereas CPH’s large diverse fleet and national reach support differentiated, high-quality service.

CPH Market Share in the U.S. and U.K. — Concrete Pumping

Note: Market position based on LTM revenue as of October 31, 2018. Analysis is pro forma for the financial impact of the April 2018 O’Brien acquisition (approximately $14 million of revenue on an LTM basis as of April 2018, all of which were earned providing concrete pumping services in the U.S.). U.K. (Camfaud) LTM revenue assumes constant currency adjustment based on a GBP to USD exchange rate of 1.370.

Compelling Customer Value Proposition

Customers tend to choose CPH because of its differentiated capabilities that ensure equipment and operator availability, reliable and high-quality service, and strict safety and environmental compliance. CPH strives to provide contractors with the most effective pumping equipment for their particular needs, operated by highly-trained operators that can be quickly dispatched to the job-site. Concrete pumps provide a critical service to CPH’s customers, as CPH’s equipment must arrive at the construction site before the ready-mix concrete trucks to prevent worksite delays and rejection of wet batches of concrete. Any service delays can interrupt construction, resulting in incremental costs for CPH’s customers related to stalled labor, equipment and materials, all of which typically greatly exceed the cost of concrete pumping. CPH’s regional structure, combined with its analytical tools, provide visibility to the utilization and profitability of its fleet nationwide, allowing CPH to respond efficiently to local customer needs and market trends as they develop. Additionally, CPH’s rigorous maintenance and repair program performed by CPH’s on-staff mechanics results in reduced equipment downtime and a high-level of equipment reliability for CPH’s customers. CPH is dedicated to its comprehensive recruitment, training, safety and retention programs, and CPH strives to be the employer of choice for talented employees in the concrete pumping industry. CPH also offers its customers a unique, full-service, leak-proof system that allows for regulatory-compliant and cost-effective capture and recycling of concrete washwater.

14

Customer Value Proposition

Considerable Benefits of Scale

CPH maintains the largest pumping equipment fleet with 620 boom pumps across 80 branches in the U.S. and 28 branches in the U.K., as of October 31, 2018. CPH’s large and diversified fleet (which includes specialty equipment such as placing booms and telebelts of different sizes) increases availability, providing contractors assurance that CPH will have the equipment they require when they need it. The average local competitor has a fleet size of 5-10 pumps and regional competitors have an average of 50-60 pumps. Each local market typically has only one to three scale players. Because CPH faces limited competition with regards to the size and type of fleet and operators necessary for pumping jobs, and even less competition capable of performing multiple large jobs simultaneously, CPH is often able to price its services at higher hourly and yardage rates while delivering substantial value and flexibility to its customers. Furthermore, CPH’s scale allows it to efficiently move equipment around the country to areas with the highest local demand, which helps maximize equipment utilization rates and pricing. Finally, CPH’s scale allows for favorable pricing terms with equipment suppliers. Due to the significant investment and time required to develop a large-scale fleet, technical expertise, customer base and broad operating footprint, we believe that none of our competitors or potential market entrants currently has the capability to replicate CPH’s service and fleet offering in the near term.

Platform with Significant Diversity

CPH’s broad geographic footprint, multiple service offerings, and exposure to three different end-markets provides significant operational diversity. This diversity is a key source of resiliency against changing market conditions.

15

Diverse Platform

Note: Revenue excludes contribution from the April 2018 O’Brien acquisition (approximately $14 million of revenue in FY 2017, all of which were earned providing concrete pumping services in the U.S.). CPH has an October fiscal year end.

(1) Analysis is pro forma adjusted for a full year contribution of CPH’s U.K. segment (Camfaud), which was acquired in November 2016, and assumes a constant currency adjustment based on a GBP to USD exchange rate of 1.370.

(2) U.S. revenue breakdown based on concrete pumping operations only.

(3) Project count based on U.S. and U.K. concrete pumping operations only. Figures do not sum to 100% due to rounding.

Service Oriented Business Model with Strong Cash Flow Characteristics

CPH is a construction services business that provides specialized equipment with highly-trained operators. We believe our customers are much more focused on quality and timeliness of service than on price, and tend not to be as price sensitive as the cost of CPH’s services is generally not significant relative to the cost of the overall concrete placement of a construction project. Additionally, CPH’s equipment, on average, has a useful life of 10 to 25 years, which is significantly longer than the useful lives of most general construction equipment. In periods during which CPH’s fleet is less active, CPH incurs less labor, service and fuel costs, all of which are driven by the aggregate number of hours that CPH bills its customers. We estimate that 70% of CPH’s costs are variable, which we believe allows CPH to better adapt to fluctuations in economic cycles. Furthermore, CPH is able to generate significant cash through the sale of its aged assets in the global secondary market for pumping equipment. Through CPH’s proprietary analytical tools, CPH is able to deploy its fleet to meet specific client demands and maximize efficiency, which has contributed to CPH’s improved utilization of its fleet. We believe that CPH’s substantial asset base and high degree of operational flexibility allow it to generate positive operating cash flow throughout the business cycle. Since CPH does not take ownership of concrete or require any significant inventory, CPH has very limited working capital requirements, which further enhances its ability to generate positive operating cash flow throughout the economic cycle.

16

Loyal and Diverse Customer Base

CPH develops and maintains deep relationships with customers, many of whom have been using CPH’s services for decades. We believe that CPH’s commitment to provide its customers with consistent, high-quality service has resulted in a broad and diverse customer base, including national and regional contractors and local leaders in their respective geographies. CPH executes a high-volume of small and mid-size jobs across all end-markets that provide substantial and stable revenue with no customer concentration. CPH serves a base of more than 8,000 customers (often with several projects per customer) and has an approximate 95% customer retention rate based on the top 500 customers, as of October 31, 2018. The top 10 customers represent less than 10% of revenues and have an average tenure of more than 20 years. We believe the loyalty of CPH’s customers is the result of its high-quality, professional services and the attractive value proposition that it offers.

Eco-Pan Provides Waste Management Solution to Largely Unmet Market Needs

Eco-Pan is a rapidly growing, turn-key solution that ensures contractors remain in compliance with environmental regulations. Eco-Pan has grown rapidly as a result of increased enforcement of environmental regulations. Eco-Pan significantly reduces the likelihood of environmental incidents that can result in costly fines, while also being competitively priced to alternative solutions and reducing labor requirements for contractors. We believe that Eco-Pan is highly complementary to Brundage-Bone, as customers’ decision makers for purchasing concrete pumping services also typically handle the disposal of waste concrete. Currently, Eco-Pan operates in 12 of the 22 major markets that Brundage-Bone serves, providing additional growth opportunities from rolling out Eco-Pan in the other Brundage-Bone geographies. We also believe that cross-selling of Eco-Pan services to Brundage-Bone’s customers is a substantial revenue growth opportunity for the combined company. The combination of the two businesses also presents the opportunity for cost-saving synergies, as in some cases the Brundage-Bone and Eco-Pan fleets can be co-located at the same facilities, serviced by a common set of mechanics, administered by the same office staff and marketed by the same salespeople, while increasing “route densities” for pan pick-ups and deliveries. Furthermore, CPH intends to explore expanding Eco-Pan into the U.K., which represents an additional growth opportunity.

Eco-Pan’s Competitive Advantages Include Route Density, a Well-Recognized Brand, Existing Customer Relationships, Strong Product Attributes and A Focus On Compliance

Eco-Pan has several key competitive advantages that are expected to support its continued growth and protect its leading market position:

•	Scale and route density: Eco-Pan is the only national player of scale in the concrete washout management sector. Given Eco-Pan has more customers per region compared to competitors, it enjoys the benefits of greater route density.

•	Brand recognition: Eco-Pan has established strong brand recognition in the markets it serves, with limited competition from smaller, primarily local providers.

•	Existing customer relationships: Eco-Pan is synergistic with the CPH concrete pumping customer base, as it is able to leverage the same footprint and sell a bundled service that spans a greater portion of the construction project’s lifecycle.

•	Intellectual property: CPH has developed proprietary IP and know-how surrounding spill-free and leak-proof pans. Eco-Pan’s washout pans offer advantages over those of alternatives, with lids to prevent rainwater from over-flowing the pans and to prevent spills during transit.

•	Regulatory compliance: Eco-Pan is a proven solution that complies with all federal, state and local regulations. It is also LEED accredited, ensuring all concrete waste is disposed of at approved recycling facilities.

17

Successful Track Record of Executing and Integrating Acquisitions

CPH has a strong track-record of identifying, executing and integrating acquisitions. Since 1983, CPH has executed over 45 acquisitions, which has allowed CPH to expand its end-market, service offerings and geographic reach. CPH derives acquisition synergies through increasing utilization of acquired pumps, achieving higher revenue per hour due to CPH’s greater pump availability and service levels, leveraging proprietary job costing tools, reducing purchasing and overhead costs, and capitalizing on cross selling opportunities with Eco-Pan. Additionally, as the only national provider of concrete pumping, CPH is often the only bidder or exit opportunity for local firms and is able to acquire companies at attractive valuations of pre-synergy LTM Adjusted EBITDA multiples of 4.5x or less, and 3.5x or less on a post-synergy basis.

Proven and Experienced Management Team

We are led by a highly tenured and experienced management team with significant industry experience. Our management team demonstrated its ability to source, acquire and integrate attractive acquisitions:

•	Bruce Young (CEO) has led CPH in his current role for the past 10 years; Mr. Young’s experience in concrete pumping dates back to 1980.

•	Iain Humphries (CFO) joined CPH in 2016; Mr. Humphries has over 20 years of experience in international finance and management leadership.

•	Tony Faud (Managing Director, U.K.) manages all of CPH’s U.K. operations and has over 30 years of concrete pumping experience.

CPH’s Business Strategy

Leverage Eco-Pan Across CPH’s Operating Footprint

CPH’s concrete pumping and Eco-Pan businesses provide highly complementary services to a similar customer base, as the decision maker responsible for purchasing concrete pumping services is generally also responsible for the disposal of concrete waste. According to our management’s market assessment, managed solutions for washwater (including Eco-Pan) comprise approximately 15% of the total U.S. market of approximately $850 million. We estimate Eco-Pan’s current penetration at 3 – 4%, leaving significant potential for further penetration and cross-selling across CPH’s concrete pumping customer base. Eco-Pan is currently only rolled out in 11 U.S. states as of October 31, 2018 (all of which overlap with Brundage-Bone except for Washington D.C.). Furthermore, CPH intends to expand the Eco-Pan service in the U.K.

Continue to Pursue Accretive Acquisitions

CPH has a successful track record as a consolidator in the sector, having executed more than 45 accretive acquisitions since 1983. Concrete pumping represents a highly fragmented market. As the leading national provider, CPH is often contacted by its regional competitors, which are often led by founders seeking succession and/or exit strategies. CPH has been able to purchase the assets of former competitors at typical LTM Adjusted EBITDA valuations of approximately 4.5x or less on a pre-synergy basis and 3.5x or less on a post-synergy basis. CPH derives acquisition synergies from increasing equipment utilization, optimizing pricing, leveraging data analytics tools, generating purchasing synergies, rationalizing excess overhead costs and cross-selling Eco-Pan. CPH has a robust M&A pipeline that it will continue to pursue.

Expand into New Markets and Adjacent Services

With the 2016 acquisition of Camfaud as a template for successfully entering a new geographic market, CPH plans to explore leveraging acquisitions to expand internationally into Australia, Canada, Continental Europe and the Middle East. Additionally, with Eco-Pan as a template for successfully entering a new service offering, CPH is exploring expanding into adjacent services to cross-sell across its existing customer base, including tower crane rental.

18

Prioritize Larger, More Complex Projects

With CPH’s extensive equipment fleet and technical expertise, CPH will continue to pursue many of the largest, most complex commercial and infrastructure projects, such as high-rise buildings, tunnels, highway overpasses, water treatment facilities, wind farms and other industrial developments. Larger jobs require, on average, larger boom pumps, multiple pumping units and deployment of such equipment for longer periods of time. Because CPH faces limited competition that has the type of fleet and operators necessary for these jobs, and even less competition capable of performing multiple large jobs simultaneously, CPH is often able to price its services for this work at higher hourly and yardage rates while delivering substantial value to its customers. We believe CPH’s competitive advantages will allow it to continue to capture more of this work as commercial and infrastructure construction spending continues to rebound. At the same time, given its geographic breadth and leadership position in multiple markets across the U.S. and the U.K., CPH plans to continue to maintain a high degree of customer and project diversity.

Unique Capabilities to Service Any Type of Project

Source: FMI’s Construction Outlook.

Note: Single-Family Residential includes spend on improvements. Commercial includes Multi-Family Residential

(1)	US revenue breakdown based on concrete pumping operations only.

Improve Margins by Optimizing Fleet Mix

CPH intends to maintain its disciplined policy of remaining current on fleet repair and maintenance costs in order to maximize uptime, reliability and service levels for its customers. Going forward, CPH’s capital expenditures strategy will focus on balancing the mix of small versus large boom pumps, growing and enhancing the fleet size at a pace in line with revenue growth, and maintaining an appropriate fleet age. Through the financial downturn, CPH aggressively sold older pumps and were able to keep its best-maintained, highest-valued equipment.

Maintain Disciplined Pricing Policies and Cost Controls

CPH intends to continue rigorous cost controls to continue to optimize pricing and streamline fixed costs. CPH’s proprietary job-costing analytical tools have allowed it to better understand profitability by customer and optimally price jobs based on the underlying cost structure of various jobs. While the majority of CPH’s jobs are based on purchase orders, some of its larger customers’ jobs are under six to twelve-month pricing agreements. As these arrangements continue to come up for renewal, CPH intends to continue to use its proprietary analytical tools to re-price work competitively to take advantage of improvements in market dynamics and underlying economic conditions as CPH continues to implement its diligent approach to cost management. CPH owns all of its equipment and has no outstanding operating leases. CPH intends to continuously look for further areas of pricing and cost improvement. CPH plans to further grow by rolling out its proprietary job-costing analytical tools in its U.K. business.

19

Continue to Lead Industry in Recruiting, Training and Safety

The success of CPH’s strategies ultimately depends on people, and CPH strives to be the employer of choice for highly motivated and skilled equipment operators. CPH will continue to emphasize its comprehensive training program and superior workplace safety record as providing a distinct advantage over competitors. We believe that CPH is the only multi-state concrete pumping company with a comprehensive in-house training program, dedicated safety directors and designated safety trainers in each branch. CPH will continue to provide its robust safety and risk management program, including in-house and field safety training for all of its employees and safety seminars, as well as site visits for all operators. CPH has experienced continuous improvement on its Total Recordable Incident Rate (“TRIR”) and Experience Modification Rate (“EMR”) statistics, which were 2.62 and 0.97 as of October 31, 2018, respectively. For the last two years, CPH’s TRIR has been continually improving as CPH has implemented safety initiatives to help ensure employees are safe on job sites. Brundage-Bone’s TRIR rating is substantially better than the U.S. industry average. CPH’s skilled employees and safety record are repeatedly cited as an important criterion for contractors that select CPH as a vendor. CPH will continue to focus on maintaining the ability of its trained operators to deliver safe, timely, premium quality concrete pumping services to its customers.

Geographic Footprint and Facilities

Headquartered in Denver, Colorado, CPH operates from a base of approximately 80 locations in 22 states in the U.S. and 28 locations in the U.K. as of October 31, 2018. CPH owns 18 locations in the United States. CPH leases primary branch facilities pursuant to the terms of the Master Lease described under “Certain Relationships and Related Person Transactions” and also leases satellite properties from which pumps are dispatched. Brundage-Bone leases 54 locations, Eco-Pan leases 8 locations and Camfaud leases 28 locations. Certain facilities are shared between Brundage-Bone and Eco-Pan and certain locations operate at construction sites without a formal lease.

Facilities

As of October 31, 2018.

20

Equipment

We believe that we own the most comprehensive fleet of concrete placement equipment in North America. With the industry’s largest, most technically advanced fleet, and a staff of highly trained and experienced operators, CPH is well-equipped to execute on the largest and most complex projects in both the U.S. and the U.K. Concrete pumps typically come in size ranges between 17 and 65 meters. CPH owns 100% of its fleet with an average fleet age of approximately nine years old as of October 31, 2018. We believe that most pieces of equipment can be extended out to useful lives of twenty years. CPH’s scale and robust in-house equipment servicing through highly-skilled mechanics ensure clients have consistent access to a breadth of specialized equipment. Further, CPH has a track record of keeping its fleet up-to-date through both investments in its fleet as well as through acquisitions of competitors, which are often structured as asset purchases that can offset growth capital expenditures, resulting in a higher return on assets than buying new units. We believe CPH’s scale and breadth of capabilities create a significant barrier to entry, as most competitors are not as well capitalized and are unable to replicate this offering. As of October 31, 2018, CPH’s concrete pumping equipment fleet is illustrated below.

Concrete Pumping Equipment Fleet

Note: Stationary pumps includes other equipment.

21

Note: Fleet profile as of October 31, 2018. Includes the impact of April 2018 O’Brien acquisition.

Customers

CPH has built a large, diverse, and loyal customer base across the U.S. and the U.K. During the fiscal year ended October 31, 2018, CPH served a base of more than 8,000 customers (often with several projects per customer) and had an approximate 95% customer retention rate from prior year based on its top 500 customers. CPH’s top 10 customers represented less than 10% of revenues and had an average tenure of more than 20 years. CPH’s customer composition varies from year to year and is largely dependent on geographic location and general economic and construction market trends within its operating regions. CPH actively monitors regional trends and targets customers in fast-growing markets through its extensive geographic footprint and knowledge of each local construction market in each region.

CPH’s customers consist of contractors or concrete contractors that span across the commercial, infrastructure and residential end markets. CPH also sells replacement parts to smaller competitors that lack the capital and scale to independently maintain a sufficiently stocked replacement parts inventory. The contractual arrangements with customers are typically on a project-to-project purchase order basis.

Suppliers

CPH primarily purchases pumping equipment, replacement parts, and fuel for its day-to-day operations. CPH sources its concrete pumping equipment primarily from two suppliers, but there are a number of other suppliers and CPH is not dependent upon any single supplier. We believe that CPH is the industry’s largest consumer of concrete pumping supplies and, as such, has significant purchasing leverage. For example, CPH typically purchases fuel in bulk at favorable prices and utilizes onsite fuel storage facilities.

CPH’s key suppliers include the two leading concrete pump manufacturers, Schwing and Putzmeister. We believe that CPH remains a valued customer for key industry suppliers, ensuring CPH’s ability to purchase equipment, parts and supplies on favorable terms, relative to competitors. We believe the market for supplying equipment used in CPH’s business is increasingly competitive.

22

Employees

As of October 31, 2018, CPH had over 1,100 employees across the U.S. and the U.K., over 800 of whom are highly-skilled equipment operators and mechanics. CPH employees are highly experienced, with an average tenure for pump operators of over five years. Additionally, CPH has regional managers who, on average, have approximately 30 years of experience in the concrete pumping industry. CPH maintains a “gold standard” training program ensuring all operators can meet the requirements of any project. Operators are trained in concrete pumping as well as in basic mechanical repair, while shop managers are trained in inspection and maintenance of all critical truck systems.

Approximately 100 employees in CPH’s workforce are unionized across California, Oregon and Washington. These individuals are represented by the International Union of Operating Engineers (“IUOE”) under three separate collective bargaining agreements. CPH has historically maintained favorable relations with the IUOE, under which its operators are organized, and has not experienced any significant disputes, disagreements, strikes or work stoppages.

Safety

To our management’s knowledge, CPH is the only concrete pumping company in the U.S. and the U.K. with a comprehensive, active safety program, an in-house safety department including dedicated safety directors at the corporate level, and a designated safety trainer at each branch. CPH is consistently recognized by key vendors and industry organizations (i.e., Association for General Contractors of America) for its commitment to safety. As part of CPH’s comprehensive safety management program, CPH actively tracks key safety performance indicators at each branch location to monitor safety performance, and takes corrective action when needed. Over the last two years, CPH’s TRIR has continually improved in the U.S. and U.K., with safety ratings that are significantly better than industry standards.

Legal Proceedings

CPH is a defendant in certain legal matters arising in the ordinary course of business. Based on available information, we are unable to estimate the costs, if any, to be incurred upon disposition of these matters, and therefore no provision for loss has been made. However, we believe the outcome of these matters is not likely to have a material effect on CPH’s future financial position, results of operations or cash flows.

Environmental Matters

CPH is subject to various federal, state and local and environmental laws and regulations, including those governing the discharge of pollutants into the air or water, the management, storage and disposal of, or exposure to, hazardous substances and wastes, the responsibility to investigate and clean up contamination, and occupational health and safety. Fines and penalties may be imposed for non-compliance with applicable environmental, health and safety requirements and the failure to have or to comply with the terms and conditions of required permits. We are not aware of any material instances of non-compliance with respect to environmental regulations.

Risk Factors

Risks Related to the Company’s Business and Operations

The Company’s business is cyclical in nature and a slowdown in the economic recovery or a decrease in general economic activity could have a material adverse effect on the Company’s revenues and operating results.

Substantially all of the Company’s customer base comes from the commercial, infrastructure and residential construction markets. A worsening of economic conditions or a decrease in available capital for investments could cause weakness in the Company’s end markets, cause declines in construction and industrial activity, and adversely affect the Company’s revenue and operating results.

23

The following factors, among others, may cause weakness in the Company’s end markets, either temporarily or long-term:

•	the depth and duration of an economic downturn and lack of availability of credit;
•	uncertainty regarding global, regional or sovereign economic conditions;
•	reductions in corporate spending for plants and facilities or government spending for infrastructure projects;
•	the cyclical nature of the Company’s customers’ businesses, particularly those operating in the commercial, infrastructure and residential construction sectors;
•	an increase in the cost of construction materials;
•	a decrease in investment in certain of the Company’s key geographic markets;
•	an increase in interest rates;
•	an overcapacity in the businesses that drive the need for construction;
•	adverse weather conditions, which may temporarily affect a particular region or regions;
•	reduced construction activity in the Company’s end markets;
•	terrorism or hostilities involving the United States or the United Kingdom; change in structural construction designs of buildings (e.g., wood versus concrete); and
•	oversupply of equipment or new entrants into the market causing pricing pressure.

A downturn in any of the Company’s end markets in one or more of the Company’s geographic markets caused by these or other factors could have a material adverse effect on the Company’s business, financial conditions, results of operations and cash flows.

The Company’s business is seasonal and subject to adverse weather.

Since the Company’s business is primarily conducted outdoors, erratic weather patterns, seasonal changes and other weather related conditions affect the Company’s business. Adverse weather conditions, including hurricanes and tropical storms, cold weather, snow, and heavy or sustained rainfall, reduce construction activity, restrict the demand for the Company’s products and services, and impede the Company’s ability to deliver and pump concrete efficiently or at all. In addition, severe drought conditions can restrict available water supplies and restrict production. Consequently, these events could adversely affect the Company’s business, financial condition, results of operations, liquidity and cash flows.

The Company’s revenue and operating results have varied historically from period to period and any unexpected periods of decline could result in an overall decline in the Company’s available cash flows.

The Company’s revenue and operating results have varied historically from period to period and may continue to do so. The Company has identified below certain of the factors that may cause the Company’s revenue and operating results to vary:

•	seasonal weather patterns in the construction industry on which the Company relies, with activity tending to be lowest in the winter and spring;
•	the timing of expenditure for maintaining existing equipment, new equipment and the disposal of used equipment;
•	changes in demand for the Company’s services or the prices it charges due to changes in economic conditions, competition or other factors;
•	changes in the interest rates applicable to the Company’s variable rate debt, and the overall level of the Company’s debt;
•	fluctuations in fuel costs;
•	general economic conditions in the markets where the Company operates;
•	the cyclical nature of the Company’s customers’ businesses;
•	price changes in response to competitive factors;
•	other cost fluctuations, such as costs for employee-related compensation and benefits;
•	labor shortages, work stoppages or other labor difficulties and labor issues in trades on which the Company’s business may be dependent in particular regions;
•	potential enactment of new legislation affecting the Company’s operations or labor relations;
•	timing of acquisitions and new branch openings and related costs;
•	possible unrecorded liabilities of acquired companies and difficulties associated with integrating acquired companies into the Company’s existing operations;

24

•	changes in the exchange rate between the United States dollar and Great Britain pound sterling;
•	potential increased demand from the Company’s customers to develop and provide new technological services in the Company’s business to meet changing customer preferences;
•	the Company’s ability to control costs and maintain quality;
•	the Company’s effectiveness in integrating new locations and acquisitions; and
•	possible write-offs or exceptional charges due to changes in applicable accounting standards, reorganizations or restructurings, obsolete or damaged equipment or the refinancing of the Company’s existing debt.

The Company’s business is highly competitive and competition may increase, which could have a material adverse effect on the Company’s business.

The concrete pumping industry is highly competitive and fragmented. Many of the markets in which the Company operates are served by several competitors, ranging from larger regional companies to small, independent businesses with a limited fleet and geographic scope of operations. Some of the Company’s principal competitors may have more flexible capital structures or may have greater name recognition in one or more of the Company’s geographic markets than the Company does and may be better able to withstand adverse market conditions within the industry. The Company generally competes on the basis of, among other things, quality and breadth of service, expertise, reliability, price and the size, quality and availability of its fleet of pumping equipment, which is significantly affected by the level of the Company’s capital expenditures. If the Company is required to reduce or delay capital expenditures for any reason, including due to restrictions contained in, or debt service payments required by, its credit facilities or otherwise, the ability to replace the Company’s fleet or the age of the Company’s fleet may put it at a disadvantage to its competitors and adversely impact the Company’s ability to generate revenue. In addition, the Company’s industry may be subject to competitive price decreases in the future, particularly during cyclical downturns in the Company’s end markets, which can adversely affect revenue, profitability and cash flow. The Company may encounter increased competition from existing competitors or new market entrants in the future, which could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows.

The Company is dependent on its relationships with key suppliers to obtain equipment for the Company’s business.

The Company depends on a small group of key manufacturers of concrete pumping equipment, and has historically relied primarily on three companies, the largest two of which experienced ownership changes in 2012. The Company cannot predict the impact on its suppliers of changes in the economic environment and other developments in their respective businesses, and the Company cannot provide any assurance that its vendors will provide their historically high level of service support and quality. Any deterioration in such service support or quality could result in additional maintenance costs, operational issues, or both. Insolvency, financial difficulties, strategic changes or other factors may result in the Company’s suppliers not being able to fulfill the terms of their agreements with it, whether satisfactorily or at all. Further, such factors may render suppliers unwilling to extend contracts that provide favorable terms to the Company, or may force them to seek to renegotiate existing contracts with the Company. The Company believes the market for supplying equipment used in the Company’s business is increasingly competitive; however, termination of the Company’s relationship with any of the Company’s key suppliers, or interruption of the Company’s access to concrete pumping equipment, pipe or other supplies, could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows in the event that the Company is unable to obtain adequate and reliable equipment or supplies from other sources in a timely manner or at all.

If the Company’s average fleet age increases, the Company’s offerings may not be as attractive to potential customers and the Company’s operating costs may increase, impacting the Company’s results of operations.

As the Company’s equipment ages, the cost of maintaining such equipment, if not replaced within a certain period of time or amount of use, will likely increase. The Company estimates that its fleet assets generally will have a useful life of up to 25 years depending on the size of the machine, hours in service, yardage pumped, and, in certain instances, other circumstances unique to an asset. The Company manages its fleet of equipment according to the wear and tear that a specific type of equipment is expected to experience over its useful life. As of October 31, 2018, the average age of the Company’s equipment in the United States and the United Kingdom was approximately 10 years and 8 years, respectively, and it is the Company’s strategy to maintain average fleet age at approximately 10 years. If the average age of the Company’s equipment increases, whether as a result of the Company’s inability to access sufficient capital to maintain or replace equipment in a timely manner or otherwise, the Company’s investment in the maintenance, parts and repair for individual pieces of equipment may exceed the book value or replacement value of that equipment. The Company cannot assure you that costs of maintenance will not materially increase in the future. Any material increase in such costs could have a material adverse effect on the Company’s business, financial condition and results of operations. Additionally, as the Company’s equipment ages, it may become less attractive to potential customers, thus decreasing the Company’s ability to effectively compete for new business.

25

The costs of new equipment the Company uses in its fleet may increase, requiring it to spend more for replacement equipment or preventing it from procuring equipment on a timely basis.

The cost of new equipment for use in the Company’s concrete pumping fleet could increase due to increased material costs to the Company’s suppliers or other factors beyond the Company’s control. Such increases could materially adversely impact the Company’s financial condition, results of operations and cash flows in future periods. Furthermore, changes in technology or customer demand could cause certain of the Company’s existing equipment to become obsolete and require it to purchase new equipment at increased costs.

The Company sells used equipment on a regular basis. The Company’s fleet is subject to residual value risk upon disposition, and may not sell at the prices or in the quantities it expects.

The Company continuously evaluates its fleet of equipment as it seeks to optimize its vehicle size and capabilities for its end markets in multiple locations. The Company therefore seeks to sell used equipment on a regular basis. The market value of any given piece of equipment could be less than its depreciated value at the time it is sold. The market value of used equipment depends on several factors, including:

•	the market price for comparable new equipment;
•	wear and tear on the equipment relative to its age and the effectiveness of preventive maintenance;
•	the time of year that it is sold;
•	the supply of similar used equipment on the market;
•	the existence and capacities of different sales outlets;
•	the age of the equipment, and the amount of usage of such equipment relative to its age, at the time it is sold;
•	worldwide and domestic demand for used equipment;
•	the effect of advances and changes in technology in new equipment models;
•	changing perception of residual value of used equipment by the Company’s suppliers; and
•	general economic conditions.

The Company includes in income from operations the difference between the sales price and the depreciated value of an item of equipment sold. Changes in the Company’s assumptions regarding depreciation could change the Company’s depreciation expense, as well as the gain or loss realized upon disposal of equipment. Sales of the Company’s used concrete pumping equipment at prices that fall significantly below the Company’s expectations or in lesser quantities than the Company anticipates could have a negative impact on the Company’s financial condition, results of operations and cash flows.

The Company is exposed to liability claims on a continuing basis, which may exceed the level of the Company’s insurance or not be covered at all, and this could have a material adverse effect on the Company’s operating performance.

The Company’s business exposes it to claims for personal injury, death or property damage resulting from the use of the equipment it operates, rents, sells, services or repairs and from injuries caused in motor vehicle or other accidents in which the Company’s personnel are involved. The Company’s business also exposes it to worker compensation claims and other employment-related claims. The Company carries comprehensive insurance, subject to deductibles, at levels it believes are sufficient to cover existing and future claims. Future claims may exceed the level of the Company’s insurance, and the Company’s insurance may not continue to be available on economically reasonable terms, or at all. Certain types of claims, such as claims for punitive damages, are not covered by the Company’s insurance. In addition, the Company is self-insured for the deductibles on its policies and has established reserves for incurred but not reported claims. If actual claims exceed the Company’s reserves, the Company’s results of operation would be adversely affected. Whether or not the Company is covered by insurance, certain claims may generate negative publicity, which may lead to lower revenues, as well as additional similar claims being filed.

26

The Company’s business is subject to significant operating risks and hazards that could result in personal injury or damage or destruction to property, which could result in losses or liabilities to the Company.

Construction sites are potentially dangerous workplaces and often put the Company’s employees and others in close proximity with mechanized equipment and moving vehicles. The Company’s equipment has been involved in workplace incidents and incidents involving mobile operators of the Company’s equipment in transit in the past and may be involved in such incidents in the future.

The Company’s safety record is an important consideration for the Company and for its customers. If serious accidents or fatalities occur, regardless of whether the Company were at fault, or the Company’s safety record were to deteriorate, the Company may be ineligible to bid on certain work, be exposed to possible litigation, and existing service arrangements could be terminated, which could have a material adverse impact on the Company’s financial position, results of operations, cash flows and liquidity. Adverse experience with hazards and claims could have a negative effect on the Company’s reputation with the Company’s existing or potential new customers and the Company’s prospects for future work.

In the commercial concrete infrastructure market, the Company’s workers are subject to the usual hazards associated with providing construction and related services on construction sites, including environmental hazards, industrial accidents, hurricanes, adverse weather conditions and flooding. Operating hazards can cause personal injury or death, damage to or destruction of property, plant and equipment, environmental damage, performance delays, monetary losses or legal liability.

Potential acquisitions and expansions into new markets may result in significant transaction expense and expose the Company to risks associated with entering new markets and integrating new or acquired operations.

The Company may encounter risks associated with entering new markets in which it has limited or no experience. New operations require significant capital expenditures and may initially have a negative impact on the Company’s short-term cash flow, net income and results of operations. New start-up locations may not become profitable when projected or ever. In addition, the Company’s industry is highly fragmented and the Company expects to consider acquisition opportunities from time to time when it believes they would enhance the Company’s business and financial performance.

Acquisitions may impose significant strains on the Company’s management, operating systems and financial resources, and could experience unanticipated integration issues. The pursuit and integration of acquisitions may require substantial attention from the Company’s senior management, which will limit the amount of time they have available to devote to the Company’s existing operations. The Company’s ability to realize the expected benefits from any future acquisitions depends in large part on the Company’s ability to integrate and consolidate the new operations with the Company’s existing operations in a timely and effective manner. Future acquisitions also could result in the incurrence of substantial amounts of indebtedness and contingent liabilities (including environmental, employee benefits and safety and health liabilities), accumulation of goodwill that may become impaired, and an increase in amortization expenses related to intangible assets. Any significant diversion of management’s attention from the Company’s existing operations, the loss of key employees or customers of any acquired business, any major difficulties encountered in the opening of start-up locations or the integration of acquired operations or any associated increases in indebtedness, liabilities or expenses could have a material adverse effect on the Company’s business, financial condition or results of operations.

The Company may not realize the anticipated synergies and cost savings from acquisitions.

The Company has completed a number of acquisitions in recent years that it believes present revenue and cost-saving synergy opportunities. However, the integration of recent or future acquisitions may not result in the realization of the full benefits of the revenue and cost synergies that the Company expected at the time or currently expects within the anticipated time frame or at all. Moreover, the Company may incur substantial expenses or unforeseen liabilities in connection with the integration of acquired businesses. While the Company anticipates that certain expenses will be incurred, such expenses are difficult to estimate accurately and may exceed the Company’s estimates. Accordingly, the expected benefits may be offset by costs or delays incurred in integrating the businesses. Failure of recent or future acquisitions to meet the Company’s expectations and be integrated successfully could have a material adverse effect on the Company’s financial condition and results of operations.

27

The Company has operations throughout the United States and the United Kingdom, which subjects it to multiple federal, state, and local laws and regulations. Moreover, the Company operates at times as a government contractor or subcontractor which subjects it to additional laws, regulations, and contract provisions. Changes in law, regulations, government contract provisions, or other legal requirements, or the Company’s material failure to comply with any of them, can increase the Company’s costs and have other negative impacts on the Company’s business.

As of October 31, 2018, the Company’s 80 locations in the United States, including locations operated by Brundage-Bone and Eco-Pan, were situated across approximately 22 states and the Company’s 28 locations in the U.K. are in England, Scotland and Wales. Each of the Company’s sites exposes it to a host of different local laws and regulations. These requirements address multiple aspects of the Company’s operations, such as worker safety, consumer rights, privacy, employee benefits, antitrust, emissions regulations and may also impact other areas of the Company’s business, such as pricing. In addition, government contracts and subcontracts are subject to a wide range of requirements not applicable in the purely commercial context, such as extensive auditing and disclosure requirements; anti-money laundering, antibribery and anti-gratuity rules; political campaign contribution and lobbying limitations; and small and/or disadvantaged business preferences. Even when a government contractor has reasonable policies and practices in place to address these risks and requirements, it is still possible for problems to arise. Moreover, government contracts or subcontracts are generally riskier than commercial contracts, because, when problems arise, the adverse consequences can be severe, including civil false claims (which can involve penalties and treble damages), suspension and debarment, and even criminal prosecution. Moreover, the requirements of laws, regulations, and government contract provisions are often different in different jurisdictions. Changes in these requirements, or any material failure by the Company to comply with them, can increase the Company’s costs, negatively affect the Company’s reputation, reduce the Company’s business, require significant management time and attention and generally otherwise impact the Company’s operations in adverse ways.

The Company is subject to numerous environmental and safety regulations. If the Company is required to incur compliance or remediation costs that are not currently anticipated, the Company’s liquidity and operating results could be materially and adversely affected.

The Company’s facilities and operations are subject to comprehensive and frequently changing federal, state and local laws and regulations relating to environmental protection and health and safety. These laws and regulations govern, among other things, occupational safety, employee relations, the discharge of substances into the air, water and land, the handling, storage, transport, use and disposal of hazardous materials and wastes and the cleanup of properties affected by pollutants. The Company has in the past and may in the future fail to comply with applicable environmental and safety regulations. If the Company violates environmental or safety laws or regulations, the Company may be required to implement corrective actions and could be subject to civil or criminal fines or penalties or other sanctions. The Company cannot assure you that it will not have to make significant capital or operating expenditures in the future in order to comply with applicable laws and regulations or that it will comply with applicable environmental laws at all times. Such violations or liability could have a material adverse effect on the Company’s business, financial condition and results of operations.

Environmental laws also impose obligations and liability for the investigation and cleanup of properties affected by hazardous substance or fuel spills or releases. These liabilities are often joint and several, and may be imposed on the parties generating or disposing of such substances or on the owner or operator of affected property, often without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances. The Company may also have liability for past contamination as successors-in-interest for companies which were acquired or where there was a merger. Accordingly, the Company may become liable, either contractually or by operation of law, for investigation, remediation, monitoring and other costs even if the contaminated property is not presently owned or operated by the Company, or if the contamination was caused by third parties during or prior to the Company’s ownership or operation of the property. Contamination and exposure to hazardous substances can also result in claims for damages, including personal injury, property damage, and natural resources damage claims.

28

Most of the Company’s properties currently have above or below ground storage tanks for fuel and other petroleum products and oil-water separators (or equivalent wastewater collection/treatment systems). Given the nature of the Company’s operations (which involve the use of diesel and other petroleum products, solvents and other hazardous substances) for fueling and maintaining the Company’s equipment and vehicles, and the historical operations at some of the Company’s properties, the Company may incur material costs associated with soil or groundwater contamination. Future events, such as changes in existing laws or policies or their enforcement, or the discovery of currently unknown contamination, may give rise to remediation liabilities or other claims or costs that may be material.

The Company’s business depends on favorable relations with the Company’s employees, and any deterioration of these relations, labor shortages or increases in labor costs could adversely affect the Company’s business, financial condition and results of operations and the Company’s collective bargaining agreements and the Company’s relationship with the Company’s union-represented employees could disrupt the Company’s ability to serve the Company’s customers, lead to higher labor costs or the payment of withdrawal liability in connection with multiemployer plans.

As of October 31, 2018, approximately 12% of the Company’s employees in the United States (but none of the Company’s employees in the United Kingdom) were represented by unions or covered by collective bargaining agreements. The states in which the Company’s employees are represented by unions or covered by collective bargaining agreements are California, Washington and Oregon. There can be no assurance that the Company’s non-unionized employees will not become members of a union or become covered by a collective bargaining agreement, including through an acquisition of a business whose employees are subject to such an agreement. Any significant deterioration in employee relations, shortages of labor or increases in labor costs at any of the Company’s locations could have a material adverse effect on the Company’s business, financial condition or results of operations. A slowdown or work stoppage that lasts for a significant period of time could cause lost revenues and increased costs and could adversely affect the Company’s ability to meet the Company’s customers’ needs.

Furthermore, the Company’s labor costs could increase as a result of the settlement of actual or threatened labor disputes. In addition, the Company’s collective bargaining agreement with the Company’s union in California and Oregon expire in 2019 and 2020, respectively and will need to be renegotiated. The Company’s collective bargaining agreement with the Company’s union in Washington expires in 2037. The Company cannot assure you that renegotiation of these agreements will be successful or will not result in adverse economic terms or work stoppages or slowdowns.

Under the Company’s collective bargaining agreements, the Company is, and has previously been, obligated to contribute to several multiemployer pension plans on behalf of the Company’s unionized employees. A multiemployer pension plan is a defined benefit pension plan that provides pension benefits to the union-represented workers of various generally unrelated companies. Under the Employment Retirement Income Security Act of 1974 (“ERISA”), an employer that has an obligation to contribute to an underfunded multiemployer plan, as well as any other entities that are treated as a single employer with such employer under applicable tax and ERISA rules, may become jointly and severally liable, generally upon complete or partial withdrawal from a multiemployer plan, for its proportionate share of the plan’s unfunded benefit obligations. These liabilities are known as “withdrawal liabilities.” Certain of the multiemployer plans to which the Company is obligated to contribute have been in the past and currently remain significantly underfunded. Moreover, due to the level of underfunding, at least one of these multiemployer plans has been and continues to be in “critical status,” meaning, among other things, that the trustees of the plan are required to adopt a rehabilitation plan and the Company is required to pay a surcharge on top of the Company’s regular contributions to the plan.

29

The Company currently has no intention of withdrawing, in either a complete or partial withdrawal, from any of the multiemployer plans to which it currently contributes and the Company has not been assessed any withdrawal liability in the past when it has ceased participating in certain multiemployer plans to which it previously contributed. In addition, the Company believes that the “construction industry” multiemployer plan exception may apply if the Company did withdraw from any of the Company’s current multiemployer plans. The “construction industry” exception generally delays the imposition of withdrawal liability in connection with an employer’s withdrawal from a “construction industry” multiemployer plan unless and until (among other things) that employer continues or resumes covered operations in the relevant geographic region without continuing or resuming (as applicable) contributions to the multiemployer plan. If this exception applies, withdrawal liability may be delayed or even inapplicable if the Company ceases participation in any multiemployer plan(s). However, there can be no assurance that the Company will not withdraw from one or more multiemployer plans in the future, that the “construction industry exception” would apply if the Company did withdraw, or that the Company will not incur withdrawal liability if it does withdraw. Accordingly, the Company may be required to pay material amounts of withdrawal liability if one or more of those plans is underfunded at the time of withdrawal and withdrawal liability applies in connection with the Company’s withdrawal. In addition, the Company may incur material liabilities if any multiemployer plan(s) in which it participates requires it to increase the Company’s contribution levels to alleviate existing underfunding and/or becomes insolvent, terminates or liquidates.

Labor relations matters at construction sites where the Company provides services may result in increases in its operating costs, disruptions in its business and decreases in its earnings.

Labor relations matters at construction sites where the Company provides services may result in work stoppages, which would in turn affect the Company’s ability to provide services at such locations. If any such work stoppages were to occur at work sites where the Company provides services, the Company could experience a significant disruption of its operations, which could materially and adversely affect its business, financial condition, results of operations, liquidity, and cash flows. Also, labor relations matters affecting the Company’s suppliers could adversely impact the Company’s business from time to time.

If the Company determines that its goodwill has become impaired, the Company may incur impairment charges, which would negatively impact the Company’s operating results.

At October 31, 2018, the Company had recorded goodwill of $47.3 million, $6.9 million, $18.4 million and $1.9 million for the acquisitions of Brundage-Bone, Eco-Pan, Camfaud and O’Brien, respectively. Goodwill represents the excess of cost over the fair value of net assets acquired in business combinations.

The Company will assess potential impairment of its goodwill at least annually. Impairment may result from significant changes in the manner of use of the acquired assets, negative industry or economic trends or significant underperformance relative to historical or projected operating results. An impairment of the Company’s goodwill may have a material adverse effect on the Company’s results of operations.

Turnover of members of the Company’s management, staff and pump operators and the Company’s ability to attract and retain key personnel may affect the Company’s ability to efficiently manage the Company’s business and execute the Company’s strategy.

The Company’s business depends on the quality of, and the Company’s ability to attract and retain, the Company’s senior management and staff, and competition in the Company’s industry and the business world for top management talent is generally significant. Although the Company believes it generally has competitive pay packages, it can provide no assurance that the Company’s efforts to attract and retain senior management staff will be successful. In addition, the loss of services of certain members of the Company’s senior management could adversely affect the Company’s business until suitable replacements can be found.

The Company depends upon the quality of its staff personnel, including sales and customer service personnel who routinely interact with and fulfill the needs of its customers, and on the Company’s ability to attract and retain and motivate skilled operators and other associated personnel to operate its equipment in order to provide its concrete pumping services to its customers. There is significant competition for qualified personnel in a number of the Company’s markets, including Texas, Colorado, Utah, and Idaho where the Company faces competition from the oil and gas industry for qualified drivers and operators. There is a limited number of persons with the requisite skills to serve in these positions, and such positions require a significant investment by the Company in initial training of operators of the Company’s equipment. The Company cannot assure you that the Company will be able to locate, employ, or retain such qualified personnel on terms acceptable to the Company or at all. The Company’s costs of operations and selling, general and administrative expenses have increased in certain markets and may increase in the future if the Company is required to increase wages and salaries to attract qualified personnel, and there is no assurance that the Company can increase its prices to offset any such cost increases. There is also no assurance the Company can effectively limit staff turnover as competitors or other employers seek to hire the Company’s personnel. A significant increase in such turnover could negatively affect the Company’s business, financial condition, results of operations and cash flows.

30

The Company’s credit facilities may limit the business’ financial and operating flexibility.

The Company’s credit facilities include negative covenants restricting its ability to incur additional indebtedness, pay dividends or make other payments, make loans and investments, sell assets, incur certain liens, enter into transactions with affiliates, and consolidate, merge or sell assets. These covenants limit the ability of the respective restricted entities to fund future working capital and capital expenditures, engage in future acquisitions or development activities, or otherwise realize the value of their assets and opportunities fully because of the need to dedicate a portion of cash flow from operations to payments on debt. In addition, such covenants limit the flexibility of the respective restricted entities in planning for, or reacting to, changes in the industries in which they operate.

The Company’s business could be hurt if it is unable to obtain capital as required, resulting in a decrease in the Company’s revenue and cash flows.

The Company requires capital for, among other purposes, purchasing equipment to replace existing equipment that has reached the end of its useful life and for growth resulting from expansion into new markets, completing acquisitions and refinancing existing debt. If the cash that the Company generates from its business, together with cash that the Company may borrow under its credit facilities, is not sufficient to fund the Company’s capital requirements, the Company will require additional debt or equity financing. If such additional financing is not available to fund the Company’s capital requirements the Company could suffer a decrease in its revenue and cash flows that would have a material adverse effect on the Company’s business. Furthermore, the Company’s ability to incur additional debt is and will be contingent upon, among other things, the covenants contained in its credit facilities. In addition, the Company’s credit facilities place restrictions on the Company’s and the Company’s restricted subsidiaries’ ability to pay dividends and make other restricted payments (subject to certain exceptions). The Company cannot be certain that any additional financing that the Company requires will be available or, if available, will be available on terms that are satisfactory to the Company. If the Company is unable to obtain sufficient additional capital in the future, the Company’s business could be materially adversely affected.

The Company may not be able to generate sufficient cash to service all of its indebtedness and may be forced to take other actions to satisfy its obligations under applicable debt instruments, which may not be successful.

The Company’s ability to make scheduled payments on or to refinance the Company’s indebtedness obligations, including the Company’s credit facilities, depends on the Company’s financial condition and operating performance, which are subject to prevailing economic and competitive conditions and certain financial, business and other factors beyond the Company’s control. The Company may not be able to maintain a level of cash flows from operating activities sufficient to permit it to pay the principal, premium, if any, and interest on the Company’s indebtedness.

If the Company’s cash flows and capital resources are insufficient to fund debt service obligations, the Company may be forced to reduce or delay investments and capital expenditures, sell assets, seek additional capital or restructure or refinance indebtedness. The Company’s ability to restructure or refinance the Company’s indebtedness will depend on the condition of the capital markets and the Company’s financial condition at such time. Any refinancing of indebtedness could be at higher interest rates and may require the Company to comply with more onerous covenants, which could further restrict business operations. The terms of existing or future debt instruments may restrict the Company from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on outstanding indebtedness on a timely basis would likely result in a reduction of the Company’s credit rating, which could harm the Company’s ability to incur additional indebtedness.

If the Company is unable to collect on contracts with customers, its operating results would be adversely affected.

The Company has billing arrangements with a majority of its customers that provide for payment on agreed terms after the Company’s services are provided. If the Company is unable to manage credit risk issues adequately, or if a large number of customers should have financial difficulties at the same time, the Company’s credit losses could increase significantly above their low historical levels and the Company’s operating results would be adversely affected. Further, delinquencies and credit losses increased during the last recession and generally can be expected to increase during economic slowdowns or recessions.

31

If the Company is unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act or the Company’s internal control over financial reporting is not effective, the reliability of the Company’s financial statements may be questioned and the Company’s stock price may suffer.

Section 404 of the Sarbanes-Oxley Act requires any company subject to the reporting requirements of the U.S. securities laws to do a comprehensive evaluation of its and its consolidated subsidiaries’ internal control over financial reporting. To comply with this statute, the Company will eventually be required to document and test its internal control procedures, the Company’s management will be required to assess and issue a report concerning the Company’s internal control over financial reporting, and the Company’s independent auditors will be required to issue an opinion on its audit of the Company’s internal control over financial reporting. The rules governing the standards that must be met for management to assess the Company’s internal control over financial reporting are complex and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, the Company’s management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act. The Company currently has a material weakness in internal controls over financial reporting as it relates to a) lack of segregation of duties to effectively perform detailed review of account reconciliations and journal entries; b) lack of formally documented precision levels relating to management review controls; and c) insufficient restrictions on admin access for information technology in the U.K. The aforementioned material weaknesses in internal control are primarily driven by a lack of resources as the Company makes its transition from a private to public entity. If the Company’s management cannot remediate material weakness or favorably assess the effectiveness of its internal control over financial reporting or the Company’s auditors identify material weaknesses in its internal controls, investor confidence in the Company financial results may weaken, and the Company’s stock price may suffer.

Disruptions in the Company’s information technology systems due to cyber security threats or other factors could limit the Company’s ability to effectively monitor and control the Company’s operations and adversely affect the Company’s operating results, and unauthorized access to customer information on the Company’s systems could adversely affect the Company’s relationships with the Company’s customers or result in liability.

The Company’s information technology systems, including the Company’s enterprise resource planning system, facilitate the Company’s ability to monitor and control the Company’s assets and operations and adjust to changing market conditions and customer needs. Any disruptions in these systems or the failure of these systems to operate as expected could, depending on the magnitude of the problem, adversely affect the Company’s operating results by limiting the Company’s capacity to effectively monitor and control the Company’s assets and operations and adjust to changing market conditions in a timely manner. Many of the Company’s business records at most of the Company’s branches are still maintained manually, and loss of those records as a result of facility damage, personnel changes or otherwise could also cause such disruptions. In addition, because the Company’s systems sometimes contain information about individuals and businesses, the Company’s failure to appropriately safeguard the security of the data it holds, whether as a result of its own error or the malfeasance or errors of others, could harm the Company’s reputation or give rise to legal liabilities, leading to lower revenue, increased costs and other material adverse effects on the Company’s results of operations.

The Company has taken steps intended to mitigate these risks, including business continuity planning, disaster recovery planning and business impact analysis. However, a significant disruption or cyber intrusion could adversely affect the Company’s results of operations, financial condition and liquidity. Furthermore, instability in the financial markets as a result of terrorism, sustained or significant cyber attacks, or war could also materially adversely affect the Company’s ability to raise capital.

Fluctuations in fuel costs or reduced supplies of fuel could harm the Company’s business.

Fuel costs represent a significant portion of the Company’s operating expenses and the Company is dependent upon fuel to transport and operate its equipment. The Company could be adversely affected by limitations on fuel supplies or increases in fuel prices that result in higher costs of transporting equipment to and from job sites and higher costs to operate the Company’s concrete pumps and other equipment. Although the Company is able to pass through the impact of fuel price charges to most of its customers, there is often a lag before such pass-through arrangements are reflected in the Company’s operating results and there may be a limit to how much of any fuel price increases the Company can pass onto its customers. Any such limits may adversely affect the Company’s results of operations.

32

The Company depends on access to its branch facilities to service its customers and maintain and store its equipment.

The Company depends on its primary branch facilities in the U.S. and U.K., respectively, to store, service and maintain its fleet. These facilities contain most of the specialized equipment the Company requires to service its fleet, in addition to the extensive secure storage areas needed for a significant number of large vehicles. If any of the Company’s facilities were to sustain significant damage or become unavailable to the Company for any reason, including natural disasters, the Company’s operations could be disrupted, which could in turn adversely affect its relationships with its customers and its results of operations and cash flow. Any limitation on the Company’s access to facilities as a result of any breach of, or dispute under, the Company’s leases could also disrupt and adversely affect the Company’s operations.

The Company’s acquisitions made in the U.K. may divert the Company’s resources from other aspects of the Company’s business and require it to incur additional debt, and will subject it to additional and different regulations. Failure to manage these economic, financial, business and regulatory risks may adversely impact the Company’s growth in the U.K. and the Company’s results of operations.

The Company’s expansion into markets in the U.K. required, and may continue to require, it to incur additional debt and divert resources from other aspects of the Company’s business. In addition, the Company may incur difficulties in staffing and managing its U.K. operations, and face fluctuations in currency exchange rates, exposure to additional regulatory requirements, including certain trade barriers, changes in political and economic conditions, and exposure to additional and potentially adverse tax regimes. The Company’s success in the U.K. will depend, in part, on the Company’s ability to anticipate and effectively manage these and other risks. The Company’s failure to manage these risks may adversely affect the Company’s growth in the U.K. and lead to increased administrative and other costs.

The Company may be adversely affected by recent developments relating to the U.K.’s referendum vote in favor of leaving the European Union.

The U.K. held a referendum on June 23, 2016 in which a majority voted for the U.K.’s withdrawal from the European Union, which is commonly referred to as Brexit. As a result of this vote, a process of negotiation has begun to determine the terms of Brexit and of the U.K.’s relationship with the European Union going forward. The effects of the Brexit vote and the perceptions as to the impact of the withdrawal of the U.K. from the European Union may adversely affect business activity and economic and market conditions in the U.K., the Eurozone, and globally and could contribute to instability in global financial and foreign exchange markets, including volatility in the value of the pound sterling and the euro. In addition, Brexit could lead to additional political, legal and economic instability in the European Union. Specifically, the Company has not identified any additional risk factors under Brexit than those discussed herein. Additionally, the Company has not identified any trends or potential changes to critical accounting estimates as a result of Brexit. The Company will continue to assess risk factors and accounting and reporting considerations Any of these effects of Brexit, and others the Company cannot anticipate, could adversely affect the value of the Company’s assets in the U.K., as well as the Company’s business, financial condition, results of operations and cash flows.

Due to the material portion of the Company’s business conducted in currency other than U.S. dollars, the Company has significant foreign currency risk.

The Company’s consolidated financial statements are presented in accordance with GAAP, and the Company reports, and will continue to report, its results in U.S. dollars. Some of the Company’s operations are conducted by subsidiaries in the United Kingdom. The results of operations and the financial position of these subsidiaries are recorded in the relevant foreign currencies and then translated into U.S. dollars. Any change in the value of the pound sterling against the U.S. dollar during a given financial reporting period would result in a foreign currency loss or gain on the translation of U.S. dollar denominated revenues and costs. The exchange rates between the pound sterling against the U.S. dollar have fluctuated significantly in recent years and may fluctuate significantly in the future. Consequently, the Company’s reported earnings could fluctuate materially as a result of foreign exchange translation gains or losses and may not be comparable from period to period.

33

The Company faces market risks attributable to fluctuations in foreign currency exchange rates and foreign currency exposure on the translation into U.S. dollars of the financial results of the Company’s operations in the United Kingdom. Exchange rate fluctuations could have an adverse effect on the Company’s results of operations. Both favorable and unfavorable foreign currency impacts to the Company’s foreign currency-denominated operating expenses are mitigated to a certain extent by the natural, opposite impact on the Company’s foreign currency-denominated revenue.

Recently enacted U.S. tax legislation may adversely affect our business, results of operations, financial condition and cash flow.

On December 22, 2017, the President of the U.S. signed into law Public Law No. 115-97, commonly referred to as the Tax Cuts and Jobs Act, following its passage by the United States Congress. The Tax Cuts and Jobs Act made significant changes to U.S. federal income tax laws, including changing the corporate tax rate to a flat 21% rate, introducing a capital investment deduction in certain circumstances, placing certain limitations on interest deductions, modifying the rules regarding the usability of certain net operating losses, and making extensive changes to the U.S. international tax system. The Company is currently in the process of analyzing the effects of this new legislation on its business, results of operations, financial condition and cash flow pending regulations on previously taxed income. The impact of these new rules is uncertain and could be adverse.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;
•	expected timing and amount of the release of any tax valuation allowances;
•	tax effects of stock-based compensation;
•	costs related to intercompany restructurings;
•	changes in tax laws, regulations or interpretations thereof; and
•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Risks Related to the Company’s Securities

There can be no assurance that the Company will be able to comply with Nasdaq’s continued listing standards.

If Nasdaq delists the Company’s securities from trading on its exchange for failure to meet the continued listing standards, the Company and its security holders could face significant material adverse consequences including:

•	a limited availability of market quotations for its securities;
•	a determination that its common stock is a “penny stock” which will require brokers trading in its common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for its common stock;
•	a decreased ability to issue additional securities or obtain additional financing in the future.

34

Shares of our common stock have been thinly traded in the past.

Although a trading market for our common stock exists, the trading volume has not been significant and there can be no assurance that an active trading market for our common stock will develop or, if developed, be sustained in the future. As a result of the thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate his investment in our common stock. Trading of a relatively small volume of our common stock may have a greater impact on the trading price for our stock than would be the case if our public float were larger. We cannot predict the prices at which our common stock will trade in the future.

In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the OTC Markets, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of the Company’s securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If an active market for our securities develops and continues, the trading price of the Company’s securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and the Company’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the Company’s securities following the Business Combination may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•	changes in the market’s expectations about our operating results;
•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;
•	speculation in the press or investment community;
•	success of competitors;
•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;
•	changes in financial estimates and recommendations by securities analysts concerning company or the market in general;
•	operating and stock price performance of other companies that investors deem comparable to the Company;
•	our ability to market new and enhanced products on a timely basis;
•	changes in laws and regulations affecting our business;
•	commencement of, or involvement in, litigation involving the company;
•	changes in the company’s capital structure, such as future issuances of securities or the incurrence of additional debt;
•	the volume of shares of the Company’s common stock available for public sale;
•	any major change in the Company’s Board or management;
•	sales of substantial amounts of the Company’s common stock by our directors, officers or significant stockholders or the perception that such sales could occur; and
•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

35

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Future sales of the Company’s common stock may cause the market price of its securities to drop significantly, even if its business is doing well.

Pursuant to the Stockholders Agreement:

•	the Sponsor and Industrea’s independent directors (collectively, the “Initial Stockholders”) have agreed not to transfer the Founder Shares until the earlier of (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) following the Closing, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company’s common stock for cash, securities or other property;
•	the Initial Stockholders have agreed not to transfer the private placement warrants until 30 days after the Closing;
•	each CPH Management Holder (as defined therein) has agreed not to transfer any shares of the Company’s common stock acquired by such CPH Management Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is (a) the first anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Company securities held as of the date of Closing; (b) the second anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Company securities held as of the date of Closing; and (c) the third anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Company securities held as of the date of Closing;
•	each Non-Management CPH Holder (as defined therein) may not transfer any shares of the Company’s common stock acquired by such Non-Management CPH Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is one hundred and eighty (180) days after the Closing; and
•	the Argand Investor may not transfer any shares of the Company's common stock acquired by the Argand Investor in exchange for the Industrea common stock issued to it pursuant to the Argand Subscription Agreement for a period commencing on the date of Closing and ending on (a) if the number of shares issued to BBCP Investors, LLC ("Peninsula") pursuant to the terms of its rollover agreement entered into in connection with the Business Combination does not exceed the Peninsula Threshold (as defined in the Stockholders Agreement), the date that is one hundred and eighty (180) days after the Closing, or (b) if the number of shares issued to Peninsula pursuant to the terms of its rollover agreement entered into in connection with the Business Combination exceeds the Peninsula Threshold, the date that is one year after the Closing.

In addition, certain CPH stockholders and the Initial Stockholders are entitled to registration rights, subject to certain limitations, with respect to the Company’s common stock they received in the Business Combination pursuant to the Stockholders Agreement entered into in connection with the consummation of the Business Combination. The Stockholders Agreement provides that the Company will, not later than 90 days after the Closing, file a registration statement covering the Founder Shares, the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and the shares of the Company’s common stock issued to the CPH stockholders at the Closing. In addition, these stockholders will have certain demand and “piggyback” registration rights following the consummation of the Business Combination. the Company will bear certain expenses incurred in connection with the exercise of such rights. The presence of these additional securities trading in the public market may have an adverse effect on the market price of the Company’s common stock.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

•	labor availability and costs for hourly and management personnel;

36

•	profitability of our products, especially in new markets and due to seasonal fluctuations;
•	changes in interest rates;
•	impairment of long-lived assets;
•	macroeconomic conditions, both nationally and locally;
•	negative publicity relating to products we serve;
•	changes in consumer preferences and competitive conditions;
•	expansion to new markets; and
•	fluctuations in commodity prices.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock adversely, then the price and trading volume of the Company’s common stock could decline.

The trading market for the Company’s common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company. If no securities or industry analysts commence coverage of the Company, the Company’s stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the Company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of the Company’s common stock would likely decline. If any analyst who may cover the Company were to cease coverage of the Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause the Company’s stock price or trading volume to decline.

Changes in laws or, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We have not registered the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We have not registered the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. Under the terms of the warrant agreement, we have agreed to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in such registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption is available. Notwithstanding the above, if the Company’s common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws.

37

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then-outstanding warrants. As a result, the exercise price of our warrants could be increased, the exercise period could be shortened and the number of shares of common stock purchasable upon exercise of a warrant could be decreased without a warrant holder’s approval.

Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of common stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of  $0.01 per warrant, provided that the last reported sales price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the warrant holders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the private placement warrants will be redeemable by us so long as they are held by our Initial Stockholders or their permitted transferees.

The warrants are exercisable for common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to the Company’s stockholders.

Industrea issued 23,000,000 public warrants as part of its IPO, and prior to our IPO, Industrea issued 11,100,000 private placement warrants to the Sponsor. Each warrant is exercisable for one share of common stock at $11.50 per share. In connection with the Business Combination, the Company assumed Industrea’s warrants, and such warrants are exercisable for shares of the Company’s common stock. To the extent such warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the holders of common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of the Company’s common stock.

38

We are a holding company with no business operations of our own and we depend on cash flow from CPH to meet our obligations.

The Company is a holding company with no business operations of its own or material assets other than the stock of its subsidiaries. All of its operations are conducted by its subsidiary, CPH. As a holding company, the Company requires dividends and other payments from its subsidiaries to meet cash requirements. The terms of any credit facility may restrict the Company’s subsidiaries from paying dividends and otherwise transferring cash or other assets to it. If there is an insolvency, liquidation or other reorganization of any of the Company’s subsidiaries, the Company’s stockholders likely will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before the Company, as an equityholder, would be entitled to receive any distribution from that sale or disposal. If CPH is unable to pay dividends or make other payments to the Company when needed, we will be unable to satisfy our obligations.

Anti-takeover provisions contained in the Company’s amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws (the “Bylaws”), as well as provisions of Delaware law, could impair a takeover attempt.

The Charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include:

•	a staggered board of directors providing for three classes of directors, which limits the ability of a stockholder or group to gain control of the Company’s Board;
•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
•	the right of the Company’s Board to elect a director to fill a vacancy created by the expansion of the Company’s Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on the Company’s Board;
•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;
•	a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of the Company’s Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and
•	advance notice procedures that stockholders must comply with in order to nominate candidates to the Company’s Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

The Charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by the Company’s stockholders, which could limit the Company’s stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers or employees.

The Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL, the Charter or the Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of  (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) arising under the Securities Act or for which the Court of Chancery does not have subject matter jurisdiction including, without limitation, any claim arising under the Exchange Act, as to which the federal district court for the District of Delaware shall be the sole and exclusive forum.

39

Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock will be deemed to have notice of, and consented to, the provisions of the Charter described in the preceding paragraph. However, stockholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and such persons. Alternatively, a court may determine that the choice of forum provision is unenforceable. If a court were to find these provisions of the Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of  (i) the last day of the fiscal year (a) following August 1, 2022, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Because CPH had revenues during the fiscal year ended October 31, 2018 of approximately $243.2 million, if we expand our business or increase our revenues, we may cease to be an emerging growth company prior to August 1, 2022.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for securities and our stock price may be more volatile.

The U.S. federal tax treatment of the outstanding warrants, which were exercisable for one share of Class A common stock prior to the Industrea Merger and became exercisable for one share of Company common stock following the Industrea Merger, is unclear and, as a result, the U.S. federal income tax consequences to holders of such warrants are also unclear.

40

There is a substantial risk that the outstanding warrants, which were exercisable for one share of Class A common stock prior to the Industrea Merger and became exercisable for one share of the Company’s common stock following the Industrea Merger, will be treated for U.S. federal income tax purposes as having been “exchanged” by the holders of such warrants for new warrants. Because the terms of the warrants were not otherwise changed pursuant to the Industrea Merger and because the terms of the warrants, when originally issued, contemplated, among other things, the warrants becoming exercisable into shares of another corporation under circumstances similar to the Industrea Merger, the warrants becoming exercisable into shares of the Company’s common stock should not be treated for U.S. federal income tax purposes as giving rise to an exchange of the warrants for new warrants. Although we intend to take this position, no assurance can be given, however, that the IRS would not assert, or that a court would not sustain a contrary position, and if the warrants were to be treated as having been exchanged for new warrants and such exchange were governed only by Section 351 of the Code and not by Section 368 of the Code, a holder of common stock holding such warrants would be required to recognize gain, but not loss, as a result of the exchange equal to the lesser of  (i) such stockholder’s “realized gain” from the exchange (generally the excess of the sum of the fair market value of the Company’s common stock received and new warrants treated as having been received over such stockholder’s aggregate tax basis in the common stock exchanged and warrants treated as having been exchanged), or (ii) the fair market value of the new warrants treated as having been received. Please see the section entitled “The Business Combination Proposal — Material United States Federal Income Tax Considerations” in the proxy statement/prospectus, which is incorporated herein by reference.

Selected Financial Data

The selected financial data of Industrea is set forth in the proxy statement/prospectus in the section entitled “Selected Historical Financial Information of Industrea,” which is incorporated herein by reference.

Selected Consolidated Historical Financial Information of CPH

The selected historical consolidated balance sheet data as of October 31, 2018, 2017 and 2016 and the selected historical consolidated statements of operations and cash flows data for each of the years ended October 31, 2018, 2017 and 2016 have been derived from CPH’s audited consolidated financial statements that are included elsewhere in this Amendment. CPH’s consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”).

This information should be read in conjunction with “Risk Factors,” “CPH Management’s Discussion and Analysis of Financial Condition and Results of Operations” and CPH’s consolidated financial statements and notes thereto included elsewhere in this Amendment. The selected historical consolidated financial information in this section is not intended to replace CPH’s historical consolidated financial statements and the related notes thereto included elsewhere in this Amendment. CPH’s historical results are not necessarily indicative of future results.

41

	Year Ended October 31,
in thousands	2018	2017	2016

Statement of operations information:
Revenue	$243,223	$211,211	$172,426
Cost of sales	136,877	121,451	97,242
Gross profit	106,346	89,759	75,184
Operating expenses
General and administrative	58,789	52,865	40,591
Transaction costs	7,590	4,490	3,691
Operating income	39,967	32,405	30,902
Other (expense) income
Interest expense, net	(21,425)	(22,748)	(19,516)
Loss on extinguishment	-	(5,161)	(644)
Other income (expense)	55	174	(54)
Income before income tax	18,597	4,670	10,687
Income tax benefit (expense)	9,784	(3,757)	(4,454)
Net income	$28,381	$913	$6,234

Less: Net loss attributable to noncontrolling interest	-	-	(36)
Net Income attributable to Concrete Pumping Holdings, Inc. and Subsidiaries	$28,381	$913	$6,270

Less preferred shares dividends	(1,428)	(1,812)	(1,695)
Less undistributed earnings allocated to preferred shares	(6,365)	-	(1,109)

Undistributed income (loss) available to common shareholders	$20,588	$(899)	$3,466

Net income (loss) per share-basic	$2.72	$(0.12)	$0.46
Net income (loss) per share-diluted	$2.47	$(0.12)	$0.42

Weighted average number of shares outstanding
Basic	7,576	7,576	7,576
Diluted	8,326	7,576	8,279

42

	As of October 31,
	2018	2017	2016
(in thousands)
Balance sheet data:
Cash and cash equivalents	$8,621	$6,925	$3,249
Total current assets	56,495	46,705	32,298
Property and equipment, net	201,915	175,542	138,686
Total assets	370,144	338,847	254,929
Total current liabilities	94,950	96,302	31,583
Total long term liabilities	173,470	156,985	142,254
Total stockholders’ equity	46,021	19,156	21,915
Total working capital	(38,455)	(49,597)	715

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company is included as Exhibit 99.4 and incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Operations

The Industrea management’s discussion and analysis of financial condition and results of operations is set forth in the proxy/statement prospectus in the section entitled “Industrea Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

CPH’s Management’s Discussion and Analysis of Financial Condition and Operations

You should read the following management’s discussion and analysis together with “Selected Consolidated Historical Financial Information of CPH” and CPH’s audited financial statements and the related notes for the years ended October 31, 2018 and 2017 and the related notes included elsewhere in this report. This discussion contains forward-looking statements about CPH’s business, operations and industry that involve risks and uncertainties, such as statements regarding CPH’s plans, objectives, expectations and intentions. CPH’s future results and financial condition may differ materially from those currently anticipated by CPH because of the factors described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

U.S. Concrete Pumping — Brundage-Bone (“Brundage-Bone”)

Founded in 1983 with just one location in Denver, Colorado, CPH provides concrete pumping services in the U.S. with a fleet of 584 equipment units from a highly diversified footprint of 80 locations across 22 states (as of October 31, 2018) and operates under the brand Brundage-Bone. Brundage-Bone provides operated concrete pumping services, for which Brundage-Bone bills customers on a negotiated time and volume basis based on the duration of the job and yards of concrete pumped. Additional charges (such as a fuel surcharge and travel costs) are frequently added based on the local market competitive environment and specific project requirements. Typically, Brundage-Bone sends a single operator with each concrete pump. Brundage-Bone does not take ownership of the concrete and thus has minimal inventory or product liability risk. Brundage-Bone typically does not engage in fixed-bid work or have surety bonding requirements. Brundage-Bone operates a daily fee-based revenue model regardless of project completion.

CPH believes that Brundage-Bone is the leading provider of concrete pumping services in the U.S. based on fleet size and the only competitor with a multi-regional footprint in a highly fragmented industry. Brundage-Bone’s large fleet of specialized pumping equipment and highly-trained operators position Brundage-Bone to deliver concrete placement solutions that CPH believes facilitate substantial labor cost savings to its customers, shorten concrete placement times, enhance worksite safety and improve construction quality. CPH has actively positioned the Brundage-Bone business towards commercial and infrastructure construction projects, while continuing to pursue profitable residential opportunities.

43

Late in fiscal year 2015 and in the first month of fiscal year 2016, CPH completed the asset purchase acquisition of five concrete pumping companies at approximately the value of the respective assets. Three of the acquisitions with a combined purchase price totaling approximately $7.3 million, positioned CPH in the South Carolina markets of Charleston and Greenville, in Knoxville, Tennessee, and in Birmingham, Alabama. The fourth acquisition was completed at a value of $1.1 million and solidified CPH’s existing presence in the Dallas/Tyler area of Texas. The fifth acquisition was very small, and solidified CPH’s presence in the Amarillo/Lubbock region of Texas.

On April 20, 2018, Brundage-Bone entered into an asset purchase agreement to acquire substantially all assets of Richard O’Brien Companies, Inc., O’Brien Concrete Pumping-Arizona, Inc., O’Brien Concrete Pumping-Colorado, Inc. and O’Brien Concrete Pumping, LLC (collectively, “O’Brien” or “the O’Brien Companies”) for a purchase price of $21.0 million. The O’Brien acquisition solidified Brundage-Bone’s presence in the Colorado and Phoenix, Arizona markets and is a compelling addition to the business.

U.K. Concrete Pumping — Camfaud (“Camfaud”)

On November 17, 2016, CPH formed Oxford Pumping Holdings Ltd. (“Oxford”) to complete the stock acquisitions of two concrete pumping companies in the U.K.: Camfaud Concrete Pumps Limited and Premier Concrete Pumping Limited, which each also owned 50% of the stock of South Coast Concrete Pumping Limited (together, the “Oxford Acquisitions”). Oxford was a wholly owned subsidiary of Brundage-Bone Concrete Pumping, Inc., which in turn is wholly owned by Concrete Pumping Intermediate Holdings, LLC. Following an internal restructuring, Oxford Pumping Holdings Ltd. changed its name to Camfaud Group Limited on April 3, 2018. CPH operates its business in the U.K. under the “Camfaud” brand name. Camfaud operates both a fixed and a mobile fleet. The fixed fleet business entails either (1) Utilizing static line pumps with an accompanied operator, or (2) renting out the equipment without an operator. Mobile equipment is charged to customers under a minimum hire rate (typically five to eight hours). The business model is similar to pumping in the U.S. In the U.K., CPH, under the “Camfaud” brand name, provides concrete pumping services with a fleet of 361 equipment units from 28 locations as of October 31, 2018. On July 3, 2017, Camfaud completed the stock acquisition of Reilly Concrete Pumping Ltd. (“Reilly”), a concrete pumping company based in the U.K. The Reilly acquisition provides Camfaud with a more comprehensive footprint across the U.K., allowing the company to provide its diverse customer base with a truly national service offering on major infrastructure and commercial projects. Reilly’s mobile pump fleet totaled 45 pumps as of October 31, 2018.

The aggregate purchase price for Camfaud (formerly known as Oxford) was approximately $56.0 million excluding transaction fees and expenses, which was paid through the issuance of an additional $40.0 million of Senior Secured Notes, $6.0 million of seller notes with an annual paid-in-kind interest rate of 5.0%, and the remainder drawn on a new £22.5 million credit facility (“U.K. Credit Facility”) secured by the working capital assets of Oxford and its subsidiaries. Wells Fargo Capital Finance U.K. Ltd was the lender on the U.K. Credit Facility. Terms of the Oxford Acquisitions included additional contingent consideration based on Oxford and its subsidiaries generating a minimum level average EBITDA over a three-year period following the acquisition date. The maximum contingent consideration payout of £2.5 million was based on the Oxford Acquisitions generating at least £11.3 million of annual average EBITDA for the three years following the closing. The fair value of the contingent consideration was £1.1 million as of October 31, 2018.

On July 3, 2017, Camfaud completed the stock acquisition of Reilly Concrete Pumping Ltd (“Reilly”). The aggregate purchase price was approximately $13.2 million excluding transaction fees and expenses, which was paid through the issuance of a £1.5 million GBP seller note with an annual paid-in-kind interest rate of 5.0% and the remainder drawn on the U.K. Credit Facility.

44

Concrete Waste Management Services — Eco-Pan (“Eco-Pan”)

Eco-Pan’s services help its customers to comply with environmental regulations, avoid fines and reduce compliance costs. Eco-Pan currently operates solely in the United States. In August 2014, CPH acquired Eco-Pan. Eco-Pan is a route-based solution that operates 60 trucks and more than 5,200 custom metal pans servicing construction sites from 13 locations in the U.S. as of October 31, 2018. Eco-Pan charges a round-trip delivery fee and weekly or monthly rental rate for its pans, which provides a turn-key solution to the customer compared to the alternative of bagging the waste concrete, pouring it into an on-site lined pit, or disposing of it into trash dumpsters and arranging for a pick-up. Eco-Pan delivers watertight pans to job sites to collect concrete washwater, and picks up the pans to deliver to recycling centers, passing disposal fees onto the customer. To the extent that pans are held at the job site for an extended number of days or irregular waste is found in the pan, Eco-Pan charges incremental fees. Eco-Pan’s trucks are designed to allow for the pick-up and re-delivery of multiple pans, leading to significant incremental efficiencies as “route densities” increase. CPH believes that Eco-Pan is highly complementary to Brundage-Bone, as customers’ decision makers for purchasing concrete pumping services also typically handle the disposal of waste concrete. Currently, Eco-Pan operates in twelve of the 22 major markets that Brundage-Bone serves, providing additional growth opportunities from rolling out Eco-Pan in the other Brundage-Bone geographies. CPH also believe that cross selling of Eco-Pan services to Brundage-Bone’s customers is a substantial revenue growth opportunity for the combined company. The combination of the two businesses also presents the opportunity for cost-saving synergies, as in some cases the Brundage-Bone and Eco-Pan fleets can be co-located at the same facilities, serviced by a common set of mechanics, administered by the same office staff and marketed by the same salespeople, while increasing “route densities” for pan pick-ups and deliveries.

Reportable Segment Performance

CPH reports its financial performance based on the following segments: US Concrete Pumping — Brundage Bone, UK Concrete Pumping — Camfaud and Concrete Waste Management Services — Eco-Pan. The segment financials included in this MD&A are presented on a basis consistent with CPH’s internal management reporting. Any differences between CPH’s internal management reporting and its consolidated financial results are related to certain corporate-level and other activity that are not allocated to the various segments in the evaluation of financial performance. These are reflected as Corporate in the subsequent reportable segment financial performance discussion.

Results of Operations

Revenue

CPH generates revenue from Brundage-Bone, Camfaud, and Eco-Pan businesses each of which are described below:

U.S. Concrete Pumping — Brundage-Bone: Revenue consists primarily of fees charged to customers for concrete pumping services and parts Brundage-Bone sells to other concrete pumping companies. Brundage-Bone charges customers a rate based on the hours the equipment is deployed on jobs, yards of concrete pumped and surcharges (such as for fuel) when appropriate. As Brundage-Bone never takes ownership of the concrete, Brundage-Bone is not responsible for billing the customers for the material that Brundage-Bone pumps on jobsites. The customer sources this separately. Brundage-Bone bills solely for services when rendered and is not subject to percentage of completion accounting for any of its revenues. Brundage-Bone has experienced minimal bad debt expense, averaging less than 1% of revenue on an annual basis.

U.K. Concrete Pumping — Camfaud: Revenue consists primarily of fees charged to customers for concrete pumping services. Camfaud’s mobile concrete pumping business is very similar to that of Brundage-Bone. Camfaud’s static concrete pumping business either entails Camfaud providing pumping service utilizing static line pumps with an accompanied operator, or renting out the static pumping equipment without an operator.

Mobile equipment is charged to customers under a minimum hire rate. This is typically based on a minimum hire period of between 5 hours and 8 hours. An additional charge to the customer is made in accordance with agreed fees when the customer exceeds the minimum hire period. Static equipment is charged to customers based on a minimum weekly (or fortnightly) hire. The static equipment is typically charged to customers over a minimum period of one week due to the small size of the equipment provided.

As Camfaud never takes ownership of the concrete, Camfaud is not responsible for billing the customers for the material that Camfaud pumps on jobsites. The customer sources this separately. Camfaud invoices solely for services when rendered and is not subject to percentage of completion accounting for any of its revenues. Camfaud has experienced minimal bad debt expense, averaging less than 1% of revenue on an annual basis.

45

Concrete Waste Management Services — Eco-Pan: Revenue primarily consists of fees charged to customers for the delivery of pans and containers to jobsites and the disposal of the concrete waste material. Eco-Pan charges customers a delivery fee and a service fee for the use of Eco-Pan’s proprietary pans and containers, disposal fees for the disposal of the concrete waste material, and a fuel surcharge. Eco-Pan bills for services when rendered. Eco-Pan also charges additional fees for material placed in the pans and containers that does not conform to Eco-Pan’s requirements, pans that are damaged by the customer, and for pans and containers that are kept by customers beyond the agreed initial rental period.

Cost of Operations

U.S. Concrete Pumping — Brundage-Bone

Brundage-Bone’s cost of operations consists primarily of wages and benefits for concrete pump operators and mechanics, parts, repair and maintenance, fuel, insurance and depreciation.

Wages and benefits: approximately 45% to 48% of Brundage-Bone’s total cost of operations represents hourly wages paid to pump operators and maintenance personnel, incentive bonuses, plus union fees and payroll taxes that are costs of operations driven by both hours billed to customers and the hourly wage rate paid to Brundage-Bone’s employees.

Parts, repairs and maintenance: approximately 17% to 19% of Brundage-Bone’s total cost of operations represents the costs for outside repair and maintenance on equipment, and parts and supplies that are used in repairing and maintaining Brundage-Bone’s fleet. These items are driven by fleet size and the age and the utilization levels of Brundage-Bone’s rolling stock equipment.

Fuel costs: approximately 9% of Brundage-Bone’s total cost of operations reflects fuel costs incurred through the round-trip transit to jobsites and from powering, the pumping of concrete through specialized equipment. The impact of fuel price changes on Brundage-Bone’s operating performance is mitigated to the extent Brundage-Bone is able to pass through fuel charges to customers pursuant to agreed arrangements, although the changes in amounts paid by customers tend to lag behind increasing fuel price changes. Brundage-Bone maintains these pass-through arrangements on a substantial majority of its jobs.

Insurance costs: approximately 6% of Brundage-Bone’s total cost of operations includes property, casualty, liability, and worker’s compensation and health insurance premiums. These expenses are variable within Brundage-Bone’s cost of operations and scale with revenues, fleet count and aggregate employment levels. Brundage-Bone is self-insured up to an agreed deductible on some policies, and has established reserves for estimated claims incurred but not reported.

Depreciation: approximately 13% to 18% of Brundage-Bone’s total cost of operations reflects the depreciation on the rolling stock fleet. Other costs of operations include licenses and permit costs, freight, equipment movement and other costs of operations that are driven by employment and fleet utilization levels.

U.K. Concrete Pumping — Camfaud

Camfaud’s cost of operations consists primarily of wages and benefits for concrete pump operators and mechanics, parts, repair and maintenance, fuel, insurance and depreciation.

Wages and benefits: approximately 52% to 53% of Camfaud’s total costs of operations represents hourly wages paid to pump operators and maintenance personnel, plus payroll taxes and pension contributions. Operators are paid an hourly rate based on a contractual minimum 40-hour week. Operators are incentivized to supplement their hourly rate through discretionary performance bonuses, which are awarded by securing targets such as safety, attendance and maintenance of pump equipment. CPH believes this structure encourages good team morale and low employee turnover.

46

Parts, repairs and maintenance: approximately 14% to 17% of Camfaud’s total cost of operations represents the costs for outside repair and maintenance on Camfaud’s equipment, and consumable parts and supplies that are used in repairing and maintaining Camfaud’s fleet.

Fuel: approximately 8% to 10% of Camfaud’s total operations is driven by the deployment levels of Camfaud’s fleet, as well as the cost per gallon of diesel fuel. Camfaud incurs fuel costs through the round-trip transit to jobsites and from powering the pumping of concrete through specialized equipment. Camfaud fuels most trucks at Camfaud’s depot locations, which are secured by formal (and informal) rental agreements in areas throughout the U.K. The impact of increasing fuel price changes on Camfaud’s operating performance is mitigated to the extent Camfaud is able to pass through fuel charges to customers pursuant to agreed arrangements, although the changes in amounts paid by customers tend to lag behind increasing fuel price changes. Camfaud maintains these pass-through arrangements on a substantial majority of its jobs.

Insurance costs: approximately 3% of Camfaud’s total cost of operations includes property, casualty, liability, and worker’s compensation and health insurance premiums. These expenses are variable within Camfaud’s cost of operations and scale with revenues, fleet count and aggregate employment levels. Camfaud is self-insured up to an agreed deductible on certain policies.

Depreciation: approximately 13% to 18% of Camfaud’s total cost of operations reflects the depreciation on the rolling stock fleet. Other costs of operations include licenses and permit costs, freight, equipment movement and other costs of operations that are driven by employment and fleet utilization levels.

Concrete Waste Management Services — Eco-Pan

Eco-Pan’s cost of operations consists primarily of wages for truck operators, parts, repair and maintenance, fuel, insurance, disposal fees, and depreciation.

Wages and benefits: approximately 41% to 43% of Eco-Pan’s total cost of operations represents hourly wages, incentive bonuses, payroll taxes, benefits, and health insurance for truck operators and maintenance personnel.

Parts, repairs and maintenance: approximately 14% to 16% of Eco-Pan’s total cost of operations represents the costs for parts, supplies, outside repairs and maintenance used to maintain Eco-Pan’s fleet of trucks.

Fuel cost: approximately 9% to 11% of Eco-Pan’s total cost of operations represent fuel used in Eco-Pan’s trucks. Eco-Pan incurs fuel costs through round-trip travel to deliver and pick-up pans and containers. Eco-Pan’s trucks return to Eco-Pan’s home yard every evening. Eco-Pan charges fuel surcharges to customers, thereby mitigating the impact of rising fuel prices. Eco-Pan’s trucks fuel at off-site commercial fueling stations.

Depreciation: approximately 8% to 11% of Eco-Pan’s total cost of operations reflects the depreciation of Eco-Pan’s fleet of trucks used of deliver and pick-up pans and containers.

Disposal fees: approximately 10% of Eco-Pan’s total cost of operations represents costs incurred when Eco-Pan disposes of the material in pans and containers at approved disposal sites. Eco-Pan passes these fees through pricing to Eco-Pan’s customers.

Insurance costs: approximately 9% to 10% of Eco-Pan’s total cost of operations includes commercial insurance and health insurance expenses. Eco-Pan’s health insurance plan is under the same structure as Brundage-Bone’s plan. Other costs of operations include miscellaneous taxes, license, and permit costs.

General and Administrative:

CPH’s general and administrative costs include fixed costs related primarily to salaries and benefits for corporate personnel, branch management and administrative staff, expenses related to auto leases, depreciation and amortization costs on non-pumping assets, pickup trucks and office equipment, and other fixed costs related to operations including but not limited to rent and other fixed overhead expenses. These expenses also include accounting, legal and other professional service fees, facility costs, and bad debt expenses. CPH expects to continue to invest in corporate infrastructure and incur further expenses related to being a public company, including increased accounting and legal costs, investor relations costs, increased insurance premiums and other compliance costs associated with Section 404 of the Sarbanes-Oxley Act. As a result, CPH anticipates that general and administrative expenses will increase in future periods.

47

Provision for Income Taxes

Provision for income taxes consists primarily of federal and state income taxes in the United States and income taxes in foreign jurisdictions in which CPH conducts business.

EBITDA

CPH’s consolidated and segment EBITDA is calculated as Net income before subtracting Income tax expense (benefit), Depreciation and amortization, and Interest expense (income). Please refer to Note 17 Segment Reporting in the financial statements for the components of the aforementioned items by segment. Consolidated EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for performance measures calculated under GAAP (See “Non-GAAP Measures (Consolidated EBITDA and Adjusted EBITDA)” below).

48

Comparison of the Years Ended October 31, 2018 and October 31, 2017

Revenue	Year Ended October 31,		2017 to 2018
	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping - Brundage-Bone	$164,305,836	$151,194,931	$13,110,905	8.7%
U.K. Concrete Pumping - Camfaud	50,448,085	36,433,763	14,014,322	38.5%
Concrete Waste Management Services - Eco-Pan	28,469,346	23,581,905	4,887,441	20.7%
Revenue	$243,223,267	$211,210,599	$32,012,668	15.2%

U.S. Concrete Pumping — Brundage-Bone

Brundage-Bone revenue totaled approximately $164.3 million for the fiscal year ended October 31, 2018 compared to $151.2 million in the 2017 comparative period, representing an increase of 8.7%. The increase in revenue in 2018 was largely due to positive construction momentum in the first half of the year primarily in the West and Central regions in the U.S. Several markets in the West Region had more favorable winter conditions in the 2018 period as compared to the 2017 comparative period.

West region revenue increased due to contributions from operations in Washington and Oregon which increased by 29.6% or $3.6 million and 9.9% or $1.2 million, respectively, during the year ended October 31, 2018 as compared to the 2017 comparative period primarily due to a 29.1% or $3.6 million and 5.8% or $1.2 million increase in billed hours, respectively, due to favorable weather conditions. These higher levels of operational activity in the West region were partially offset by 17.6% lower billed hour volume in California and a $1.1 million revenue decrease due to lower levels of pumping activity. The California revenue decrease is attributable to heavy snow and rainfall during the year ended October 31, 2018 as compared to the 2017 comparative period slowing down overall construction activity.

Central region revenue increased by 20.2% or $6.0 million during the year ended October 31, 2018 as compared to the 2017 comparative period. The Central region was positively impacted by healthy growth in the energy sector primarily in West Texas. West Texas revenue increased by 28.8% or $1.4 million during the year ended October 31, 2018 as compared to the comparable 2017 period. Further, revenue increased by $5.2 million or 27.6% in Colorado. The increase in revenue is due primarily to the O’Brien acquisition whereby CPH acquired additional presence in the Colorado market with the aforementioned acquisition which translated to a revenue increase for the year ended October 31, 2018 as compared to the 2017 period. The revenue increases in West Texas were partially offset by a revenue decrease of 8.5% or $0.5 million in Wichita, Kansas due to harsh weather conditions during the year ended October 31, 2018 as compared to the 2017 comparative period.

The Mountain and Southeast regions were consistent with revenue increases of 10.1% or $2.5 million and 10.1% or $2.7 million, respectively.

The South region experienced a decrease in revenue attributable to the Houston branch where revenue decreased by 22.0% or $1.7 million during the year ended October 31, 2018 as compared to the 2017 comparative period. The decrease in Houston was due to the overall impact of Hurricane Harvey whereby it took several months of disaster clean up and repairs to take place before the Houston economy was able to fully recover.

Parts revenue totaled $3.1 million for the years ended October 31, 2018 and 2017, respectively.

U.K. Concrete Pumping — Camfaud

Camfaud revenue totaled approximately $50.4 million in the year ended October31, 2018 compared to $36.4 million in the comparable 2017 period representing an increase of 38.5% This increase was primarily driven by incremental revenue from the Reilly acquisition and the inclusion of financial operating results for a full year of operations as opposed to the comparable prior period which had 15 fewer operating days. These two factors were responsible for contributions of $8.4 million to the Camfaud revenue total.

49

The remaining $5.6 million of growth is attributed to an increasing market share in the United Kingdom. Camfaud revenue is consistently split with approximately 80% of total revenues generated from the mobile pumping business and 20% generated from the static pumping business.

Concrete Waste Management Services — Eco-Pan

Eco-Pan revenue totaled $28.5 million for the year ended October 31, 2018 compared to $23.6 million in the 2017 comparative period, representing an increase of 20.7% or $4.9 million. Eco-Pan continues to experience strong growth in the adoption of its route-based environmental disposal service, as market demand for a premier concrete washout recycling solution continues to grow. The growth in Eco-Pan demand is driven by two primary factors: 1) Construction industry general contractors and other customers realizing that Eco-Pan is a cost effective and environmentally compliant alternative compared to legacy industry solutions and 2) significantly higher enforcement, fines and penalties levied by the Environmental Protection Agency (EPA) and state authorities for violations of the Clean Water Act. As a result, Eco-Pan has been able to secure more market share and drive a substantial volume of growth.

Eco-Pan’s largest markets are generally in the Western region of the U.S. Revenue increased in Utah by 33.3% or $0.9 million during the year ended October 31, 2018 as compared to the comparable 2017 period. Revenue in Washington increased by 18.9% or $1.0 million during the year ended October 31, 2018 as compared to the comparable 2017 period. Revenue in California increased by 14.7% or $0.7 million during the year ended October 31, 2018 as compared to the 2017 comparative period. Revenue in Idaho increased 45.7% or $0.2 million. Revenue in Colorado increased by 4.4% or $0.2 million during the year ended October 31, 2018 as compared to the 2017 comparative period. Revenue in Texas increased by 52.2% or $0.9 million. The remaining increase in revenue was attributable to the various other markets in which Eco-Pan conducts business. Only a single Eco-Pan market (Oklahoma) experienced a substantial decrease in revenue of greater than 5% during the year ended October 31, 2018 as compared to the comparable 2017 period. Revenue in Oklahoma decreased 14.0% which was an immaterial decrease on a per dollar basis.

Cost of Operations	Year Ended October 31,		2017 to 2018
	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping - Brundage-Bone	$96,609,167	$90,821,087	$5,788,080	6.4%
U.K. Concrete Pumping - Camfaud	29,382,548	22,257,111	7,125,437	32.0%
Concrete Waste Management Services - Eco-Pan	10,885,165	8,373,301	2,511,864	30.0%
Cost of Operations	$136,876,880	$121,451,499	$15,425,381	12.7%

U.S. Concrete Pumping — Brundage-Bone

Brundage-Bone’s costs of operations were $96.6 million for the year ended October 31, 2018 compared to $90.8 million for 2017 the comparative period, representing an increase of $5.8 million, or 6.4%. Costs of operations included depreciation expense of $12.0 million (or 12.4% of total cost of operations), and $15.0 million (or 16.5% of total cost of operations), for the years ended October 31, 2018 and October 31, 2017, respectively. The $3.0 million decrease in depreciation expenses was a result of several assets becoming fully depreciated before or during the year ended October 31, 2018. Total cost of operations as a percentage of revenue decreased from 60.1% for the year ended October 31, 2017 to 58.8% in the comparable period in fiscal 2018.

50

Wages, payroll taxes, union fees and benefits, totaling $45.9 million, represented 27.9% of revenue for the year ended October 31, 2018, compared with $40.9 million or 27.0% of revenue for the comparable period in fiscal 2017. Fuel costs increased by $2.0 million or 4.4% of revenue to 5.3% of revenue for the year ended October 31, 2018. Parts repair and maintenance costs, totaling $17.0 million, represented 10.4% of revenue for the year ended October 31, 2018, compared to $16.8 million or 11.1% of revenue in the comparable period in fiscal 2017. Commercial and health insurance costs were 3.5% and 3.4% of revenue in the years ended October 31, 2018 and 2017, respectively.

U.K. Concrete Pumping — Camfaud

Camfaud’s cost of operations consists primarily of wages and benefits for concrete pump operators and mechanics, parts, repair and maintenance, fuel, insurance and depreciation. Camfaud’s cost of operations was $29.4 million for the year ended October 31, 2018, compared to $22.3 million for the comparable period in fiscal 2017, representing an increase of $7.1 million, or 32.0%. This difference was primarily driven by the inclusion of the entire acquired component businesses of Camfaud and Reilly within the year ended October 31, 2018 versus the comparable period in the prior year.

Wages and benefits represented approximately $15.8 million or 31.2% of revenue for the year ended October 31, 2018, compared to $11.5 million or 31.6% of revenue for the year ended October 31, 2017. Parts, repairs and maintenance represented approximately 8.5% and 10.1% of revenue for the years ended October 31, 2018 and 2017, respectively, and represents the costs for outside repairs and maintenance, and consumable parts and supplies that are used in repairing and maintaining Camfaud’s fleet. Parts, repairs and maintenance costs for year ended of October 31, 2018 were $4.3 million compared to $3.7 million for the year ended October 31, 2017. For the years ended October 31, 2018 and 2017, fuel represented approximately $2.9 million or 5.7% of revenue and $2.0 million or 5.6%, respectively. Fuel is an expense that is driven by the deployment levels of Camfaud’s fleet, as well as the cost per gallon of diesel fuel. Depreciation approximated $3.6 million and $2.8 million or 7.1% and 7.8% of revenue for the years ended October 31, 2018 and 2017, respectively, and represents the depreciation of the rolling stock fleet.

Concrete Waste Management Services — Eco-Pan

Eco-Pan’s cost of operations was $10.9 million for the year ended October 31, 2018, compared to $8.4 million for the same period in fiscal 2017, representing an increase of $2.5 million, or 30.0%. The increase in cost of operations is consistent with the higher volume of sales for the period. Depreciation expense on Eco-Pan’s fleet of service trucks for the year ended October 31, 2018 totaled $0.9 million as compared to $0.8 million in the same period in fiscal 2017.

Wages, payroll taxes, union fees and benefits, totaling $4.7 million, represented 16.3% of revenue for the year ended October 31, 2018, compared with $3.6 million or 15.4% of revenue for the comparable period in fiscal 2017. Fuel costs increased by $0.4 million or 0.8% of revenue for the year ended October 31, 2018 as compared to $0.8 million for the prior period. Parts repair and maintenance costs, totaling $1.5 million, represented 5.3% of revenue for the year ended October 31, 2018, compared to $1.3 million or 5.6% of revenue in the comparable period in fiscal 2017. Disposal fees were approximately $1.0 million, or approximately 3.6% of revenue, which was consistent in the comparative reporting periods of both 2018 and 2017.

Gross Profit	Year Ended October 31,		2017 to 2018
	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping - Brundage-Bone	$67,696,669	$60,373,844	$7,322,825	12.1%
U.K. Concrete Pumping - Camfaud	21,065,537	14,176,652	6,888,885	48.6%
Concrete Waste Management Services - Eco-Pan	17,584,181	15,208,604	2,375,577	15.6%
Gross Profit	$106,346,387	$89,759,100	$16,587,287	18.5%

51

U.S. Concrete Pumping — Brundage-Bone

Brundage-Bone’s gross profit increased by $7.3 million representing a 12.1% increase in gross profit margin to 41.2% of revenue for the year ended October 31, 2018 compared to 39.9% for the comparative period in fiscal 2017, consistent with the changes in revenue and cost of operations as noted above. The improvement in profitability was due primarily to lower depreciation expense and higher utilization rates in the 2018 period in comparison to the comparable 2017 period.

U.K. Concrete Pumping — Camfaud

Camfaud’s gross profit increased by $6.9 million or 48.6% to 41.8% of revenue for the year ended October 31, 2018 compared to 38.9% for the comparative period in fiscal 2017, consistent with the changes in revenue and cost of operations as noted above. The primary driver of this movement was the dollar increase in wages and benefits, fuel costs, fleet repairs and depreciation expense as noted above.

Concrete Waste Management Services — Eco-Pan

Eco-Pan’s gross profit increased by $2.4 million or 15.6% to 61.8% of revenue for the year ended October 31, 2018 compared to 64.5% of revenue in the comparative period in fiscal 2017, consistent with the changes in revenue and cost of operations as noted above. The decline in margin period over period was due to higher percentage increases in wages for the year ended October 31, 2018 versus the comparable period in 2017.

General and Administrative Expenses	Year Ended October 31,		2017 to 2018
	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping - Brundage-Bone	$40,201,822	$36,707,978	$3,493,844	9.5%
U.K. Concrete Pumping - Camfaud	13,371,452	9,799,143	3,572,309	36.5%
Concrete Waste Management Services - Eco-Pan	7,334,117	7,635,512	(301,395)	-3.9%
Corporate	(2,118,375)	(1,277,723)	(840,652)	65.8%
General and Administrative Expenses	$58,789,016	$52,864,910	$5,924,106	11.2%

Transaction Costs	Year Ended October 31,		2017 to 2018
	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping - Brundage-Bone	$7,589,825	$4,489,517	$3,100,308	69.1%
U.K. Concrete Pumping - Camfaud	-	-	-	-
Concrete Waste Management Services - Eco-Pan	-	-	-	-
Transaction Costs	$7,589,825	$4,489,517	$3,100,308	69.1%

U.S. Concrete Pumping — Brundage-Bone

General and administrative expenses were $40.2 million for the year ended October 31, 2018 compared to $36.7 million for the comparative period ended in fiscal 2017, representing an increase of $3.5 million. General and administrative expenses included depreciation and amortization expense of $3.2 million and $3.3 million for the years ended October 31, 2018, and October 31, 2017, respectively. Depreciation expense was flat from period to period. Amortization expense was flat for the year ended October 31, 2018 as compared to the comparative period ended in fiscal 2017 due to new amortization expense attributable to the O’Brien acquisition that offset expected decreases in amortization expense due to continued amortization of existing intangibles. Included in general and administrative expenses were $2.5 million and $1.6 million of property rent paid to a related company and $4.3 million and $0.7 million of management fees paid to Brundage-Bone’s primary shareholder for the years ended October 31, 2018 and 2017, respectively. Wages and benefits increased by $0.7 million or 4.2% to 11.1% of revenue for the year ended October 31, 2018. This increase was primarily due to increases in bonus compensation offset by decreases in stock option compensation. Increases in management fees for the year ended October 31, 2018 were partially offset by decreases in other general and administrative expenses during the same period including decreases on automotive expenses, increases on gains for the sale of assets, use taxes and other miscellaneous expenses.

52

Transaction costs totaled $7.6 million in the year ended October 31, 2018, and primarily related to the cost associated with the potential acquisition of CPH by the Company and the O’Brien asset purchase completed on April 20, 2018. These costs compared to $4.5 million in the comparative period in fiscal 2017 that related to the Camfaud acquisition. Transaction costs represented expenses for legal, accounting, and other professionals that were engaged in the completion of the purchase and sale of CPH.

U.K. Concrete Pumping — Camfaud

Camfaud’s general and administrative costs for the year ended October 31, 2018 of $13.4 million were 36.5% higher than in the comparative period in fiscal 2017, largely due to the impact of fair value adjustments on the earn-out liability associated with the Camfaud acquisition and the Reilly acquisitions and increased amortization expense. The earn-out liability contributed approximately $0.5 million of expense for the period ended October 31, 2018 as compared to the comparable period in fiscal 2017. General and administrative costs included fixed costs related primarily to wages and benefits for administrative personnel and other fixed costs related to Camfaud’s operations.

Concrete Waste Management Services — Eco-Pan

Eco-Pan’s general and administrative expenses were $7.3 million for the year ended October 31, 2018, compared to $7.6 million for the comparative period in fiscal 2017, representing a decrease of 3.9% or $0.3 million. General and administrative expenses included depreciation and amortization expense of approximately $1.2 million and $1.5 million for the years ended October 31, 2018 and October 31, 2017, respectively. Wages and benefits in general and administrative expenses increased by approximately $0.1 million in the year ended October 31, 2018, as Eco-Pan invested in additional sales personnel.

Corporate

General and administrative expenses were ($2.1) million for the year ended October 31, 2018, compared to ($1.3) million for the comparative period in fiscal 2017, representing a change of 66% or $0.8 million. These amounts relate to the elimination of intercompany rent expense. There was a $0.8 million increase in intercompany rental expense. This increase was due to a rental rate increase that went into effect in September 2017 that has been reflected in the year ended October 31, 2018.

Income from operations	Year Ended October 31,		2017 to 2018
	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping - Brundage-Bone	$19,905,022	$19,176,349	$728,673	3.8%
U.K. Concrete Pumping - Camfaud	7,694,085	4,377,509	3,316,576	75.8%
Concrete Waste Management Services - Eco-Pan	10,250,064	7,573,091	2,676,973	35.3%
Corporate	2,118,375	1,277,723	840,652	65.8%
Income from operations	$39,967,546	$32,404,673	$7,562,873	23.3%

U.S. Concrete Pumping — Brundage-Bone

As a result of the factors discussed above, income from operations was $19.9 million for the year ended October 31, 2018, compared to $19.2 million for the comparative period in fiscal 2017, representing an increase of $0.7 million, or approximately 3.8%. The 2018 period included higher transaction costs as previously described due to the acquisition of CPH by the Company and the O’Brien asset purchase. This accounted for approximately $3.1 million of the charge against income from operations of the year ended October 31, 2018 as compared to the comparable period in fiscal 2017. The additional charge against income as described above was due to increases management fees paid and higher wages and benefits expense. Improvement in income from operations was due to the effect of increased gains on the sale of property, plant and equipment of $1.4 million for the year ended October 31, 2018.

53

The remaining increase in operating income was related to higher utilization and improved profitability as described in previous sections.

U.K. Concrete Pumping — Camfaud

Income from operations increased by approximately 75.8% to $7.7 million in the year ended October 31, 2018 compared to $4.4 million in the comparative period in fiscal 2017. Operating margin increased to 15.3% compared with 12.0% in the comparable period in fiscal 2017. The increase was due to increased revenue as a result of the Reilly acquisition while maintaining the same expense levels for general and administrative costs in the year ended October 31, 2018.

Concrete Waste Management Services — Eco-Pan

Income from operations increased by approximately 35.3% to $10.3 million in the year ended October 31, 2018, compared to $7.6 million in the comparative period in fiscal 2017. Operating margin increased to 36.0%, compared with 32.1% in the comparable period in fiscal 2017. The increase was due to higher volume of sales consistent gross profit margin and the ability to maintain stable general and administrative costs, which contributed to the increased overall margin contribution.

Corporate

See discussion above regarding the elimination of intercompany rent expense.

Other (Expense) / Income	Year Ended October 31,		2017 to 2018
	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping - Brundage-Bone	$(17,192,284)	$(24,238,203)	$7,045,919	-29.1%
U.K. Concrete Pumping - Camfaud	(4,172,959)	(3,521,397)	(651,562)	18.5%
Concrete Waste Management Services - Eco-Pan	(1,023)	24,864	(25,887)	-104.1%
Corporate	(3,558)	-	-	-
Other (Expense) / Income	$(21,369,824)	$(27,734,736)	$6,368,470	-23.0%

Other (Expense)/Income is comprised of interest expense, loss on debt extinguishment, and miscellaneous other income.

U.S. Concrete Pumping — Brundage-Bone

Interest expense was $17.2 million for the year ended October 31, 2018 compared to $24.2 million in the comparative period in fiscal 2017, representing a decrease of $7.0 million. The decrease was due to two factors. The first was a decrease in the Company’s interest expense due to the modification of its prior debt facilities in September 2017 that provided for lower interest rates for which the benefit was picked up in fiscal year 2018. The other primary driver of the decrease in Other (Expense)/Income is due to $5.2 million of debt extinguishment costs for the year ended October 31, 2017 that did not occur during the comparable period in fiscal 2018.

U.K. Concrete Pumping — Camfaud

Interest expense was $4.2 million for the year ended October 31, 2018 compared to $3.5 million in the comparative period in fiscal 2017, representing an increase of $0.7 million. Interest expense also included approximately $0.4 million in connection with interest accrued on Seller loan notes for the Camfaud and Reilly acquisitions accruing at 5% annually for the year ended October 31, 2018. The increase in interest expense was related to the larger debt balance maintained by Camfaud.

54

Concrete Waste Management Services — Eco-Pan

Interest expense was minimal for the years ended October 31, 2018 and October 31, 2017.

Corporate

The Corporate segment’s interest expense was minimal for the years ended October 31, 2018 and October 31, 2017.

Income Tax (Benefit) Expense	Year Ended October 31,		2017 to 2018
	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping - Brundage-Bone	$(11,472,368)	$3,109,635	$(14,582,003)	-468.9%
U.K. Concrete Pumping - Camfaud	502,974	245,424	257,550	104.9%
Concrete Waste Management Services - Eco-Pan	845,572	2,791,138	(1,945,566)	-69.7%
Corporate	339,702	(2,389,539)	2,729,241	-114.2%
Income Tax (Benefit) Expense	$(9,784,120)	$3,756,658	$(13,540,778)	-360.4%

U.S. Concrete Pumping — Brundage-Bone

Brundage-Bone’s estimate of income tax benefit for the year ended October 31, 2018 of $11.5 million increased by $14.6 million compared to the income tax expense of $3.1 million in the comparable period in fiscal 2017, largely because of changes due to recent U.S. tax reform. In December 2017, the Tax Cuts and Jobs Act (the “2017 Tax Act”) was enacted. The 2017 Tax Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35 percent to 21 percent effective January 1, 2018. In accordance with Staff Accounting Bulletin No. 118, which provides SEC staff guidance for the application of ASC Topic 740, the Company recognized the income tax effects of the 2017 Tax Act in its consolidated financial statements in the period the 2017 Tax Act was signed into law. As such, the Company’s consolidated financial statements for the period ended October 31, 2018 reflect the income tax effects of the 2017 Tax Act for which the accounting is complete and provisional amounts for those specific income tax effects for which the accounting is incomplete but a reasonable estimate could be determined.

U.K. Concrete Pumping — Camfaud

Camfaud’s estimate of income tax expense for the year ended October 31, 2018 of $0.5 million increased by $0.3 million compared to income tax expense of $0.2 million in the comparable period in fiscal 2017, largely due to an increase in taxable income.

Concrete Waste Management Services — Eco-Pan

Eco-Pan’s estimate of income tax expense for the year ended October 31, 2018 of $0.8 million decreased by $1.9 million compared to income tax expense of $2.8 million in the comparative period in fiscal 2017, largely because of changes due to recent U.S. tax reform.

Corporate

The Corporate segment’s estimate of income tax expense was minimal for the year ended October 31, 2018. Estimated tax expense increased from an income tax benefit of $2.4 million for the year ended October 31, 2017 to income tax expense of $0.3 million for the year ended October 31, 2018.

55

EBITDA	Year Ended October 31,		2017 to 2018
	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping - Brundage-Bone	$34,966,513	$36,925,969	$(1,959,456)	-5.3%
U.K. Concrete Pumping - Camfaud	15,753,598	10,827,292	4,926,306	45.5%
Concrete Waste Management Services - Eco-Pan	12,558,725	9,912,446	2,646,279	26.7%
Corporate	2,366,179	(3,093,897)	5,460,076	-176.5%
EBITDA	$65,645,015	$54,571,810	$11,073,205	20.3%

(1)       Please see “Non-GAAP Measures (EBITDA and Adjusted EBITDA)” below.

U.S. Concrete Pumping — Brundage-Bone

Brundage-Bone’s EBITDA decreased by 5.3% or $2.0 million for the year ended October 31, 2018 as compared to the comparable 2017 period. The change in EBITDA was due primarily to revenue and margin growth offset by increases to transaction costs as compared to the prior fiscal year that eroded gains from revenue and margin growth. Changes in EBITDA were also due to the other aforementioned factors above.

U.K. Concrete Pumping — Camfaud

Camfaud’s EBITDA increased by 45.5% or $4.9 million for the year ended October 31, 2018 as compared to the comparable 2017 period primarily due to a full period of earnings for the Camfaud and Reilly acquisitions due to the inclusion of all the acquired component businesses of Camfaud versus only a partial contribution of such acquired businesses of Camfaud in the comparable fiscal 2017 period. Further, the increases in EBITDA were due to increases in market share in the UK for the year ended October 31, 2018 as compared to the comparable fiscal 2017 period.

Concrete Waste Management — Eco-Pan

Eco-Pan EBITDA increased by 26.7% or $2.6 million for the year ended October 31, 2018 as compared to the comparable 2017 period. The increase in EBITDA was primarily related to the revenue increase of $4.9 million combined with relatively stable gross profit margin and slight increases in cost of operations and general and administrative costs.

Corporate

Corporate EBITDA increased by 176.5% or $5.5 million for the year ended October 31, 2018 as compared to the comparable 2017 period. The increase in EBITDA was primarily related to the increase in intercompany rent allocation.

Comparison of years ended October 31, 2017 and October 31, 2016

Revenue	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$151,194,931	$153,488,134	$(2,293,203)	-1.5%
U.K. Concrete Pumping – Camfaud	36,433,763	—	36,433,763	—
Concrete Waste Management Services – Eco-Pan	23,581,905	18,937,413	4,644,492	24.5%
Revenue	$211,210,599	$172,425,547	$38,785,052	22.5%

56

U.S. Concrete Pumping — Brundage-Bone

Brundage-Bone revenue marginally decreased by 1.5% or $2.3 million to $151.2 million for the fiscal year ended October 31, 2017, compared to $153.5 million in the comparative period in 2016. The decrease was primarily a result of the slower than expected recovery from severe winter weather influencing Brundage-Bone’s Washington, Idaho, Dallas and Wichita branches, in contrast to the unseasonably mild winter experienced in the comparative period in fiscal 2016. The effects of the September 2017 hurricanes in Houston and South Florida had an additional effect of delaying planned construction activity as these regions recovered from the impact of the storms. The overall negative impact on revenue due to these storms during the year ended October 31, 2017 totaled approximately $4.0 million. Despite the challenges experienced in fiscal year 2017, Brundage-Bone continues to see a sustained level of construction volume in both residential and commercial construction, with the outlook for infrastructure spending remaining relatively consistent, creating stable demand for Brundage-Bone’s services. Pricing continues to improve in Brundage-Bone’s markets that have favorable supply and demand fundamentals. Utah, Oregon, Oklahoma and California were Brundage-Bone’s strongest performing markets for the fiscal year ended October 31, 2017. Despite Arizona and Austin markets experiencing higher levels of competition, Brundage-Bone is confident of sustainable growth in these markets given their stable construction activity levels.

Revenue in the West region decreased by 1.9% or $0.7 million with Oregon experiencing an increase in revenue of 4.8% or $0.5 million. This increase was offset by decreases in revenue in California and Washington of 4.4% or $0.5 million and 5.5% or $0.7 million, respectively, due to unseasonably colder weather during the year ended October 31, 2017 as compared to the comparable fiscal 2016 period.

Revenue in the South region decreased by 6.8% or $2.3 million with Dallas and Houston markets resulting in a revenue decrease of 17.6% or $2.2 million and 8.7% or $0.7 million, respectively. The decreases in revenue for Dallas and Houston were related to harsh winter weather conditions in Dallas and the hurricane impact. These decreases were offset by revenue increases in Austin of 8.9% or $0.5 million due to continued expansion and increased volume of business in this market.

Revenue in the Central region decreased by 6.1% or $1.9 million attributable to severe winter weather in Wichita and Colorado with decreases of 18.5% or $1.4 million and 2.8% or $0.5 million, respectively. As previously mentioned, severe weather impacted the results for Wichita, while Colorado had slightly more favorable weather conditions during the 2016 comparable period.

Revenue in the Southeast region increased by 5.4% overall or $1.4 million. Strong markets such as Charleston and Knoxville experienced revenue growth of 29.7% or $0.8 million and 55.9% or $1.0 million, respectively. Birmingham was opened during the 2017 fiscal year and contributed an additional $1.6 million in revenue to the Southeast region results. However, these increases in revenue were substantially offset by hurricane impacts in South Florida, which impacted nearby markets such Atlanta, Georgia and Greenville, South Carolina which resulted in revenues decreases of 9.7% or $1.1 million and 41.2% or $1.2 million as compared to the comparable fiscal 2016 period.

Revenue in the Mountain region increased by 5.4% or $1.3 million. The Utah market experienced sustained growth of 20.5% or $2.3 million during the year ended October 31, 2017 as compared to the comparable 2016 period. The increase in Utah is attributable to larger volumes overall. These gains were offset by lower results in Arizona and Idaho with decreases of 14.2% or $0.7 million and 4.7% or $0.3 million respectively.

U.K. Concrete Pumping — Camfaud

Camfaud revenue totaled approximately $36.4 million in the fiscal year ended October 31, 2017. The revenue split between mobile pumping and static pumping was approximately 70% and 30% during both periods. Given the acquisition of Camfaud by CPH occurred on November 17, 2016, Camfaud’s results were not included in the fiscal year 2016 reporting period.

57

Concrete Waste Management Services — Eco-Pan

Revenue increased to $23.6 million for the fiscal year ended October 31, 2017 compared to $18.9 million for the fiscal year 2016, representing an increase of approximately $4.6 million, or 24.5%. The increase was primarily due to increasing demand for Eco-Pan’s services in Eco-Pan’s primary markets of Washington, Oregon, California, Utah, and Colorado. These regions combined generated an increase of $3.3 million or 71.4% of Eco-Pan’s overall growth. There was a partial offset to this demand growth due to harsh weather experienced in early 2017, which limited Eco-Pan pick-ups in certain locations such as California and Washington. After Eco-Pan was purchased by CPH in 2014, Eco-Pan added additional operations in Oklahoma City, Austin, and Atlanta, which continue to experience growth contributing an additional $0.9 million of combined revenue during the year ended October 31, 2017 as compared to the comparable fiscal 2016 period. In May 2017, Eco-Pan opened a new location in Maryland primarily to service the Washington DC and Baltimore markets. The impact to revenue during the year ended October 31, 2017 were minimal given the relative short time the new branch had been operating. Additionally, Eco-Pan continues to incrementally increase the prices Eco-Pan charges for services in markets where supply and demand fundamentals allow.

Eco-Pan’s largest markets are generally in the Western region of the U.S. Revenue increased in Utah by 64.4% or $1.1 million during the year ended October 31, 2017 as compared to the comparable fiscal 2016 period. Revenue in Washington increased by 8.4% or $0.4 million during the year ended October 31, 2017 as compared to the comparable fiscal 2016 period. Revenue in California increased by 13.6% or $0.6 million during the year ended October 31, 2017 as compared to the comparable fiscal 2016 period. Revenue in Colorado increased by 15.9% or $0.8 million during the year ended October 31, 2017 as compared to the comparable fiscal 2016 period. The remaining increase in revenue was attributable to the various other markets in which Eco-Pan operates. No single market experienced a substantial decrease in revenue of 5% or greater during the year ended October 31, 2017 as compared to the comparable 2016 period.

Cost of Operations	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$90,821,087	$90,299,297	$521,790	0.6%
U.K. Concrete Pumping – Camfaud	22,257,111	—	22,257,111	—
Concrete Waste Management Services – Eco-Pan	8,373,301	6,942,476	1,430,825	20.6%
Cost of Operations	$121,451,499	$97,241,773	$24,209,726	24.9%

U.S. Concrete Pumping — Brundage-Bone

Brundage-Bone’s cost of operations was $90.8 million for the fiscal year ended October 31, 2017 compared to $90.3 million for the fiscal year 2016, representing an increase of $0.5 million, or 0.6%. Total cost of operations as a percentage of revenue increased from 58.8% in the fiscal year 2016 to 60.1% in the fiscal year 2017 due to the impact of the market recovering from harsh winter weather, causing marginally lower operator labor utilization for Brundage-Bone. Cost of operations included depreciation expense of $15.0 million (or 16.5% of total cost of operations), and $15.6 million (or 17.3% of total cost of operations), for the fiscal years ended October 31, 2017 and October 31, 2016, respectively. During periods of lower utilization, Brundage-Bone took opportunities to complete routine and preventative equipment maintenance in order to ensure maximum fleet uptime during Brundage-Bone’s busiest periods. Wages, payroll taxes, union fees and benefits, totaling $40.9 million, represented 27.0% of revenue for the fiscal year ended October 31, 2017, compared to 26.6% of revenue for the fiscal year ended October 31, 2016. Fuel costs increased by $0.6 million or 0.4% of revenue to $6.7 million, representing 4.4% of revenue in fiscal year 2017. Parts, repair and maintenance costs represented $16.8 million or 11.1% of revenue in fiscal year 2017 compared to $16.9 million or 11.0% of revenue in fiscal year 2016. Commercial and health insurance marginally increased from 3.0% of revenue in fiscal year 2016 to 3.4% of revenue in fiscal year 2017.

58

U.K. Concrete Pumping — Camfaud

Camfaud’s cost of operations consists primarily of wages and benefits for concrete pump operators and mechanics, parts, repair and maintenance, fuel, insurance and depreciation. Wages and benefits represented approximately $11.5 million or 51.8% of Camfaud’s total cost of operations, which represents hourly wages paid to pump operators and maintenance personnel, plus payroll taxes and pension contributions. Parts, repairs and maintenance expense totaling $3.7 million represented approximately 16.6% of Camfaud’s total cost of operations, and includes the costs for outside repair and maintenance, and consumable parts and supplies used in repairing and maintaining Camfaud’s fleet. Fuel cost of $2.0 million represented approximately 9.2% of Camfaud’s total cost of operations, and is driven by the deployment levels of Camfaud’s fleet, as well as the cost per gallon of diesel fuel. Insurance expense of $0.6 million represented approximately 3.1% of Camfaud’s total cost of operations, and includes property, casualty, liability, worker’s compensation and health insurance premiums. Depreciation expense of $2.8 million represented approximately 12.8% of Camfaud’s total cost of operations and reflects depreciation on the rolling stock fleet.

Given the acquisition of Camfaud by CPH occurred on November 17, 2016, Camfaud’s results were not included in the fiscal year 2016 reporting period.

Concrete Waste Management Services — Eco-Pan

Eco-Pan’s cost of operations was $8.4 million for the fiscal year ended October 31, 2017 compared to $6.9 million for the comparative period in fiscal 2016, representing an increase of $1.4 million, or 20.6%. The increase was primarily driven by and commensurate with the increase in sales period over period.

Depreciation expense of Eco-Pan’s fleet of service trucks, at $0.8 million in the fiscal year 2017, was marginally higher relative to the comparative period in fiscal 2016. Wages, taxes and benefits totaling $3.6 million represented approximately 15.4% of revenue in fiscal year 2017 compared to $3.0 million or 15.6% of revenue in fiscal year 2016, as Eco-Pan continued to optimize its shop mechanics and full-time truck operators. Parts, repairs, and maintenance expense represented $1.3 million or approximately 5.6% of revenue in fiscal year 2017 compared to $1.1 million or 5.8% of revenue in fiscal year 2016. Fuel cost amounting to $0.8 million represented approximately 9.8% of total cost of operations in fiscal year 2017, which was consistent for both fiscal year 2017 and fiscal year 2016 at 3.5% of revenue in fiscal year 2017. Disposal fees, which represent approximately 10.8% or $0.9 million of total cost of operations, were approximately 3.8% of revenue, which was consistent for both fiscal year 2017 and fiscal year 2016.

Gross Profit	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$60,373,844	$63,188,837	$(2,814,993)	-4.5%
U.K. Concrete Pumping – Camfaud	14,176,652	—	14,176,652	—
Concrete Waste Management Services – Eco-Pan	15,208,604	11,994,937	3,213,667	26.8%
Gross Profit	$89,759,100	$75,183,774	$14,575,326	19.4%

U.S. Concrete Pumping — Brundage-Bone

Brundage-Bone’s gross profit margin decreased by 1.3% points to 39.9% in fiscal year 2017, compared to 41.2% in fiscal year 2016, consistent with the movement in revenue and cost of operations noted above. The primary cause of the decrease was due to severe weather events in the South and Southeast markets.

U.K. Concrete Pumping — Camfaud

Camfaud’s gross profit margin was 38.9% in the fiscal year ended October 31, 2017. Given the acquisition of Camfaud by CPH occurred on November 17, 2016, Camfaud’s results were not included in the fiscal year 2016 reporting period.

Concrete Waste Management Services — Eco-Pan

Eco-Pan’s gross profit margin increased by 1.2% points to 64.5% in fiscal year 2017 compared to 63.3% in fiscal year 2016, consistent with the movement in revenue and cost of operations noted above.

59

General and Administrative Expenses	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$36,707,978	$34,482,752	$2,225,226	6.5%
U.K. Concrete Pumping – Camfaud	9,799,143	—	9,799,143	—
Concrete Waste Management Services – Eco-Pan	7,635,512	7,119,400	516,112	7.2%
Corporate	(1,277,723)	(1,011,392)	(266,331)	26.3%
General and Administrative Expenses	$52,864,910	$40,590,760	$12,274,150	30.2%

Transaction Costs	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$4,489,517	$3,691,466	$798,051	21.6%
U.K. Concrete Pumping – Camfaud	—	—	—	—
Concrete Waste Management Services – Eco-Pan	—	—	—	—
Transaction Costs	$4,489,517	$3,691,466	$798,051	21.6%

U.S. Concrete Pumping — Brundage-Bone

General and administrative expenses, excluding transaction costs, were $36.7 million for the fiscal year ended October 31, 2017, compared to $34.5 million for the fiscal year ended October 31, 2016, representing an increase of $2.2 million. General and administrative expenses included depreciation and amortization expense of $3.3 million and $3.7 million for the fiscal years ended October 31, 2017, and October 31, 2016, respectively. Included in general and administrative expenses were $1.6 million of property rent paid to a related company and $0.7 million of management fees paid to Brundage-Bone’s parent company for the fiscal year ended October 31, 2017. Wages and benefits increased by $0.4 million or 0.4% of revenue to $17.6 million or 11.6% of fiscal year 2017 revenue, primarily due to a $0.5 million one-time severance payment and wage expense growth as Brundage-Bone invested in additional safety and field management personnel. Other items included severance expenses, senior executive relocation costs, recruiting costs and other items. These costs amounted to $2.4 million in the fiscal year ended October 31, 2017.

Transaction costs totaled $4.5 million for the Oxford acquisitions during the fiscal year ended October 31, 2017, compared to $3.7 million in fiscal year 2016.

U.K. Concrete Pumping — Camfaud

General and administrative costs included fixed costs related primarily to wages and benefits for administrative personnel and other fixed costs related to Camfaud’s operations. The lack of activity in fiscal year 2016 was due to the timing of the Camfaud acquisition, which took place in November 2016. Salaries and benefits in the amount of $3.9 million represented approximately 39.6% of total general and administrative costs and represent annual salaries, performance bonuses, pension contributions and payroll taxes paid to management and administrative staff. Costs in the fiscal year ended October 31, 2017 included approximately $0.1 million of other costs in connection with contracted labor for an interim Financial Director and an interim Financial Controller. Depreciation and amortization of $0.4 million represented approximately 3.8% of Camfaud’s total general and administrative costs, and includes intangible asset amortization and depreciation of non-pumping assets, pickup trucks and office equipment.

Given the acquisition of Camfaud by CPH occurred on November 17, 2016, Camfaud’s results were not included in the fiscal year 2016 reporting period.

60

Concrete Waste Management Services — Eco-Pan

Eco-Pan’s general and administration expenses were $7.6 million for the fiscal year ended October 31, 2017, compared to $7.1 million for the fiscal year 2016, representing an increase of $0.5 million. General and administrative expenses included depreciation and amortization expense of approximately $1.5 million and $2.0 million for the fiscal years ended 2017 and 2016, respectively. This change was due to the full depreciation or disposal of certain assets included in the results of the fiscal year ended October 31, 2016 and as such, the depreciation expense related to these assets did not occur in the fiscal year ended October 31, 2017. Wages and benefits expenses increased by approximately $0.6 million in fiscal year 2017, as Eco-Pan invested in additional personnel to expand the Eco-Pan business and meet the growing market demand in Eco-Pan’s markets.

Corporate

General and administration expenses were ($1.2) million for the fiscal year ended October 31, 2017, compared to ($1.0) million for the fiscal year 2016, representing a decrease of $0.2 million. This amount relates to the elimination of intercompany rent.

Income from operations	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$19,176,349	$25,014,619	$(5,838,270)	-23.3%
U.K. Concrete Pumping – Camfaud	4,377,509	—	4,377,509	—
Concrete Waste Management Services – Eco-Pan	7,573,091	4,875,537	2,697,554	55.3%
Corporate	1,277,723	1,011,392	266,331	26.3%
Income from operations	$32,404,673	$30,901,548	$1,503,125	4.9%

U.S. Concrete Pumping — Brundage-Bone

As a result of the factors discussed above, income generated from operations was $19.2 million for the fiscal year ended October 31, 2017 compared to $25.0 million for the fiscal year ended October 31, 2016, representing a decrease of $5.8 million, or approximately 23.3%. Brundage-Bone’s operating margin was 12.7% in fiscal year 2017 compared to 16.3% in fiscal year 2016. The decrease in income from operations was due primarily to the negative impacts of severe weather events in fiscal 2017 and higher transaction costs related to the Camfaud acquisitions relative to the comparative fiscal 2016 period.

U.K. Concrete Pumping — Camfaud

As a result of the factors discussed above, income generated from operations was $4.4 million for the fiscal year ended October 31, 2017, resulting in an operating margin of 12.0%.

Given the acquisition of Camfaud by CPH occurred on November 17, 2016, Camfaud’s results were not included in the fiscal year 2016 reporting period.

Concrete Waste Management Services — Eco-Pan

As a result of the factors discussed above, income generated from operations was $7.6 million for the fiscal year ended October 31, 2017, compared to $4.9 million for the comparative fiscal year ended October 31, 2016, representing an increase of $2.7 million, or 55.3%. Eco-Pan’s operating margin was 32.1% in fiscal year 2017 compared to 25.8% in fiscal year 2016. The increase in income from continuing operations was primarily a result of maintaining the same level of general administrative expense while substantially increasing sales volume and maintaining a stable gross profit margin.

61

Corporate

Income from operations increased by approximately 26.3% to $1.3 million for year ended 2017, compared to $1.0 million in the comparative period in fiscal 2016.

Other (Expense)/Income	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$(24,238,203)	$(20,223,437)	$(4,014,766)	19.9%
U.K. Concrete Pumping – Camfaud	(3,521,397)	—	(3,521,397)	—
Concrete Waste Management Services – Eco-Pan	24,864	9,021	15,843	175.6%
Other (Expense)/Income	$(27,734,736)	$(20,214,416)	$(7,520,320)	37.2%

U.S. Concrete Pumping — Brundage-Bone

Other (Expense)/Income is comprised of interest expense, loss on debt extinguishment, and miscellaneous other income. Interest expense was $19.1 million for the fiscal year ended October 31, 2017 compared to $19.5 million in fiscal year 2016, reflecting a minimal decrease of $0.4 million.

Brundage-Bone’s net loss on the extinguishment of debt totaled approximately $5.2 million, which represented the difference between gains or losses in the carrying amount of notes repurchased, accrued interest, and the write-off of deferred loan fees on $7.6 million of Senior Notes that were repurchased in fiscal year 2016 as well as the loss amount associated with the unamortized portion of debt issuance costs noted, the unamortized discount expense, and the prepayment penalty associated with the extinguishment of the unsecured note in 2017.

U.K. Concrete Pumping — Camfaud

Other (Expense)/Income is comprised of interest expense, loss on debt extinguishment, and miscellaneous other income. Interest expense was $3.6 million for the fiscal year ended October 31, 2017. Given the acquisition of Camfaud by CPH occurred on November 17, 2016, Camfaud’s results were not included in the fiscal year 2016 reporting period. Gain/ (Loss) on extinguishment of debt was zero.

Concrete Waste Management Services — Eco-Pan

Other (Expense)/Income is comprised of interest expense, loss on debt extinguishment, and miscellaneous other income. Interest expense was minimal for the fiscal year ended October 31, 2017 and zero for the comparative period in fiscal year 2016. Gain/ (Loss) on extinguishment of debt was zero for both reporting periods.

Income Tax (Benefit) Provision	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$3,109,635	$4,603,472	$(1,493,837)	-32.5%
U.K. Concrete Pumping – Camfaud	245,424	—	245,424
Concrete Waste Management Services – Eco-Pan	2,791,138	703,733	2,087,405	296.6%
Corporate	(2,389,539)	(853,664)	(1,535,875)	179.9%
Income Tax (Benefit) Provision	$3,756,658	$4,453,541	$(696,883)	-15.6%

U.S. Concrete Pumping — Brundage-Bone

Estimated income tax expense for fiscal year 2017 was $3.1 million compared to $4.6 million in fiscal year 2016 due to a decrease in taxable income.

62

U.K. Concrete Pumping — Camfaud

Estimated income tax expense for fiscal year 2017 was $0.2 million. Given the acquisition of Camfaud by CPH occurred on November 17, 2016, Camfaud’s results were not included in the fiscal year 2016 reporting period.

Concrete Waste Management Services — Eco-Pan

Estimated income tax expense for fiscal year 2017 was $2.8 million compared to $0.7 million in fiscal year 2016 due to an increase in taxable income.

Corporate

Estimated income tax benefit for fiscal year 2017 was $2.4 million compared to $0.9 million in fiscal year 2016.

EBITDA(1)	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$36,925,969	$43,763,760	$(6,837,791)	-15.6%
U.K. Concrete Pumping – Camfaud	10,827,292	—	10,827,292
Concrete Waste Management Services – Eco-Pan	9,912,446	7,560,512	2,351,934	31.1%
Corporate	(3,093,897)	1,188,480	(4,282,377)	-360.3%
EBITDA	$54,571,810	$52,512,752	$2,059,058	3.9%

(1)       Please see “Non-GAAP Measures (EBITDA and Adjusted EBITDA” below.

U.S. Concrete Pumping — Brundage-Bone

Brundage-Bone’s EBITDA decreased by $6.8 million or 15.6% during the year ended October 31, 2017 as compared to the comparable 2016 period. The decrease in EBITDA was attributed to a combination of lower revenues of $2.3 million and gross profit of $2.8 million and higher transaction costs of $0.8 million (See discussion on transaction costs below). As noted above, the primary cause of the decrease in revenue was due to severe weather events in the South and Southeast markets.

U.K. Concrete Pumping — Camfaud

Camfaud’s EBITDA totaled $10.8 million during the fiscal year ended October 31, 2017. There was no comparable information during the year ended October 31, 2016 as the CPH did not complete the acquisition of Camfaud until November 17, 2016.

Concrete Waste Management Services — Eco-Pan

Eco-Pan EBITDA increased by 31.1% or $2.4 million during the fiscal year ended October 31, 2017 as compared to the comparable 2016 period. The increase in operating income was primarily related to the revenue increase of $4.6 million and gross profit increase of $3.2 million respectively. These increases were offset by an increase in general and administrative costs of $0.5 million.

63

Corporate

Corporate EBITDA decreased by (360.3%) or ($4.3) million during the during the fiscal year ended October 31, 2017 as compared to the comparable 2016 period. The decrease in EBITDA was due to the write-off of debt extinguishment costs which was offset by intercompany rent allocation. Intercompany rent is eliminated in consolidation.

Cash Flows

The following table summarizes CPH’s cash flow data for the fiscal years of 2018, 2017 and 2016.

	Years Ended October 31,
	2018	2017	2016
Statement of operations information:
Net cash provided by operating activities	$39,616,657	$34,226,394	$35,757,440
Net cash used in investing activities	(49,499,436)	(83,088,761)	(28,973,671)
Net cash provided by (used in) financing activities	13,012,841	52,763,957	(14,812,802)

Operating Activities

Cash generated from operating activities is influenced by CPH’s ability to convert what CPH management believes is a relatively high proportion of revenue into cash, as well as by CPH’s investment in company resources and equipment to support the continued growth of the business. Cash generated from operating activities typically reflects net income, as adjusted for non-cash expense items such as depreciation, amortization and stock-based compensation, and changes in CPH’s operating assets and liabilities as CPH’s continues to expand its business. Generally, CPH management believes that the CPH business requires a relatively low level of working capital investment due to the low inventory requirement and customers’ tendency to pay CPH on a timely basis for its services as CPH submits daily invoices for many of its services.

CPH’s net cash from operating activities totaled $39.6 million for the year ended October 31, 2018, of which CPH’s net income of $28.4 million was a source of funds. Depreciation and amortization totaled $27.3 million in the period, with amortization of intangibles comprising $7.9 million and amortization of deferred financing costs comprising $1.7 million. Deferred income taxes totaled $11.1 million, gain on sale of equipment totaled $2.6 million for the period and change in fair value of contingent consideration of $0.5 million. Uses of funds in the period included changes in trade receivables of $7.5 million, changes in inventory of $0.7 million, changes in prepaid and other assets of $1.4 million, changes in accounts payable of $1.8 million, and changes in tax accounts of $0.4 million. Sources of funds included changes in accrued expenses of $8.7 million.

Net cash from operating activities totaled $34.2 million for the fiscal year ended October 31, 2017, of which CPH’s net income of $0.9 million represented a source of funds. Depreciation and amortization totaled $29.0 million during the year with amortization of intangibles comprising $7.8 million and amortization of deferred financing fees comprising $1.9 million. Deferred income taxes of $0.2 million, represented a source of funds while gain on sale of equipment of $0.6 million represented a use of funds in the period. Write-off of deferred financing and debt discount costs represented a $3.4 million source of funds in the period. Changes in accrued expenses and accounts payable of $0.6 million, and changes in trade receivables of $0.2 million represented sources of funds. Changes in prepaid and other assets and inventory totaling $0.7 million and changes in income tax accounts of $1.3 million represented uses of funds in the period.

Net cash from operating activities totaled $35.8 million for the twelve months ended October 31, 2016, of which CPH’s net income of $6.2 million represented a source of funds. Depreciation and amortization totaled $24.1 million during the period, with amortization of intangible assets comprising $5.7 million and amortization of deferred financing costs comprising $1.8 million. Deferred taxes represented a $3.8 million source of funds, while gain on repayment of debt of $0.3 million and gain on the sale of property of $0.4 million represented uses of funds in the period. Write-off of deferred financing costs provided a $0.9 million source of funds in the period. Changes in accrued expenses and accounts payable of $4.2 million represented a source of funds in the period, while changes in trade receivables of $0.7 million, changes in inventory, prepaids and other assets of $1.5 million and changes in income tax accounts of $1.0 million represented uses of funds in the period.

64

Investing Activities

CPH’s business requires regular capital expenditures to maintain a large, safely maintained and modern equipment fleet. CPH also regularly takes advantage of opportunities to acquire other concrete pumping and related businesses, which can expand CPH’s reach into new or overlapping geographic markets, add modern equipment assets to CPH’s fleet or allow CPH to further expand its service offering to its customers.

CPH invests to maintain a modern fleet of equipment while selling older and under-utilized pieces of equipment. CPH began making investments in new equipment to replace aging assets starting in 2014, and CPH expects to continue this practice given the strong performance of the business and improved construction end market fundamentals. CPH estimates that its fleet assets generally have a useful life of up to 20 years depending on the size of the equipment, hours in service, yardage pumped, and, in certain instances, other circumstances unique to an asset. CPH manages its fleet of equipment according to the wear and tear that a specific type of equipment is expected to experience over its useful life. As of October 31, 2018, the average age of CPH’s equipment in the U.S. and the U.K. was approximately 10 years and 8 years, respectively, and it is CPH’s strategy to maintain an average fleet age of approximately 10 years. CPH may allocate additional capital for fleet expansion if CPH believes growth opportunities in particular markets cannot be met by CPH’s existing fleet (including geographic transfers), or if CPH’s analysis indicates that CPH could improve returns on capital with additional changes in fleet mix. The recent changes in U.S. tax reform present additional opportunities for CPH to strengthen its fleet of equipment.

Net cash used in investing activities totaled $49.5 million for the year ended October 31, 2018. The asset purchase acquisition of O’Brien’s net assets represented a $21.0 million use of funds in the period, as CPH further expanded its business in markets including Denver, Colorado and Arizona. CPH’s investment in its fleet of equipment totaled approximately $31.7 million and proceeds from the sale of equipment totaled approximately $3.2 million in the period.

Net cash used in investing activities totaled $83.1 million for the fiscal year ended October 31, 2017. The acquisition of net assets represented a $60.4 million use of funds, primarily related to the Oxford acquisitions completed in November 2016 and July 2017 which expanded CPH’s operations internationally into the U.K. CPH’s investment in its fleet of equipment totaled approximately $23.7 million and proceeds from sale of equipment totaled approximately $1.0 million in the period.

Net cash used in investing activities totaled $29.0 million for the fiscal year ended October 31, 2016. The acquisition of net assets represented a $6.7 million use of funds in the period. CPH’s investment in its fleet of equipment totaled approximately $22.6 million in the period. Of this amount, $8.0 million was paid for fleet assets that were delivered in the fourth quarter of fiscal year 2015. Additionally, proceeds from the sale of equipment represented a $0.2 million source of funds in the period.

Financing Activities

Net cash provided by financing activities totaled $13.0 million for the year ended October 31, 2018, which included a $15.6 million source of funds raised through a bond offering to finance the O’Brien asset purchase. CPH also made net payments of $2.4 million on its working capital line of credit and $0.2 million on its capital lease obligations.

65

Net cash from financing activities totaled $52.8 million for the fiscal year ended October 31, 2017. This included funds generated from the issuance of $40.4 million of additional senior secured notes and $61.4 million in proceeds from CPH’s working capital line of credit. CPH made payments on its senior secured notes totaling $39.1 million, and paid $1.5 million in deferred financing costs and a $1.4 million prepayment penalty in the period. Additionally, CPH repurchased $1.4 million in preferred stock, paid $4.8 in preferred stock dividends, and repurchased $0.7 million of stock options in the period.

Net cash used in financing activities totaled $14.8 million for the fiscal year ended October 31, 2016. CPH made principal payments on its senior secured notes totaling $18.4 million and received $3.6 million in proceeds on its working capital line of credit in the period.

Non-GAAP Measures (EBITDA and Adjusted EBITDA)

CPH calculates EBITDA and Adjusted EBITDA by taking GAAP net income and adding interest expense, income taxes, depreciation, amortization, transaction expenses, gain (loss) on sale of assets, other adjustments, management fees and other expenses. CPH management believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends related to CPH’s financial condition and results of operations. CPH uses this non-GAAP measure to compare its performance to prior periods for trend analyses, determine incentive compensation and for budgeting and planning purposes. These measures are used in quarterly financial reports prepared for CPH’s management and board of directors. CPH believes these non-GAAP measures provide an additional tool for investors to use in evaluating CPH’s ongoing operating results and trends and in comparing CPH’s financial measures with competitors who also present similar non-GAAP financial measures. EBITDA and Adjusted EBITDA have limitations and should not be considered in isolation or as a substitute for performance measures calculated under GAAP. This non-GAAP measure excludes certain cash expenses that CPH is obligated to make. In addition, other companies in CPH’s industry may calculate EBITDA and Adjusted EBITDA differently than CPH do or may not calculate it at all, which limits the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

	Years Ended October 31,
	2018	2017	2016	2015
Statement of operations information:
Net income (loss)	$28,381,842	$913,279	$6,233,591	$3,509,230
Interest expense, net	21,424,747	22,747,848	19,516,077	20,491,654
Income tax (benefit) expense	(9,784,120)	3,756,658	4,453,541	2,020,112
Depreciation and amortization	25,622,546	27,154,025	22,309,543	20,603,453
EBITDA	65,645,015	54,571,810	52,512,752	46,624,449
Transaction expenses	7,589,825	4,489,517	3,691,466	1,253,529
Loss on debt extinguishment	-	5,161,065	643,876	-
Other (income) expense	(54,923)	(174,177)	54,463	85,831
Other adjustments	1,188,870	2,565,562	1,205,290	-
Management fees	4,499,256	1,750,100	1,535,705	1,600,000
Subtotal adjustments to EBITDA	13,223,027	13,792,067	7,130,800	2,939,360
Adjusted EBITDA	$78,868,042	$68,363,877	$59,643,552	$49,563,809

Transaction expenses represented expenses for legal, accounting, and other professionals that were engaged in the completion of various acquisitions.

Other adjustments included severance expenses, non-cash expenses such as stock-based compensation, senior executive relocation costs, recruiting costs and other such charges.

66

Contractual Obligations

The following table summarizes CPH’s contractual obligations and commercial commitments as of October 31, 2018.

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long term debt obligations (1)	$252,771,626	$16,258,681	$41,449,897	$195,063,048	$-
Capital leases and obligations (2)	737,874	108,081	223,170	232,985	173,638
Operating lease obligations (3)	5,089,045	1,971,150	2,014,571	900,727	202,597
Total contractual obligations	$258,598,545	$18,337,912	$43,687,638	$196,196,760	$376,235

(1)	Represents principal and interest payments on CPH’s senior secured notes and unsecured notes on related dates as of October 31, 2018. For further information, refer to Note 8 to the audited financial statements for the fiscal year ended October 31, 2018 included elsewhere in this report.

(2)	Represents payments under two capital leases for land and buildings. For further information, refer to Note 11 to the audited financial statements for the fiscal year ended October 31, 2018 included elsewhere in this report.

(3)	Represents payments under operating leases for various facilities, equipment, and vehicles. For further information, refer to Note 12 to the audited financial statements for the fiscal year ended October 31, 2018 included elsewhere in this report.

Redemption of preferred shares were not included in the above table as probability of redemption is not determinable.

Quantitative and Qualitative Disclosure about Market Risk

Not applicable.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of Company common stock as of December 6, 2018 by:

•	each person known by the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Common stock issuable upon exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of class and percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of common stock of the Company is based on 28,847,707 shares of Company common stock issued and outstanding as of December 6, 2018.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by him.

67

Directors and Officers(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Common Stock
Bruce Young(2)	1,196,580	4.0%
Iain Humphries(3)	249,287	*
David Anthony Faud	220,026	*
David A.B. Brown(4)	84,250	*
Tariq Osman(5)	-	-
Heather L. Faust(5)	-	-
David G. Hall(4)	84,250	*
Brian Hodges(4)	84,250	*
Howard D. Morgan(5)	-	-
John M. Piecuch	-	-
Raymond Cheesman	-	-
Matthew Homme	-	-
M. Brent Stevens(8)	11,005,275	38.1
All Executive Officers and Directors as a Group (13 individuals)	12,923,918	42.4%
Greater than 5% Stockholders
Argand Partners LP(5)	23,010,138	58.0%
Nuveen Alternatives Advisors, LLC(6)	2,450,980	7.8%
Common Investor(7)	1,906,318	6.6%
BBCP Investors, LLC(8)	11,005,275	38.1%

 * Less than 1%.

(1)	Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 6461 Downing Street, Denver, Colorado 80229.
(2)	Interests shown consist of 1,196,580 options to purchase 1,196,580 shares of Company common stock.
(3)	Interests shown consist of 249,287 options to purchase 249,287 shares of Company common stock.
(4)	Interests shown consist of (i) 28,750 shares of Company common stock converted from 28,750 Founder Shares at the Closing and (ii) 55,500 shares of Company common stock underlying private placement warrants.
(5)	Interests held by Argand consist of (i) 4,403,325 shares of Company common stock held of record by the Sponsor, which were converted from Founder Shares at the Closing, (ii) 10,822,500 shares of Company common stock underlying private placement warrants held of record by the Sponsor, and (iii) an aggregate 7,784,313 shares of Company common stock issued to the Argand Investor, Argand Partners Institutional Co-Invest Fund, LP, Argand Partners Sea Fund AI, LP, Argand Partners Sea Fund QP, LP and Argand Partners Team Co-Invest Fund, LP (collectively, the “Argand Funds”) at the Closing pursuant to the Subscription Agreement. The Argand Funds are managed by Argand Partners, LP. Howard D. Morgan, Heather L. Faust, Tariq Osman, Joseph Del Toro and Charles Burns are the managers of the Sponsor and share voting and investment discretion with respect to the Company common stock held of record by the Sponsor. The Sponsor is 100% owned by funds managed by Argand. Argand is also the manager of the Argand Investor. Investment decisions made by Argand require the unanimous approval of its investment committee, which is comprised of Messrs. Morgan and Osman and Ms. Faust. The business address of Argand and each of the Argand Funds is 28 West 44th Street, Suite 501, New York, New York 10036.
(6)	Interests shown consist of 2,450,980 shares of Series A Preferred Stock convertible into Company common stock. Nuveen holds shared voting and dispositive power with respect to 2,450,980 shares of Series A Preferred Stock as investment manager to Teachers Insurance and Annuity Association of America, TPS Investors Master Fund, LP and Nuveen Junior Capital Opportunities Fund SV (collectively, the “Nuveen Funds”). However, all shares of Series A Preferred Stock are owned by the Nuveen Funds, and Nuveen disclaims beneficial ownership of the shares of Series A Preferred Stock reported herein except to the extent of its pecuniary interest therein. The business address of Nuveen and the Nuveen Funds is 730 Third Avenue, New York, New York 10017.
(7)	The address of the business office of the Common Investor is 640 Fifth Avenue, 20th Floor, New York, New York 10019.
(8)	BBCP Investors, LLC (“BBCP”) is wholly owned by PGP Investors, LLC (“PGP”). Mr. Stevens is a Manager of PGP, and as such, may be deemed to beneficially own the shares held by BBCP. Mr. Stevens disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of the business office of BBCP and PGP is 10250 Constellation Boulevard, Suite 2230, Los Angeles, CA 90067.

68

Directors and Officers

Biographical information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the proxy statement/prospectus in the section entitled “Newco Management After the Business Combination,” which is incorporated herein by reference.

The size of the Board was increased to nine members effective upon the Closing. At the Special Meeting, each of Heather L. Faust, David G. Hall and Iain Humphries were elected by the Company’s stockholders to serve as Class I directors effective upon the Closing with terms expiring at the Company’s 2019 annual meeting of stockholders; each of Brian Hodges, John M. Piecuch and Howard D. Morgan were elected by the Company’s stockholders to serve as Class II directors effective upon the Closing with terms expiring at the Company’s 2020 annual meeting of stockholders; and David A.B. Brown, Tariq Osman and Bruce Young were elected by the Company’s stockholders to serve as Class III directors effective upon the Closing with terms expiring at the Company’s 2021 annual meeting of stockholders.

On December 9, 2018, in connection with Peninsula’s designation of each of Raymond Cheesman, Matthew Homme and M. Brent Stevens to serve on the Board pursuant to the Non-Management Rollover Agreement, the size of the Board was increased from nine to twelve members, and the Board appointed Mr. Homme to serve as a Class I director with a term expiring at the Company’s 2019 annual meeting of stockholders, Mr. Cheesman to serve as a Class II director with a term expiring at the Company’s 2020 annual meeting of stockholders and Mr. Stevens to serve as a Class III director with a term expiring at the Company’s 2021 annual meeting of stockholders. The Board appointed Mr. Cheesman to serve as a member of the Audit Committee and Compensation Committee and Mr. Homme to serve as a member of the Corporate Governance and Nominating Committee.

Raymond Cheesman, 59, is a Senior Research Analyst at Anfield Capital, a registered investment advisor that serves as the advisor to the Anfield Universal Fixed Income Fund, an absolute return bond strategy seeking to deliver positive returns over full market cycles (“Anfield”). Prior to joining Anfield, Mr. Cheesman spent 17 years at Jefferies & Company where he worked as both an investment banker and high yield analyst. Mr. Cheesman received his B.B.A. in Finance from George Washington University.

Matthew Homme, 39, is a Managing Director at Peninsula Pacific, a private investment fund focused on control investments in the gaming, consumer and industrial sectors. Prior to joining Peninsula Pacific in 2013, Mr. Homme was a Principal with Aurora Resurgence where he focused on buyouts and special situations investments for middle-market companies and served on the boards of directors of multiple portfolio companies in North America and Europe. Previously, Mr. Homme worked in the Investment Banking Department of Jefferies & Company. Mr. Homme graduated summa cum laude from the Wharton School at the University of Pennsylvania with a B.S. in Economics and holds an M.B.A. from the Harvard Business School.

M. Brent Stevens, 58, is the founder and Manager of Peninsula Pacific, a private investment fund focused on control investments in the gaming, consumer and industrial sectors. In connection with serving as Manager of Peninsula Pacific Mr. Stevens served as the Chairman and Chief Executive Officer of Peninsula Gaming, LLC, a company which he founded in 1997 and sold to Boyd Gaming Corporation in 2012. From 1990 through 2010, Mr. Stevens worked in the investment banking group of Jefferies & Company, holding various positions, most recently as an Executive Vice President and Head of Capital Markets. He also served as a member of Jefferies’ Executive Committee. Mr. Stevens received his B.A. in Accounting from the University of Southern California and holds an M.B.A. from the Wharton School at the University of Pennsylvania.

Director Independence

The listing standards of Nasdaq require that a majority of the Board be independent. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors of such company, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

69

Ms. Faust and Messrs. Hall, Hodges, Piecuch, Morgan, Brown, Osman, Cheesman and Homme, being a majority of the directors on the Board, have been determined to be independent by the Board pursuant to the rules of Nasdaq.

Committees of the Board of Directors

Following the Closing, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), a corporate governance and nominating committee (the “Corporate Governance and Nominating Committee”) and an indemnification committee (the “Indemnification Committee”). Each of the committees reports to Board. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Audit Committee is responsible for, among other things, (i) appointing, retaining and evaluating the Company’s independent registered public accounting firm and approving all services to be performed by them; (ii) overseeing the Company’s independent registered public accounting firm’s qualifications, independence and performance; (ii) overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC; (iv) reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (v) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (vi) reviewing and approving related person transactions.

Effective upon the Closing, the Board appointed Messrs. Brown and Piecuch as members of the Audit Committee. On December 9, 2018, the Board appointed Mr. Cheesman as a member of the Audit Committee. All members of the Audit Committee are independent within the meaning of the federal securities laws and the meaning of the Nasdaq Rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq, and the Board has determined that Mr. Brown is an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC. The Board has approved a written charter under which the Audit Committee operates. A copy of the charter is available on the Company’s website.

Compensation Committee

The Compensation Committee is responsible for, among other things, (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing and approving the compensation of the Company’s directors, chief executive officer and other executive officers; (iii) reviewing and approving employment agreements and other similar arrangements between the Company and the Company’s executive officers; and (iv) administering the Company’s stock plans and other incentive compensation plans.

Effective upon the Closing, the Board appointed Messrs. Osman, Hodges and Morgan as members of the Compensation Committee. On December 9, 2018, the Board appointed Mr. Cheesman as a member of the Compensation Committee. The Board has approved a written charter under which the Compensation Committee operates. A copy of the charter is available on the Company’s website.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for, among other things, considering and making recommendations to the Board on matters relating to the selection and qualification of directors of the Company and candidates nominated to serve as directors of the Company, as well as other matters relating to the duties of directors of the Company, the operation of the Board and corporate governance.

Effective upon the Closing, the Board appointed Messrs. Brown, Hall and Osman as members of the Corporate Governance and Nominating Committee. On December 9, 2018, the Board appointed Mr. Homme as a member of the Corporate Governance and Nominating Committee. The Board has approved a written charter under which the Corporate Governance and Nominating Committee operates. A copy of the charter is available on the Company’s website.

70

Indemnification Committee

The Indemnification Committee is responsible for evaluating post-Closing indemnification claims under the Merger Agreement. Effective upon the Closing, the Board appointed Messrs. Brown, Osman and Piecuch as members of the Indemnification Committee.

Executive Compensation

Industrea

A description of the compensation of Industrea’s executive officers and directors before the consummation of the Business Combination is set forth in the proxy statement/prospectus in the section entitled “Executive Compensation,” which is incorporated herein by reference.

A description of the Company’s executive compensation following the Closing is set forth in the proxy statement/prospectus in the section entitled “Newco Management After the Business Combination – Post-Combination Company Executive and Director Compensation,” which is incorporated herein by reference.

At the Special Meeting, the stockholders of the Company approved the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan (the “Incentive Plan”). The description of the Incentive Plan set forth in the proxy statement/prospectus section entitled “The Incentive Plan Proposal” is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed as Exhibit 10.38 to this Current Report on Form 8-K and is incorporated herein by reference. Following the consummation of the Business Combination, the Company expects that the Board or the Compensation Committee will make grants of awards under the Incentive Plan to eligible participants.

CPH

 The following discussion and analysis of compensation arrangements of the Company’s named executive officers for the fiscal years ended October 31, 2018 and 2017(i.e., pre-business combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with the Company’s financial statements and related notes appearing elsewhere in this report. Compensation information included in the following discussion is presented in actual dollar amounts.

This section discusses the material components of the executive compensation program for the Company’s executive officers who are named in the “Summary Compensation Table” below. In fiscal year 2018, the Company’s “named executive officers” or “NEOs” and their positions were as follows:

•	Bruce Young, Chief Executive Officer;

•	Iain Humphries, Chief Financial Officer;

•	David Anthony Faud, Managing Director, U.K.; and
•	Steven De Bever, Former Chief Operating Officer

During fiscal year 2017, Mr. De Bever served as Chief Operating Officer through August 24, 2018 and a replacement was not named from the aforementioned date through October 31, 2018.

The Company’s NEOs are employed by, and receive cash compensation and employee benefits from, Brundage-Bone. For purposes of this discussion, references to cash compensation paid and employee benefits provided by the Company include the cash compensation and employee benefits paid or provided by Brundage-Bone.

71

This discussion may contain forward-looking statements that are based on the Company’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs adopted following the completion of the Business Combination may differ materially from the programs summarized in this discussion.

Summary Compensation Table

The following table sets forth information concerning the compensation of the Company’s named executive officers for the Company’s fiscal years ending October 31, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Bruce Young Chief Executive Officer	2018	350,000	—	92,400	26,692	469,092
	2017	350,000	—	100,000	177,389	627,389
Iain Humphries Chief Financial Officer	2018	265,000	—	63,600	25,758	354,358
	2017	238,500	706,982	135,000	88,952	1,169,434
David Anthony Faud Managing Director, U.K.	2018	201,075	—	—	43,698	244,773
	2017	191,205	—	—	41,553	232,758
Stephen De Bever Former Chief Operating Officer	2018	238,673	—	—	21,813	260,486
	2017	237,194	471,322	125,000	22,931	856,447

(1)	Amounts reflect the full grant-date fair value of options to purchase shares of the Company’s common stock, calculated in accordance with ASC Topic 718. For a discussion of the assumptions used to calculate the value of option awards, see Note 14 of the Company’s consolidated financial statements included in this registration statement.

(2)	Amounts represent 2017 and 2018 cash bonuses earned by the Company’s named executive officers during fiscal year 2017 and 2018, respectively.

(3)	Amounts under the “All Other Compensation” column consist of the following for fiscal year 2017: (i) for Mr. Young, $150,807 in company reimbursements for the cost of his relocation to the Denver, Colorado area, $2,582 in company matching 401(k) contributions on his behalf for fiscal year 2017, and $24,000 in company payments of a car allowance, (ii) for Mr. Humphries, $66,952 in company reimbursements for the cost of his relocation to the Denver, Colorado area and $22,000 in company payments of a car allowance, (iii) for Mr. Faud, $19,121 in pension contributions, $12,747 in company payments of a car allowance and $9,685 in payments for other miscellaneous fringe benefits and (iv) for Mr. De Bever, $1,931 in company matching 401(k) contributions on his behalf for fiscal year 2017 and $21,000 in company payments of a car allowance. Amounts under the “All Other Compensation” column consist of the following for the fiscal year 2018: (i) for Mr. Young, $24,000 in company payments of a car allowance and $2,692 in company matching 401(k) contributions on his behalf for fiscal year 2018, (ii) for Mr. Humphries, $24,000 in payments of a car allowance and $1,758 in company matching 401(k) contributions on his behalf for fiscal year 2018, (iii) for Mr. Faud, $20,108 in pension contributions, $13,405 in company payments of a car allowance and $10,185 in payments for other miscellaneous fringe benefits and (iv) for Mr. De Bever, $1,813 in company matching 401(k) contributions on his behalf for fiscal year 2018 and $20,000 in company payments of a car allowance.

Narrative to Summary Compensation Table

72

Base Salaries

The NEOs receive (or received, in the cash of Mr. De Bever) base salaries to compensate them for services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation commensurate with the executive’s seniority, skill set, experience, role and responsibilities.

The actual base salaries paid to the NEOs during 2017 and 2018 are set forth in the Summary Compensation Table above.

Annual Bonuses

In fiscal year 2017, Messrs. Young, Humphries and De Bever were eligible to earn annual cash bonuses targeted at 55%, 50% and 40%, respectively, of their base salaries.

In fiscal year 2018, Messrs. Young, Humphries, De Bever Faud were eligible to earn annual cash bonuses targeted at 55%, 50%, 40% and 0%, respectively, of their respective base salaries.

Mr. De Bever did not receive a cash bonus with respect to fiscal year 2018 because his employment with Prior CPH terminated prior to the applicable payment date.

Each NEO was eligible to earn his bonus based on the attainment of company and individual performance metrics established by the company’s board of directors.

Messrs. Young, Humphries and Faud became entitled to receive cash bonuses equal to their respective target bonus amounts based on the attainment of company and individual performance metrics during fiscal year 2017.

The actual annual cash bonuses awarded to each NEO for fiscal years 2017 and 2018 performance are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

CPH has historically granted options to purchase shares of CPH common stock to the named executive officers, under the Concrete Pumping Holdings, Inc. 2015 Equity Incentive Plan (as amended, the “2015 Plan”).

During fiscal year 2017, Messrs. Humphries and De Bever were granted options to purchase shares of the CPH’s common stock under the 2015 Plan (the “2017 Options”). The 2017 Options were intended to qualify as tax-qualified “incentive stock options.” Mr. Young did not received grants of options during fiscal year 2017, and none of the NEOs received grants of stock options during fiscal year 2018.

Each 2017 Option is eligible to vest and become exercisable as follows: (i) ten percent (10%) of the Company’s shares subject to the 2017 Option will vest and become exercisable on each of the first five anniversaries of the vesting commencement date (November 1, 2016), subject to the applicable NEO’s continued service through the applicable vesting date; and (ii) subject to the applicable NEO’s continued service through the applicable vesting date, up to ten percent (10%) of the Company’s shares subject to the 2017 Option (the “performance-based shares”) will vest and become exercisable on each of the first five anniversaries of the vesting commencement date based on the level at which the Company has attained budgeted EBITDA for the most recent Company fiscal year ending immediately prior to the vesting commencement date anniversary. If actual EBITDA for a Company fiscal year is less than 100% of budgeted EBITDA for such year, then any performance-based shares otherwise eligible to vest with respect to such year that do not become vested will be forfeited on such anniversary. In addition, in the event that a change in control of the Company occurs and the applicable NEO’s employment continues through such change in control, the executive’s 2017 Option will vest in full (to the extent then-unvested) upon such change in control.

73

For purposes of the 2017 Options, “EBITDA” is defined as, for any Company fiscal year, projected earnings before interest, taxes, depreciation and amortization, as may be adjusted for extraordinary, unusual and/or non-recurring events, in each case, as determined in the sole discretion of the Company.

Other Elements of Compensation

Retirement Plans

Brundage-Bone maintains a 401(k) retirement savings plan for its employees, including the NEOs, who satisfy certain eligibility requirements. The NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. The Company believes that providing a vehicle for tax-deferred retirement savings though the 401(k) plan adds to the overall desirability of its compensation package and further incentivizes employees, including the NEOs, in accordance with its compensation policies.

Employee Benefits and Perquisites

All of Brundage-Bone’s full-time employees, including the NEOs, are eligible to participate in health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life insurance.

As part of their compensation packages, each NEO is (or was, in the case of Mr. De Bever) entitled to company payment of a car allowance equal to $2,000 per month. The company provided these benefits and perquisites to help ensure that the NEOs would be able to devote their full business time to the company’s affairs, to project the proper corporate image for the company and to make employment at the company attractive at a relatively modest cost for shareholders.

No Tax Gross-Up Obligations

Neither the Company nor Brundage-Bone has any obligation to make tax gross-up or similar payments to or in respect of amounts that may become payable to any of the NEOs or their other employees, including but not limited to any such gross-up obligations with respect to any amounts deemed to constitute “excess parachute payments” under Internal Revenue Code Section 280G.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of October 31, 2018.

	Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)		Option Exercise Price ($)	Option Expiration Date
Bruce Young Chief Executive Officer	February 4, 2015	November 1, 2014	415,872	184,832	(1)	2.48	February 5, 2025
Iain Humphries Chief Financial Officer	March 8, 2017	November 1, 2016	86,540	92,416	(1)	17.50	March 7, 2026
David Anthony Faud Managing Director, U.K.(2)	-	-	-	-		-	-
Steven De Bever Former Chief Operating Officer(3)	-	-	-	-		-	-

74

(1)	Represents stock options vesting as follows: (i) ten percent (10%) of the Company shares subject to the option vest and become exercisable on each of the first five anniversaries of the vesting commencement date (November 1, 2014 or November 1, 2016, as applicable), subject to the applicable NEO’s continued service through the applicable vesting date; and (ii) subject to the applicable NEO’s continued service through the applicable vesting date, up to ten percent (10%) of the Company shares subject to the option will vest and become exercisable on each of the first five anniversaries of the vesting commencement date based on the level at which the Company has attained budgeted EBITDA for the most recent Company fiscal year ending immediately prior to the vesting commencement date anniversary. In the event that a change in control of the Company occurs and the applicable NEO’s employment continues through such change in control, the option will vest in full (to the extent then-unvested) upon such change in control.
(2)	Mr. Faud has not been issued any stock options for the duration of his employment agreement with Brundage-Bone beginning on November 17, 2016.
(3)	Mr. De Bever was previously granted an option to purchase CPH common stock, which (to the extent not previously exercised) expired pursuant to its terms following Mr. De Bever’s termination of employment with Brundage-Bone in August 2018.

Executive Compensation Arrangements

Executive Employment Agreements

Brundage-Bone previously entered into executive employment agreements with Messrs. Young, Humphries, De Bever and Faud, which became effective as of August 18, 2014, December 1, 2016, May 1, 2017 and November 17, 2016, respectively. The material terms of the executive employment agreements are described in more detail below.

Pursuant to the employment agreements, Mr. Young serves as Chief Executive Officer and President and Mr. Humphries serves as Chief Financial Officer, Mr. Faud serves as Managing Director, U.K., and Mr. De Bever served, through August 28, 2017, as Chief Operating Officer. Each employment agreement has (or had, in the case of Mr. De Bever) an initial one-year term, subject to automatic one-year renewals thereafter, unless either party provides at least ninety days’ prior written notice of non-renewal.

The employment agreements provide for Messrs. Young, Humphries and Faud to receive annual base salaries which, as of October 31, 2018, were equal to $350,000, $265,000, and $201,075 respectively. Mr. De Bever’s employment agreement provided that he was entitled to receive an annual base salary that was, as of his termination date, $250,000. Each employment agreement provides (or, in the case of Mr. De Bever, provided) for the applicable NEO’s eligibility to participate in employee benefit plans, programs and arrangements provided to Brundage-Bone’s similarly-situated executives generally. In addition, the employment agreements provide (or, provided, in the case of Mr. De Bever) that Messrs. Young, Humphries, and Faud are (or were, as applicable) eligible to receive annual cash bonuses targeted at 55%, 50%, 40% and 0%, respectively, of their respective annual base salaries, based on the attainment of pre-established company and individual performance metrics. In addition, each employment agreement provides (or provided in the case of Mr. De Bever) for company payment of a car allowance equal to $24,000 annually for Messrs. Young, Humphries and De Bever and £10,000 for Mr. Faud.

Under their employment agreements, upon a termination of the applicable NEO’s employment without “cause,” due to the applicable NEO’s resignation for “good reason” (each such term as defined in the applicable employment agreement) or due to Brundage-Bone’s non-renewal of the employment term, subject to the applicable NEO’s timely execution and non-revocation of a general release of claims, the NEO will be eligible to receive (1) twelve months of continued payment of base salary, (2) a pro rata portion of the NEO’s annual bonus for the year of termination, (3) company-subsidized healthcare continuation coverage for up to twelve months following termination. In addition, upon a termination of the applicable NEO’s employment due to his death or disability, subject to the applicable NEO’s (or the NEO’s estate’s) timely execution and non-revocation of a general release of claims, the NEO will be eligible to receive a pro rata portion of his annual bonus for the year of termination.

The employment agreements also contain certain confidentiality, nondisclosure and non-disparagement provisions effective during and after employment, as well as non-competition and non-solicitation restrictions that are effective during the applicable NEO’s employment with Brundage-Bone and for twelve months thereafter.

75

2015 Plan

For the fiscal years ended October 31, 2017 and 2018, the Company maintained the 2015 Plan, which became effective on February 6, 2015. The material terms of the 2015 Plan are described in Concrete Pumping Holdings Acquisition Corp.’s Form S-4/A filed with the Securities and Exchange Commission on November 8, 2018, in the section titled “2015 Plan”, which is incorporated by reference herein.

Certain Relationships and Related Transactions

The description of certain relationships and related transactions is included in the proxy statement/prospectus in the section entitled “Certain Relationships and Related Party Transactions,” which is incorporated herein by reference.

The information set forth in the sections entitled “Stockholders Agreement” and “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The information regarding the Argand Subscription Agreement set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

In connection with the Closing, the Company’s common stock and warrants began trading on Nasdaq under the symbols “BBCP” and “BBCPW,” respectively, and Industrea’s units, Class A common stock and warrants were delisted from Nasdaq. As of the Closing Date there were 34 holders of record of Company common stock. The Company’s warrants are scheduled to cease trading on Nasdaq at the opening of business on January 17, 2019. Following the delisting, the Company anticipates that the warrants will be quoted on the over-the-counter markets operated by OTC Markets Group under the symbol “BBCPW.” The terms of the warrants are not affected by the delisting, and the warrants may still be exercised in accordance with their terms to purchase shares of the Company’s common stock. The continued listing of the Company’s common stock on under the ticker symbol “BBCP” is also not affected by the delisting of the warrants.

The Company has not paid any cash dividends on its common stock to date. It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the Board declaring any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

The disclosure set forth above in this Item 2.01 with respect to the issuance of the Company common stock in the CPH Merger pursuant to the Non-Management Rollover Agreement and the Management Rollover Agreement and the Series A Preferred Stock pursuant to the Preferred Stock Subscription Agreement is incorporated herein by reference.

The Company common stock issued in the CPH Merger pursuant to the Non-Management Rollover Agreement and the Management Rollover Agreement and the Series A Preferred Stock issued pursuant to the Preferred Stock Subscription Agreement was not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Description of Securities

A description of the Company common stock, preferred stock and warrants is included in the proxy statement/prospectus in the section entitled “Description of Newco Securities,” which is incorporated herein by reference.

Indemnification of Directors and Officers

The Charter provides that the Company’s officers and directors will be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Charter provides that the Company’s directors will not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. The Company has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Charter. The Bylaws also permit the Company to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. The Company has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify its officers and directors.

76

The information set forth in the section entitled “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The consolidated financial statements of CPH as of October 31, 2018 and 2017 and for the years ended October 31, 2018, 2017 and 2016 and the related notes and report of independent registered public accounting firm thereto are included as Exhibit 99.3 and incorporated herein by reference.

The consolidated financial statements of Camfaud Concrete as of November 16, 2016 and September 30, 2016 and 2015 and for the period from October 1, 2016 to November 16, 2016 and for the years ended September 30, 2016 and 2015 and the related notes and report of independent registered public accounting firm thereto are included in the proxy statement/prospectus and incorporated herein by reference.

The consolidated financial statements of Industrea for the year ended December 31, 2017 and for the period from April 7, 2017 (date of inception) to December 31, 2017 and the related notes thereto and report of independent registered public accounting firm thereon are set forth in the proxy statement/prospectus beginning on page F-3 and are incorporated herein by reference.

The unaudited financial statements of Industrea for the three and nine months ended September 30, 2018 and for the period from April 7, 2017 (date of inception) to September 30, 2017 and the related notes thereto are set forth in the proxy statement/prospectus beginning on page F-18 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company is included as Exhibit 99.4 and incorporated herein by reference.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 7, 2018, by and among the Company, Industrea Acquisition Corp., Concrete Pumping Intermediate Acquisition Corp., Concrete Pumping Merger Sub Inc., Industrea Acquisition Merger Sub Inc., Concrete Pumping Holdings, Inc. and PGP Investors, LLC, as the Holder Representative (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Industrea Acquisition Corp. on September 7, 2018).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 30, 2018, by and among the Company, Industrea Acquisition Corp., Concrete Pumping Intermediate Acquisition Corp., Concrete Pumping Merger Sub Inc., Industrea Acquisition Merger Sub Inc., Concrete Pumping Holdings, Inc., and PGP Investors, LLC, as the Holder Representative (incorporated by reference to Exhibit 2.2 of the Current Report on Form 8-K filed by the Company on December 10, 2018).

77

2.3	Amendment No. 2 to Agreement and Plan of Merger, dated as of November 16, 2018, by and among the Company, Industrea Acquisition Corp., Concrete Pumping Intermediate Acquisition Corp., Concrete Pumping Merger Sub Inc., Industrea Acquisition Merger Sub Inc., Concrete Pumping Holdings, Inc., and PGP Investors, LLC, as the Holder Representative (incorporated by reference to Exhibit 2.3 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
3.3	Certificate of Designations (incorporated by reference to Exhibit 3.3 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
4.3	Warrant Agreement, dated July 26, 2017, between Industrea Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Industrea Acquisition Corp. on August 1, 2017).
4.4	Assignment and Assumption Agreement, by and among the Company, Industrea Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
10.1	Letter Agreement, dated as of July 26, 2017, by and among Industrea Acquisition Corp., its officers, certain directors CFLL Sponsor Holdings, LLC (f/k/a and Industrea Alexandria LLC) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on August 1, 2017).
10.2	Letter Agreement, dated as of July 26, 2017, by and among Industrea Acquisition Corp., its independent directors and CFLL Sponsor Holdings, LLC (f/k/a Industrea Alexandria LLC) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on August 1, 2017).
10.3	Amendment to Letter Agreement, dated as of October 12, 2017, by and among Industrea Acquisition Corp. and its independent directors, (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-K (File No. 001-38166), filed by Industrea Acquisition Corp. on March 29, 2018).
10.4	Promissory Note, dated April 10, 2017, issued to CFLL Sponsor Holdings, LLC (f/k/a Industrea Alexandria LLC) (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-219053), filed by Industrea Acquisition Corp. on June 29, 2017).
10.5	Investment Management Trust Agreement, dated as of July 26, 2017, by and between Industrea Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on August 1, 2017).
10.6	Registration Rights Agreement, dated as of July 26, 2017, by and among Industrea Acquisition Corp., CFLL Sponsor Holdings, LLC (f/k/a Industrea Alexandria LLC) and the Holders signatory thereto (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on August 1, 2017).
10.7	Securities Subscription Agreement, effective as of April 10, 2017, between Industrea Acquisition Corp., and CFLL Sponsor Holdings, LLC (f/k/a Industrea Alexandria LLC) (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-219053), filed by Industrea Acquisition Corp. on June 29, 2017).
10.8	Amended and Restated Private Placement Warrants Purchase Agreement, dated June 28, 2017, between Industrea Acquisition Corp. and CFLL Sponsor Holdings, LLC (f/k/a Industrea Alexandria LLC) (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (File No. 333-219053), filed by Industrea Acquisition Corp. on June 29, 2017).
10.9	Administrative Support Agreement, dated July 26, 2017, by and between Industrea Acquisition Corp. and CFLL Sponsor Holdings, LLC (f/k/a Industrea Alexandria LLC) (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on August 1, 2017).
10.10	Non-Management Rollover Agreement, dated September 7, 2018, by and among Concrete Pumping Holdings Acquisition Corp., Industrea Acquisition Corp. and the Rollover Holders party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).

78

10.11	Management Rollover Agreement, dated September 7, 2018, by and among Concrete Pumping Holdings Acquisition Corp., Industrea Acquisition Corp. and the Rollover Holders party thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.12	U.K. Share Purchase Agreement, dated September 7, 2018, by and among Lux Concrete Holdings II S.á r.l., Concrete Pumping Holdings Acquisition Corp. and the Vendors party thereto (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.13	Argand Subscription Agreement, dated September 7, 2018, by and among Industrea Acquisition Corp., Concrete Pumping Holdings Acquisition Corp. and Argand Partners Fund, LP (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.14	Form of Common Stock Subscription Agreement (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.15	Preferred Stock Subscription Agreement, dated September 7, 2018, by and among the Company, Industrea Acquisition Corp. and Nuveen Alternatives Advisors, LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.16	Commitment Letter, dated September 7, 2018, by and among Concrete Pumping Merger Sub Inc., Credit Suisse Loan Funding LLC and Credit Suisse AG (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.17	Amended and Restated Commitment Letter, dated September 26, 2018 by and among Concrete Pumping Merger Sub Inc., Credit Suisse Loan Funding LLC, Credit Suisse AG, Jefferies Finance LLC, Stifel Bank & Trust and Stifel Nicolaus & Company, Incorporated (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q filed by Industrea Acquisition Corp. on October 19, 2018).
10.18	Commitment Letter, dated September 7, 2018, by and among Concrete Pumping Merger Sub Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.19	Expense Reimbursement Letter, dated September 7, 2018, by and among Argand Partners Fund, LP, CFLL Sponsor Holdings, LLC (f/k/a Industrea Alexandria LLC), Industrea Acquisition Corp., Concrete Pumping Holdings, Inc. and BBCP Investors, LLC (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.20	Convertible Promissory Note, dated as of October 9, 2018, issued to CFLL Sponsor Holdings, LLC (f/k/a Industrea Alexandria LLC) (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Industrea Acquisition Corp. on October 9, 2018).
10.21	Concrete Pumping Holdings, Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registration Statement on Form S-4 filed by Concrete Pumping Holdings Acquisition Corp. on October 22, 2018).
10.22	First Amendment to Concrete Pumping Holdings, Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registration Statement on Form S-4 filed by Concrete Pumping Holdings Acquisition Corp. on October 22, 2018).
10.23	Form Stock Option Agreement under Concrete Pumping Holdings, Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 of the Registration Statement on Form S-4 filed by Concrete Pumping Holdings Acquisition Corp. on October 22, 2018).
10.24	Employment Agreement by and between Brundage-Bone Concrete Pumping, Inc. and Bruce Young, dated July 11, 2014 (incorporated by reference to Exhibit 10.4 of the Registration Statement on Form S-4 filed by Concrete Pumping Holdings Acquisition Corp. on October 22, 2018).
10.25	Employment Agreement by and between Brundage-Bone Concrete Pumping, Inc. and Stephen De Bever, dated August 4, 2017 (incorporated by reference to Exhibit 10.5 of the Registration Statement on Form S-4 filed by Concrete Pumping Holdings Acquisition Corp. on October 22, 2018).
10.26	Employment Agreement by and between Brundage-Bone Concrete Pumping, Inc. and Iain Humphries, dated August 4, 2017 (incorporated by reference to Exhibit 10.6 of the Registration Statement on Form S-4 filed by Concrete Pumping Holdings Acquisition Corp. on October 22, 2018).
10.27	Employment Agreement by and between Brundage-Bone Concrete Pumping, Inc. and Gary Bernardez, dated May 26, 2015 (incorporated by reference to Exhibit 10.7 of the Registration Statement on Form S-4 filed by Concrete Pumping Holdings Acquisition Corp. on October 22, 2018).

79

10.28	Employment Agreement by and between Camfaud Concrete Pumps Limited and David Faud, dated November 17, 2016 (incorporated by reference to Exhibit 10.8 of the Registration Statement on Form S-4 filed by Concrete Pumping Holdings Acquisition Corp. on October 22, 2018).
10.29	Term Loan Agreement, dated as of December 6, 2018, among the Company, Concrete Pumping Intermediate Acquisition Corp., Brundage-Bone Concrete Pumping Holdings, Inc. (f/k/a Concrete Pumping Merger Sub, Inc.), as borrower, the financial institutions party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and Credit Suisse Loan Funding LLC, Jefferies Finance LLC and Stifel Nicolaus & Company Incorporated LLC, as joint lead arrangers and joint bookrunners (incorporated by reference to Exhibit 10.29 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
10.30	Credit Agreement, dated as of December 6, 2018, by and among the Company, Wells Fargo Bank, National Association, as agent, sole lead arranger and sole bookrunner, the lenders party thereto, Wells Fargo Capital Finance (UK) Limited, as UK security agent, Concrete Pumping Intermediate Acquisition Corp., Brundage-Bone Concrete Pumping Holdings, Inc. (f/k/a Concrete Pumping Merger Sub, Inc.), Brundage-Bone Concrete Pumping, Inc. and Eco-Pan, Inc., as US Borrowers, and Camfaud Concrete Pumps Limited and Premier Concrete Pumping Limited, as the UK borrowers (incorporated by reference to Exhibit 10.30 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
10.31	US Guaranty and Security Agreement, dated as of December 6, 2018, by each of the US ABL Borrowers and US ABL Guarantors in favor of Wells Fargo Bank, National Association, as agent (incorporated by reference to Exhibit 10.31 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
10.32	Guarantee and Debenture, dated as of December 6, 2018, by each of the UK ABL Borrowers and UK ABL Guarantors in favor of Wells Fargo Capital Finance (UK) Limited, as UK security agent (incorporated by reference to Exhibit 10.32 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
10.33	Pledge and Security Agreement, dated as of December 6, 2018, by Concrete Merger Sub Inc., as term loan borrower, and the guarantors in respect of the obligations under Term Loan Agreement, dated as of December 6, 2018, party thereto in favor of Credit Suisse AG, Cayman Islands Branch, as administrative agent (incorporated by reference to Exhibit 10.33 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
10.34	Guaranty Agreement, dated as of December 6, 2018, by the guarantors in respect of the obligations under Term Loan Agreement, dated as of December 6, 2018, party thereto in favor of Credit Suisse AG, Cayman Islands Branch as administrative agent (incorporated by reference to Exhibit 10.34 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
10.35	Stockholders Agreement, dated December 6, 2018, by and among the Company and the Investors party thereto (incorporated by reference to Exhibit 10.35 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
10.36	Letter Agreement, dated as of December 6, 2018, by and between the Company and Nuveen Alternative Advisors, LLC, on behalf of one or more funds and accounts (incorporated by reference to Exhibit 10.36 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
10.37	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.37 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
10.38	Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.38 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
99.1	Press Release (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
99.2	Investor Presentation (incorporated by reference to Exhibit 99.2 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
99.3	Concrete Pumping Holdings, Inc. Consolidated Financial Statements as of October 31, 2018 and 2017 and for the years ended October 31, 2018, 2017 and 2016.
99.4	Unaudited Pro Forma Condensed Combined Financial Information of the Company as of and for the year ended October 31, 2018.

80

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCRETE PUMPING HOLDINGS, INC.

	By:	/s/ Iain Humphries
Name: Iain Humphries
Title: Chief Financial Officer and Secretary

Dated: January 29, 2019